Exhibit 10.3
Execution Version
AMENDMENT NO. 3 TO CREDIT AGREEMENT
This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is entered into effective May 24, 2024 (the “Effective Date”), among B. Riley Financial, Inc., a Delaware corporation (“Ultimate Parent”), BR Financial Holdings, LLC, a Delaware limited liability company (the “Borrower”), each of the lenders from time to time parties hereto (the “Lenders”) and Nomura Corporate Funding Americas, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
R E C I T A L S:
WHEREAS, the Ultimate Parent, the Borrower, the Lenders, the Administrative Agent, and the Collateral Agent are parties to that certain Credit Agreement dated as of August 21, 2023 (as amended by that certain Amendment No. 1, dated as of October 6, 2023 and that certain Amendment No. 2, dated as of March 26, 2024, the “Credit Agreement”);
WHEREAS, pursuant to Section 9.01 of the Credit Agreement, the Ultimate Parent and the Borrower have requested the Administrative Agent and the Lenders agree to amend the Credit Agreement as hereinafter provided;
WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto are willing to agree to such amendments, all as hereinafter provided;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Rules of Construction. The rules of construction specified in Section 1.02 of the Credit Agreement shall apply to this Amendment, including the terms defined in the preamble and recitals hereto.
Section 2.Amendments to Credit Agreement and Schedules.
(a)The parties hereto (including the Lenders party hereto) agree that, effective as of the Effective Date, the Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.
(b)Schedule 1.01(a) to the Credit Agreement is hereby amended by adding the following rows at the end thereof.
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B. Riley Environmental Holdings, LLC	Private Asset	Clause (d) of the definition of “Eligible Private Asset”
Nogin Holdings, LLC	Private Asset	Clause (d) of the definition of “Eligible Private Asset”

Section 3.Conditions to Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the Effective Date:
(a)the Administrative Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Amendment from the Ultimate Parent, the Borrower, Lenders having Total Credit Exposure representing more than 66 2/3% of the Total Credit Exposures of all Lenders (disregarding the Total Credit Exposure of any Defaulting Lender) under the Credit Agreement and the Administrative Agent;
(b)both before and after giving effect to the provisions of this Amendment, no Default or Event of Default has occurred and is continuing;
(c)all reasonable and documented fees and expenses payable to the Administrative Agent in connection with this Amendment pursuant to Section 9.05 of the Credit Agreement (including the reasonable legal fees and expenses of Latham & Watkins LLP, counsel to the Administrative Agent) shall have been paid to the extent invoiced at least one (1) Business Day prior to the Effective Date
(d)the Borrower shall have paid the Amendment Fee to the Administrative Agent for the account of the Lenders; and
(e)all of the Equity Interests in B. Riley Environmental Holdings, LLC and Nogin Inc. (collectively, the “New Borrowing Base Assets”) shall have been transferred to a Borrowing Base Loan Party.

Section 4.Amendment Fee.
The Borrower hereby agrees to pay each Lender party hereto that holds (a) outstanding Term Loans on the Effective Date and/or (b) outstanding Revolving Loans or Revolving Commitments on the Effective Date, an amendment fee (such fee, the “Amendment Fee”) in an amount equal to 0.15% of the sum of (a) the aggregate principal amount of the Term Loans plus (b) the aggregate outstanding principal amount of Revolving Commitments (regardless of whether or not funded), in each case, held by such Lender on the Effective Date, which Amendment Fee shall be earned, due and payable on and subject to the occurrence of the Effective Date.

Section 5.Representations and Warranties.
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Each Loan Party party hereto hereby represents and warrants that as of the Effective Date, both before and after giving effect to the provisions of this Amendment, (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects and (ii) no Default or Event of Default has occurred and is continuing or would result from the transactions contemplated by this Amendment.
Section 6.Reference to and Effect on the Credit Agreement and the other Loan Documents.
(a)On and after the Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment and (ii) all references in each of the Loan Documents referring to the Credit Agreement shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
(b)The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties, as amended by this Amendment.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)On and after the effectiveness of this Amendment, this Amendment shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.
Section 7.Miscellaneous Provisions.
(a)Ratification. This Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.

(b)Governing Law; Submission to Jurisdiction, Waiver of Jury Trial, Etc. THIS AMENDMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 9.13 and 9.16 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

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(c)Severability. Section 9.09 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(d)Counterparts. This Amendment shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

(e)Section Headings. The Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(f)Costs and Expenses. The Borrower hereby agrees to pay and reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, all in accordance with Section 9.05 of the Credit Agreement.
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
B. RILEY FINANCIAL, INC., as Ultimate Parent

By: /s/ Phil Ahn
Name: Phillip Ahn
Title: Authorized Signatory

BR FINANCIAL HOLDINGS, LLC, as Borrower

By: /s/ Phil Ahn
Name: Phillip Ahn
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Administrative Agent

By: /s/ Nilesh Parikh
Name: Nilesh Parikh
Title: Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

[ Axos Bank ], as a Lender

By: /s/ David Park
Name: David Park
Title: Executive Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

AMERICAN LIFE & SECURITY CORP. FOR AND ON
BEHALF OF ITS CRESTLINE PF ACCOUNT

CRESTLINE PORTFOLIO FINANCING FUND II, L.P.

CRESTLINE MAPLE OPERATING TRUST (SERIES II)

CRESTLINE OPPORTUNISTIC CREDIT IA FUND, L.P. (PF)

CRESTLINE EAGLE CREEK, L.P. (FLS)

CRESTLINE STEPSTONE OPPORTUNISTIC CREDIT
MASTER FUND I, L.P.

CL FORGOTTEN COAST FUND, L.P.

AMERICAN LIFE & SECURITY CORP., FOR AND
ON BEHALF OF THE ALSC CL RE 1 MC ACCOUNT

CL LIFE AND ANNUITY INSURANCE COMPANY,
FOR AND ON BEHALF OF THE CL RE SP2 MC
ACCOUNT

CRESTLINE PF SENTRY FUND, SCSP, as Lenders

By: Crestline Management, L.P., investment manager
By: Crestline Investors, Inc., general partner

By: /s/ John Cochran
Name: John Cochran
Title: Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

HB FUND LLC, as a Lender

By: /s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory*

* Authorized Signatory
Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to HB Fund LLC

[Signature Page to Amendment No. 3 to Credit Agreement]

HB SPV I MASTER SUB LLC, as a Lender

By: /s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory*

* Authorized Signatory
Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to HB SPV I Master Sub LLC

[Signature Page to Amendment No. 3 to Credit Agreement]

Arch Insurance Company
Arch Reinsurance Company
Cavello Bay Reinsurance Limited
Arch Mortgage Insurance Company
United Guaranty Residential Insurance Company
Clarendon National Insurance Company
Endurance Assurance Corporation
Technology Insurance Company, Inc.
Wilton Reassurance Company
Eagle Point Defensive Income Partners LP
BlueCross BlueShield of Tennessee, Inc.
Eagle Point Defensive Income M LP
Wilcac Life Insurance Company
Sagicor Life Insurance Company
Healthfirst PHSP, Inc.
Wilton Reassurance Company (Wacker)
Arch Reinsurance Ltd.
Starr Indemnity and Liability Company
Volunteer State Health Plan, Inc.
Wesco Insurance Company
IOWA FARM BUREAU FEDERATION
Royal Neighbors of America
Healthfirst Health Plan, Inc.
Variety Children's Hospital d/b/a Nicklaus
Children's Hospital

as Lenders

By: Eagle Point Credit Management LLC as advisor

By: /s/ Taylor Pine
Name: Taylor Pine
Title: Principal

[Signature Page to Amendment No. 3 to Credit Agreement]

NOMURA SECURITIES (BERMUDA) LTD, as a Lender

By: /s/ Alison Dyer
Name: Alison Dyer
Title: President

[Signature Page to Amendment No. 3 to Credit Agreement]

SAGARD SENIOR LENDING PARTNERS
HOLDINGS II LP, BY ITS GENERAL PARTNER
SAGARD SENIOR LENDING PARTNERS
OFFSHORE GP LLC, by its sole member SAGARD CAPITAL PARTNERS MANAGEMENT CORP.

By: /s/ Adam Vigna
Name: Adam Vigna
Title: Chief Investment Officer

By: /s/ Michael Hassan
Name: Michael Hassan
Title: General Counsel and Secretary

SAGARD SENIOR LENDING PARTNERS
HOLDINGS II-U LP, BY ITS GENERAL
PARTNER SAGARD SENIOR LENDING
PARTNERS OFFSHORE-U GP LLC, by its sole member SAGARD CAPITAL PARTNERS MANAGEMENT CORP.

By: /s/ Adam Vigna
Name: Adam Vigna
Title: Chief Investment Officer

By: /s/ Michael Hassan
Name: Michael Hassan
Title: General Counsel and Secretary

THE CANADA LIFE ASSURANCE COMPANY,
BY ITS INVESTMENT MANAGER SAGARD
HOLDINGS MANAGER (US) LLC, by its sole member SAGARD CAPITAL PARTNERS MANAGEMENT CORP.

By: /s/ Adam Vigna
Name: Adam Vigna
Title: Chief Investment Officer

By: /s/ Michael Hassan
Name: Michael Hassan
Title: General Counsel and Secretary

[Signature Page to Amendment No. 3 to Credit Agreement]

EMPOWER SECURITIES HOLDINGS, LLC, BY
ITS INVESTMENT MANAGER SAGARD
HOLDINGS MANAGER (US) LLC, by its sole member SAGARD CAPITAL PARTNERS MANAGEMENT CORP.

By: /s/ Adam Vigna
Name: Adam Vigna
Title: Chief Investment Officer

By: /s/ Michael Hassan
Name: Michael Hassan
Title: General Counsel and Secretary

WEALTHSIMPLE PRIVATE CREDIT FUND 1
SUB LP, BY SAGARD HOLDINGS MANAGER
(US) LLC, as its Credit Manager

By: /s/ Adam Vigna
Name: Adam Vigna
Title: Chief Investment Officer

By: /s/ Michael Hassan
Name: Michael Hassan
Title: General Counsel and Secretary

[Signature Page to Amendment No. 3 to Credit Agreement]

Exhibit A
$600,000,000 CREDIT AGREEMENT,
dated as of August 21, 2023,
as amended by Amendment No. 1, dated as of October 6, 2023,
Amendment No. 2, dated as of March 26, 2024 and Amendment No. 3, dated as of May 24, 2024, among
B. Riley Financial, Inc.,
as Ultimate Parent,
BR Financial Holdings, LLC,
as Borrower,
THE LENDERS PARTY HERETO FROM TIME TO TIME
NOMURA CORPORATE FUNDING AMERICAS, LLC,
as Administrative Agent
and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Collateral Agent

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TABLE OF CONTENTS
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ANNEXES:
Annex A-1    Revolving Commitments
Annex A-2    Term Loan Commitments
SCHEDULES:
Schedule 1.01(a)    Approved Assets
Schedule 1.01(b)    Approved Transfer Restrictions
Schedule 1.01(c)    Brand Assets
Schedule 1.01(d)    Excluded Subsidiaries
Schedule 1.01(e)    Non-Ordinary Course Proceeds Exclusions
Schedule 3.07    Equity Interests
Schedule 3.16(a)    UCC Filing Jurisdictions
Schedule 3.24    Deposit Accounts and Securities Accounts
Schedule 4.01(a)    Closing Date Security Documents
Schedule 5.16    Post-Closing Undertakings
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.06    Existing Investments
Schedule 6.08    Existing Affiliate Transactions
Schedule 6.11    Existing Restrictive Agreements
Schedule 6.17    Restricted Transactions
EXHIBITS:
Exhibit A    Form of Compliance Certificate
Exhibit B    Perfection Certificate
Exhibit C    Form of Assignment and Assumption
Exhibit D-1    Form of Term Loan Note
Exhibit D-2    Form of Revolving Note
Exhibit E-1    Form of U.S. Tax Compliance Certificate
Exhibit E-2    Form of U.S. Tax Compliance Certificate
Exhibit E-3    Form of U.S. Tax Compliance Certificate
Exhibit E-4    Form of U.S. Tax Compliance Certificate
Exhibit F    Form of Borrowing Notice
Exhibit G    Form of Solvency Certificate
Exhibit H    Form of Subordinated Intercompany Note
Exhibit I    Form of Valuation Report
Exhibit J    Form of Borrowing Base Certificate
Exhibit K    Form of Waterfall Certificate
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CREDIT AGREEMENT, dated as of August 21, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among B. Riley Financial, Inc., a Delaware corporation (“Ultimate Parent”), BR Financial Holdings, LLC, a Delaware limited liability company (the “Borrower”), each of the lenders from time to time parties hereto (the “Lenders”), Nomura Corporate Funding Americas, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and Computershare Trust Company, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.
DEFINITIONS
1.1.Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.
“6 Brands” shall mean BR Brand Holdings, LLC.
“Account Control Agreement” shall mean, with respect to any Controlled Accounts, a customary account control agreement, in favor of the Collateral Agent and in form and substance reasonably satisfactory to the Administrative Agent, that (a) ensures, to the extent necessary under applicable laws, the perfection of a security interest in favor of the Collateral Agent on such Controlled Accounts, subject only to Permitted Liens, and (b) provides that, upon written notice from the Collateral Agent, such bank or financial institution shall comply with instructions originated by the Collateral Agent directing disposition of the funds in such Controlled Accounts without further consent by the applicable Loan Party.
“Accounting Change” shall mean any change occurring after the Closing Date in GAAP or in the application thereof.
“Acqui-Hire” shall mean the hiring of one or more groups of employees as a substitution for an acquisition (as reasonably determined by the Borrower in its good faith).
“Acquisition Related Obligations” shall mean obligations of the Ultimate Parent or any of its Subsidiaries with respect to any Permitted Acquisition entered into by the Ultimate Parent or such Subsidiary, in the form of seller performance payments, earn-outs or deferred purchase price (which, for the avoidance of doubt, shall not include any purchase price payments made on the closing date of any such Permitted Acquisition or any payments made by the Ultimate Parent or any of its Subsidiaries in connection with employment contracts entered into in connection with any Permitted Acquisition).

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“Adjusted Secured Asset Portfolio Value” shall mean, at any time of calculation, in each case, of the Borrowing Base Loan Parties, the sum of, without duplication:
(a)the Asset Value of Eligible First Lien Credit Assets after the application of the Excess Concentration Reduction, plus
(b)the Asset Value of Eligible Credit Assets (other than Eligible First Lien Credit Assets) after the application of the Excess Concentration Reduction, plus
(c)the Asset Value of Eligible Public Equities after the application of the Excess Concentration Reduction, plus
(d)the Asset Value of Eligible Private Assets after the application of the Excess Concentration Reduction, plus
(e)the Asset Value of Eligible Brand Assets after the application of the Excess Concentration Reduction, plus
(f)the Asset Value of Eligible Consumer Receivables Assets after the application of the Excess Concentration Reduction, plus
(g)100% of Qualified Cash as of such day.
The Asset Values used to calculate the “Adjusted Secured Asset Portfolio Value” shall be those set forth in the relevant Borrowing Base Certificate (including any pro forma Borrowing Base Certificate delivered pursuant to 5.14(b)). For the avoidance of doubt, no Portfolio Asset shall be included in the Adjusted Secured Asset Portfolio Value under more than one clause of the definition thereof.
“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall have the meaning set forth in the preamble hereto.
“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” shall mean each of the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning set forth in the preamble hereto.
“Amendment No. 1” shall mean that certain Amendment No. 1 to Credit Agreement, dated as of October 6, 2023 by and among Ultimate Parent, the Borrower, the Lenders party thereto and the Administrative Agent.

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“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Ultimate Parent, the Borrower or any Subsidiaries of Ultimate Parent from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, and other similar legislation in any other jurisdictions.
“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
“Applicable Margin” shall mean a rate per annum equal to (a) for SOFR Loans, 6.00% and (b) for Base Rate Loans, 5.00%.
“Approved Assets” shall mean the Portfolio Assets set forth on Schedule 1.01(a) and certain criteria set forth in the definition of “Eligible Credit Assets”, “Eligible First Lien Credit Assets”, “Eligible Private Assets”, “Eligible Public Equities”, “Eligible Brand Assets”, or “Eligible Consumer Receivables Assets”, as applicable, that shall not be applied to such Portfolio Assets.
“Approved Electronic Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Agent or Lender by means of electronic communications pursuant to Section 9.02(b) or Section 9.02(d), including through the Platform.
“Approved Fund” shall mean (a) any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender; and (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that either is administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor or is advised or sub-advised by any Lender or any Affiliate of a Lender.
“Approved Transfer Restrictions” shall mean Transfer Restrictions on any Public Equities (a) as set forth on Schedule 1.01(b) or (b) on account of (i) such Public Equities being “restricted securities” within the meaning of Rule 144, provided that (A) such Public Equities have a holding period for purposes of Rule 144(d) not exceeding one year as of the date such Public Equities are pledged as Collateral and (B) the Issuer of such Public Equities is not an “issuer” described in Rule 144(i)(1) or (ii) any Loan Party being an “affiliate” (as such term is defined in Rule 144) of the Issuer of such Public Equity.
“Asset Value” shall mean, on the relevant date of determination
(a)    with respect to any Credit Asset, the least of (i) the aggregate principal amount, including any capitalized interest of such Credit Asset as of the Closing Date but excluding any capitalized interest thereafter and (ii) the book value of such Credit Asset as determined by the Borrower in accordance with GAAP and (iii) for assets with a value of $30,000,000 or greater, the value set forth in the most recent Valuation Report preceding the relevant Borrowing Base Certificate,

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(b)    with respect to any Public Equities (other than warrants) (excluding Public Equities that would be “Eligible Public Equities” but for the application of clause (d) and/or clause (e) of the definition thereof) the closing price per share of the applicable Public Equity as quoted on the relevant exchange on which such Public Equity is traded for the trading day immediately prior to such date of determination,
(c)    with respect to any Private Assets or any Public Equities that would be “Eligible Public Equities” but for the application of clause (d) and/or clause (e) of the definition thereof, the lesser of (x) the book value of such Private Assets as determined by the Borrower in accordance with GAAP and (y) for assets with a value of $30,000,000 or greater, the value set forth in the most recent Valuation Report preceding the relevant Borrowing Base Certificate,
(d)    with respect to any Public Equity that is a warrant, the lesser of (A) the book value of such warrant and (B) the difference of (x) the closing price per share of the corresponding Public Equity for which such warrant is exercisable as quoted on the relevant exchange on which such Public Equity is traded for the trading day immediately prior to such date of determination minus (y) the per share exercise price of such warrant,
(e)    with respect to any Brand Assets, the lesser of (x) the book value of such Brand Assets as determined by the Borrower in accordance with GAAP and (y) for assets with a value of $30,000,000 or greater, the value set forth in the most recent Valuation Report preceding the relevant Borrowing Base Certificate, and
(f)    with respect to any Consumer Receivables Asset, the least of (i) the aggregate principal amount, (ii) the book value of such Consumer Receivables Asset as determined by the Borrower in accordance with GAAP and (iii) for assets with a value of $30,000,000 or greater, the value set forth in the most recent Valuation Report preceding the relevant Borrowing Base Certificate.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, when used with respect of any Sale and Leaseback, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, if such Sale and Leaseback results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

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“Average Utilization” shall mean, for any Interest Period, the quotient expressed as a percentage obtained by dividing (a) the average daily Total Revolving Outstanding Amount by (b) the average daily Total Revolving Commitments for such Interest Period.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Rate” shall mean, for any day, a per annum rate of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Adjusted Term SOFR (after giving effect to any Adjusted Term SOFR “floor”) that would be payable on such day for a SOFR Loan with a one-month interest period plus 1.00% and (d) 2.00%. Any change in the Base Rate due to a change in (x) the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate respectively, and (y) the Adjusted Term SOFR shall be effective as of the conclusion of the applicable one-month interest period.
“Base Rate Loan” shall mean a Loan bearing interest at a rate determined by reference to the Base Rate.
“Bebe” shall mean bebe stores, inc.
“Bebe Group” shall mean Bebe and its Subsidiaries.
“Bebe Group Assets” shall mean the Public Equities issues by Bebe.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.06(a).
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocked Person” shall have the meaning set forth in Section 3.20(b).
“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

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“Book-Entry Shares” shall mean, with respect to each Issuer, Public Equities that are “uncertificated securities” (within the meaning of Article 8 of the UCC) that are registered in the name of the securities intermediary on the books of the relevant Issuer and its transfer agent.
“Borrower” shall have the meaning set forth in the preamble hereto.
“Borrowing Base” shall mean, at any time of calculation, in each case, of the Borrowing Base Loan Parties:
(a)    the sum of, without duplication:
(b)    the product of (x) 60% and (y) the Asset Value of Eligible First Lien Credit Assets after the application of the Excess Concentration Reduction, plus
(c)    the product of (x) 40% and (y) the Asset Value of Eligible Credit Assets (other than Eligible First Lien Credit Assets) after the application of the Excess Concentration Reduction, plus
(d)    the product of (x) 40% and (y) the Asset Value of Eligible Public Equities after the application of the Excess Concentration Reduction, plus
(e)    the product of (x) 30% and (y) the Asset Value of Eligible Private Assets after the application of the Excess Concentration Reduction, plus
(f)    the product of (x) 60% and (y) the Asset Value of Eligible Brand Assets after the application of the Excess Concentration Reduction, plus
(g)    the product of (x) 60% and (y) the Asset Value of Eligible Consumer Receivables Assets, plus
(h)    100% of Qualified Cash as of such day, minus
(i)    any Reserves then in effect.
The Asset Values used to calculate the “Borrowing Base” shall be those set forth in the most recent Borrowing Base Certificate (including any pro forma Borrowing Base Certificate delivered pursuant to Section 5.14). For the avoidance of doubt, no Portfolio Asset shall be included in the Borrowing Base under more than one sub-clause of clause (a) of the definition thereof.
“Borrowing Base Certificate” shall mean a certificate from a Responsible Officer of the Borrower, in substantially the form of Exhibit J, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.
“Borrowing Base Loan Parties” shall mean BRF Finance Co., LLC, BRF Investments, LLC, B. Riley Brand Management, LLC and any Subsidiaries thereof other than any Specified Excluded Subsidiary.
“Borrowing Date” shall mean any Business Day specified by the Borrower in a Borrowing Notice as a date on which the relevant Lenders are requested to make Loans hereunder.

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“Borrowing Notice” shall mean, with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit F, delivered to the Administrative Agent.
“Brand Asset” shall mean each of the assets set forth on Schedule 1.01(c)
“Broker-Dealer and Wealth Management Subsidiaries” shall mean (a) the Wealth Management Subsidiary and B. Riley Securities, Inc., and (b) any other Subsidiary of the Borrower (other than a Loan Party or any parent entity of any Loan Party) that is (or is in the process of becoming) a “registered broker and/or dealer” under the Exchange Act or any analogous or similar foreign law or regulation that is designated after the Closing Date as a Broker-Dealer and Wealth Management Subsidiary.
“BRR2 Disposition” shall mean the sale and Disposition of B. Riley Receivables II, LLC or substantially all of its assets to FRG, to occur on or around the FRG Acquisition.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close; provided that if such day relates to any interest rate settings as to a SOFR Loan, any fundings, disbursements, settlements and payments in respect of any such SOFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such SOFR Loan, “Business Day” shall mean U.S. Government Securities Business Day.
“Canada Blocked Person” shall mean (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Finance Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.
“Capital Lease” shall mean all capital and finance leases that have been or are required to be, in accordance with GAAP as in effect on the Closing Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Closing Date.
“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Cash Equivalents” shall mean, as at any date of determination, any of the following:
(a)    marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (ii) issued by any agency of the United States of America and the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

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(b)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition and having a rating of at least A-1 from S&P or at least P-1 from Moody’s;
(c)    certificates of deposit, time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000 and (iii) has a rating of at least AA- from S&P and Aa3 from Moody’s;
(d)    commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(e)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;
(f)    securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; and
(g)    shares of money market, mutual or similar funds which (i) invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.
“CFC” shall mean a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean the occurrence of any of the following events:
(a)    any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding Bryant R. Riley, any Estate Planning Entity of Bryant R. Riley and any entity of which

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Bryant R. Riley or any Estate Planning Entity of Bryant R. Riley (or together) controls a majority of the voting and economic interests of such entity directly or indirectly) shall have (x) acquired beneficial ownership or control of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Ultimate Parent; or (y) obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Ultimate Parent;
(b)    Ultimate Parent shall cease to beneficially own and control directly 100% on a fully diluted basis of each class of outstanding Equity Interests of the Borrower;
(c)    the Borrower shall cease to beneficially own and control directly 100% on a fully diluted basis of each class of outstanding Equity Interests of BR Advisory & Investments, LLC;
(d)    BR Advisory & Investments, LLC shall cease to beneficially own and control directly 100% on a fully diluted basis of each class of outstanding Equity Interests of the Borrowing Base Loan Parties; or
(e)    any “change of control” or similar event (however denominated) shall occur under any indenture or other agreement with respect to Material Indebtedness of Ultimate Parent or any Subsidiary thereof.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments or Term Loan Commitments and (c) when used with respect to Loans, refers to whether such Loans are Revolving Loans or Term Loans.
“Closing Date” shall mean August 21, 2023.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, but in any event excluding Excluded Assets.
“Collateral Agent” shall have the meaning set forth in the recitals hereto.
“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment or Revolving Commitment.
“Commitment Fee” shall have the meaning set forth in Section 2.08(a).
“Commitment Fee Rate” shall mean, for any day, 1.00% per annum; provided, that on and after the first day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2023, the Commitment Fee Rate shall be determined based on the Average Utilization for the immediately preceding fiscal quarter (or portion thereof since the Closing Date in the case of the first such date) in accordance with the following grid (and shall remain in effect until the next change to be effected pursuant to this definition):

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Average Utilization	Commitment Fee Rate
< 33%	1.00%
>33% and < 66%	0.75%
> 66%	0.50%

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit A.
“Consumer Receivables Asset” shall mean assets that are whole-loan receivables in consumer credit card, revolving and installment accounts acquired from the banking institutions and merchants that originated the accounts and their assigns and collections and any proceeds in respect thereof.
“Contractual Obligation” shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” shall mean a Deposit Account or Securities Account subject to an Account Control Agreement pursuant to Section 5.15 or Section 5.16.
“Credit Asset” shall mean a commercial loan or bonds (including any Debtor-in-Possession Loan) owned by a Borrowing Base Loan Party.
“Credit Asset Collateral” shall mean, with respect to a Credit Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Credit Asset.
“Credit Asset Collections” shall mean all cash collections, distributions, payments or other amounts received, or to be received, by the Borrowing Base Loan Party from any Person in respect of any Credit Asset constituting Collateral, including all principal, interest, fees, distributions, recoveries and redemption and withdrawal proceeds payable to the Borrowing Base Loan Party under or in connection with any such Credit Assets and all Proceeds from any sale or disposition of any such Credit Assets, but excluding:
(a)    any amounts received by the Borrowing Base Loan Party from a Credit Asset Obligor or any other party obligated to make payments in respect of such Credit Asset following the sale of a Credit Asset by the Borrowing Base Loan Party that the Borrowing Base Loan Party is required to pay to the purchaser of such Credit Asset so long as such amounts are not included in the net proceeds reported to be received by the Borrowing Base Loan Party from such sale; and

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(b)    any amounts in respect of indemnities received by the Borrowing Base Loan Party but owing to parties other than such Borrowing Base Loan Party in accordance with the applicable Credit Asset Documents for any such Credit Asset.
“Credit Asset Document Checklist” shall mean an electronic or hard copy list delivered by the Borrowing Base Loan Party to the Administrative Agent that identifies each of the documents that is in the Borrowing Base Loan Party’s possession (or that may be readily obtained by the Borrowing Base Loan Party) and contained in each Credit Asset File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Administrative Agent related to a Credit Asset and includes the name of the Credit Asset Obligor with respect to such Credit Asset.
“Credit Asset Documents” shall mean, with respect to a Credit Asset, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Credit Asset is made; any promissory notes, if any, executed by a Credit Asset Obligor evidencing such Credit Asset and all other agreements or documents evidencing, securing, governing or giving rise to such Credit Asset.
“Credit Asset File” shall mean, with respect to each Credit Asset delivered, each of the Credit Asset Documents in the applicable Borrowing Base Loan Party’s possession (or that may be readily obtained by the Borrowing Base Loan Party) and in original or copy as identified on the related Credit Asset Document Checklist, and any other document delivered in connection therewith.
“Credit Asset Obligor” shall mean, in respect of any Credit Asset, any Person obligated to pay Credit Asset Collections in respect of such Credit Asset, including any applicable guarantors.
“Credit Extension” shall mean the making of a Loan (but not any continuation or conversion thereof).
“Credit Facilities” shall mean each of the Term Loan Facilities and the Revolving Facilities.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Debtor-in-Possession Loan” shall mean a loan made to a Credit Asset Obligor subject to Chapter 11 or (subject to the Administrative Agent’s consent) 15 of the Bankruptcy Code, which has been authorized pursuant to Section 364 of the Bankruptcy Code (or, subject to the Administrative Agent’s consent, an analogous or similar provision under a foreign Debtor Relief Law).
“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Defaulted Loan” shall mean any Credit Asset:
(a)    (i) with respect to which a default as to the payment of principal and/or interest has occurred and is continuing or (ii) to the extent such Credit Asset contains a financial maintenance covenant, with respect to which a default as to such financial maintenance covenant has occurred and is continuing, in each case, for more than 30 consecutive days;

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(b)    with respect to which a default as to the payment of principal and/or interest has occurred and is continuing for more than 30 consecutive days with respect to another full recourse debt obligation of the same Underlying Obligor with a principal amount in excess of the Threshold Amount secured by the same collateral as such Credit Asset and which is senior to, or pari passu with, such Credit Asset in security or priority of payment;
(c)    with respect to which the Credit Asset Obligor thereunder has become subject to proceeding under Debtor Relief Laws;
(d)    with respect to which there has been effected any distressed exchange or other distressed debt restructuring where the Credit Asset Obligor of such Credit Asset has offered the holder or holders thereof a new security or package of securities that, in the reasonable business judgment of the Administrative Agent, amounts to a diminished financial obligation; or
(e)    with respect to which the administrative agent, collateral agent or other secured parties in respect thereof have commenced foreclosure proceedings, accelerated the Credit Asset or otherwise exercised remedies with respect to material portions of the applicable Credit Asset Collateral.
“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that
(a)    has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due,
(b)    has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),
(c)    has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or
(d)    has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or

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permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC).
“Designated Exchange” shall mean any of The New York Stock Exchange, the NYSE MKT, The Nasdaq Global Market, The Nasdaq Global Select Market, the Nasdaq Capital Market, the London Stock Exchange, the Tokyo Stock Exchange, the Australian Stock Exchange, the Hong Kong Stock Exchange or the Toronto Stock Exchange, or (in each case) any successor thereto, and any other exchange that has been approved by the Required Lenders.
“Disposition” shall mean, with respect to any Property, any sale, lease, sublease, assignment, conveyance, transfer, exclusive license or other disposition thereof (including (i) by way of merger or consolidation, (ii) any Sale and Leaseback and (iii) any Synthetic Lease). The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Equity Interests” shall mean any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition,
(a)    require the scheduled payment of dividends in cash,
(b)    mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests and customary cash outs of fractional interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or
(c)    are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests (other than (i) following or conditioned on the prior Payment in Full or (ii) upon a “change in control”, asset sale, casualty event or other event); provided that any payment required pursuant to this clause (ii) is subject to the prior Payment in Full; provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by a Group Member in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dividend Reserve” shall mean a segregated Securities Account and/or Deposit Account held by the Borrower, which shall be designated as the Dividend Reserve by the Borrower to the Administrative

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Agent in writing, shall be subject to an Account Control Agreement and shall hold only the proceeds of the Loans funded to the Dividend Reserve pursuant to Section 5.11(iii) on the Closing Date (and thereafter no other amounts shall be deposited in the Dividend Reserve); provided that subject to Section 5.16, a Securities Account and/or Deposit Account existing as of the Closing Date held by the Borrower, which shall be designated by the Borrower to the Administrative Agent in writing may temporarily act as the Dividend Reserve.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any state of the United States or the District of Columbia.
“DTC” shall mean The Depository Trust Company or its successor.
“DTC Shares” shall mean Public Equities that are registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC, and are allowed to be settled through DTC’s regular book-entry settlement services.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 9.06(b)(iii), Section 9.06(b)(v) and Section 9.06(b)(vi) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).
“Eligible Brand Assets” shall mean all Brand Assets of a Borrowing Base Loan Party reflected in the most recently delivered Borrowing Base Certificate, except Brand Assets with respect to which any of the exclusionary criteria set forth below applies (except in the case of an applicable Approved Asset).  No Brand Asset shall be an Eligible Brand Asset if (except in the case of an applicable Approved Asset):
(a)    the applicable Borrowing Base Loan Party does not have good and valid legal and beneficial title to such Brand Asset, free and clear of any Lien (other than non-consensual Permitted Liens, Liens securing the Obligations hereunder, Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account and any purchase option, call or similar right of a third party with respect to securities);
(b)    the Collateral Agent’s Lien on such Brand Asset, for the benefit of itself and the other Secured Parties, is not a valid first priority perfected Lien (subject to non-consensual Permitted Liens, Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account and any purchase option, call or similar right of a third party with respect to securities, in each case, as to which the Administrative Agent shall establish a Reserve);
(c)    any of the representations or warranties in the Loan Documents with respect to such Brand Asset are untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue or inaccurate);
(d)    such Brand Asset (other than preferred equity interests in public companies), when combined with all other Equity Interests in the applicable Issuer, constitutes the majority voting or economic interests of the Equity Interests in the applicable Issuer, unless the Ultimate Parent is not required to, and does not, consolidate such Issuer on its financial statements;

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(e)    such Brand Asset is subject to any Restricted Transaction;
(f)    the Issuer of such Brand Asset is an obligor under any debt obligation with a principal amount in excess of the Threshold Amount (i) with respect to which a default as to the payment of principal and/or interest has occurred and is continuing or (ii) to the extent such debt obligation contains a financial covenant, with respect to which a default as to such financial covenant has occurred and is continuing, in each chase for more than 30 days;
(g)    the Issuer of such Brand Asset (or any material subsidiary thereof) has become subject to a proceeding under Debtor Relief Laws; or
(h)    the Underlying Obligor in respect of such Brand Asset (or any of its Subsidiaries) incurs, assumes or suffers to exist Indebtedness in a principal amount in excess of $10,000,000.
“Eligible Consumer Receivables Assets” shall mean all Consumer Receivables Assets of a Borrowing Base Loan Party reflected in the most recently delivered Borrowing Base Certificate, except Consumer Receivables Assets with respect to which any of the exclusionary criteria set forth below applies (except in the case of an applicable Approved Asset).  No Consumer Receivables Asset shall be an Eligible Consumer Receivables Asset if (except in the case of an applicable Approved Asset):
(a)    the applicable Borrowing Base Loan Party does not have good and valid legal and beneficial title to such Consumer Receivables Asset, free and clear of any Lien (other than non-consensual Permitted Liens, Liens securing the Obligations hereunder and Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account);
(b)    the Collateral Agent’s Lien on such Consumer Receivables Asset, for the benefit of itself and the other Secured Parties, is not a valid first priority perfected Lien (subject to non-consensual Permitted Liens and Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account, in each case, as to which the Administrative Agent shall establish a Reserve);
(c)    any of the representations or warranties in the Loan Documents with respect to such Consumer Receivables Asset are untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue or inaccurate);
(d)    the acquisition thereof (i) would (A) violate any applicable law on the date of acquisition by the Borrowing Base Loan Party, (B) violate any applicable law in any manner which would reasonably be expected to materially and adversely impact the value thereof on any date after the date of acquisition by the Borrowing Base Loan Party or (C) to the actual knowledge of a Responsible Officer of the Borrowing Base Loan Party or the Administrative Agent, cause the Administrative Agent or any Lender to fail to comply with any request or directive from any banking authority or governmental entity having jurisdiction over the Administrative Agent or such Lender or (ii) would cause the Borrowing Base Loan Party to be required to register as an “investment company” under Section 8 of the Investment Company Act;
(e)    the Borrowing Base Loan Party does not have all necessary franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities or otherwise necessary to acquire and own such Consumer Receivables Asset;

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(f)    any information provided by the Borrowing Base Loan Party (or its behalf) to the Administrative Agent in writing with respect to such Consumer Receivables Asset is not true, complete and correct in all material respects as of the date such information is provided; or
(g)    such Consumer Receivables Asset is subject to a Restricted Transaction.
“Eligible Credit Assets” shall mean all Credit Assets of a Borrowing Base Loan Party reflected in the most recently delivered Borrowing Base Certificate, except Credit Assets with respect to which any of the exclusionary criteria set forth below applies (except in the case of an applicable Approved Asset). No Credit Asset shall be an Eligible Credit Asset if (except in the case of an applicable Approved Asset):
(a)    the applicable Borrowing Base Loan Party does not have good and valid legal and beneficial title to such Credit Asset, free and clear of any Lien (other than non-consensual Permitted Liens, Liens securing the Obligations hereunder and Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account);
(b)    the Collateral Agent’s Lien on such Credit Asset, for the benefit of itself and the other Secured Parties, is not a valid first priority perfected Lien (subject to non-consensual Permitted Liens and Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account, in each case, as to which the Administrative Agent shall establish a Reserve);
(c)    any of the representations or warranties in the Loan Documents with respect to such Credit Asset are untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue or inaccurate);
(d)    such Credit Asset, (i) is a Structured Finance Obligation, a revolving loan, a letter of credit or bank guarantee, a construction loan or a project finance loan or a commitment to provide a Credit Asset (or otherwise results in the imposition of an obligation to fund future advances or payments to the Credit Asset Obligor by the Borrowing Base Loan Party (or otherwise imposes present or future, actual or contingent, monetary liabilities or obligations upon the Borrowing Base Loan Party)), in each case, other than the then-funded portion of any delayed draw term loan or revolving loan or (ii) the Credit Asset Collateral in respect of such Credit Asset is principally Margin Stock;
(e)    (i) the original term to maturity of such Credit Asset was more than seven years and (ii) as of the most recently delivered Borrowing Base Certificate, the current term to maturity of such Credit Asset was more than five years;
(f)    such Credit Asset, (i) is a Defaulted Loan, (ii) does not require interest payments at least semi-annually or (iii) is subject to any pending or threatened litigation or right or claim of rescission, set-off, netting, counterclaim or defense on the part of the related Credit Asset Obligor;
(g)    such Credit Asset, is not in “registered” form or does not constitute indebtedness for U.S. federal income tax purposes;
(h)    such Credit Asset is not capable of being transferred pursuant to customary documentation to and owned by the Borrowing Base Loan Party (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to customary restrictions for assets of the type constituting the Credit Assets (1) to the

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Collateral Agent, (2) to any assignee of the Collateral Agent permitted or contemplated under this Agreement, (3) to any Person at any foreclosure or strict foreclosure sale or other disposition initiated by a secured creditor in furtherance of its security interest and (4) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC);
(i)    the Credit Asset Documents in respect of such Credit Asset (i) are not governed by the laws of the United States (or the states thereof), (ii) do not constitute the legal, valid and binding obligations of the related Credit Asset Obligor thereunder and each guarantor thereof, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) are illegal or unenforceable (or the Credit Asset Obligor, a Governmental Authority or any other party, has alleged such illegality or unenforceability), (iv) contain restrictions on transfer which materially limit potential transferees (other than any such restrictions customary for assets of the type constituting Credit Assets), (v) contain confidentiality provisions that would prohibit the Administrative Agent, the Collateral Agent or the Lenders from accessing or receiving all material obligor information with regards to such Credit Asset (subject to customary confidentiality provisions) or (vi) subjects the Borrowing Base Loan Party to withholding tax, fee or governmental charge unless the Credit Asset Obligor is required to make “gross-up” payments constituting 100% of such withholding tax, fee or governmental charge on an after-tax basis;
(j)    if a Credit Asset Obligor in respect of such Credit Asset (i) is not a business entity (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization (and in the case of the primary borrower in respect of such Credit Asset, such jurisdiction of organization is not the United States), (ii) is not a legal operating entity or holding company, (iii) is a Governmental Authority or (iv) unless approved by the Administrative Agent in its Reasonable Credit Judgment, is an Affiliate of the Ultimate Parent;
(k)    such Credit Asset Collateral in respect of such Credit Asset, to the actual knowledge of the Borrowing Base Loan Party, has been used by the related Credit Asset Obligor (or any parent entity, subsidiary or Affiliate thereof) in any manner or for any purpose that would result in any material risk of liability being imposed upon the Administrative Agent, the Borrowing Base Loan Party or any Secured Party under any applicable law (as determined by such party in its reasonable discretion);
(l)    the acquisition thereof (i) would (A) violate any applicable law on the date of acquisition by the Borrowing Base Loan Party, (B) violate any applicable law in any manner which would reasonably be expected to materially and adversely impact the value thereof on any date after the date of acquisition by the Borrowing Base Loan Party or (C) to the actual knowledge of a Responsible Officer of the Borrowing Base Loan Party or the Administrative Agent, cause the Administrative Agent or any Lender to fail to comply with any request or directive from any banking authority or governmental entity having jurisdiction over the Administrative Agent or such Lender or (ii) would cause the Borrowing Base Loan Party to be required to register as an “investment company” under Section 8 of the Investment Company Act;
(m)    the Borrowing Base Loan Party does not have all necessary all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities or otherwise necessary to acquire and own such Credit Asset and enter into the Credit Asset Documents with respect to such Credit Asset;

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(n)    the Administrative Agent has not received the Credit Asset File in respect of such Credit Asset;
(o)    any information provided by the Borrowing Base Loan Party (or its behalf) to the Administrative Agent in writing with respect to such Credit Asset is not true, complete and correct in all material respects as of the date such information is provided; or
(p)    such Credit Asset is subject to a Restricted Transaction.
“Eligible First Lien Credit Assets” shall mean any (x) Eligible Credit Asset or (y) Debtor-in-Possession Loan that would be an “Eligible Credit Asset” but for the application of clause (c) of the definition of “Defaulted Loan”, in each case, except in the case of an applicable Approved Asset, that (i) is secured by all or substantially all of the personal and other property (subject to customary exceptions) of the obligors and guarantors in respect of such Credit Asset on a valid, perfected first-priority basis (and is not subject to an intercreditor agreement whereby the Lien on the collateral securing such Credit Asset is subordinated to another Lien) and (ii) does not permit the capitalization of periodic interest as principal (unless such Credit Asset also requires cash-pay interest of at least 4.00% per annum).
“Eligible Portfolio Assets” shall mean Eligible Credit Assets, Eligible First Lien Credit Assets, Eligible Public Equities, Eligible Private Assets, Eligible Brand Assets and Eligible Consumer Receivables Assets.
“Eligible Private Assets” shall mean (x) all Public Equities that would be “Eligible Public Equities” but for the application of clauses (d) and/or (e) of the definition thereof and (y) all Private Assets of a Borrowing Base Loan Party reflected in the most recently delivered Borrowing Base Certificate, except in the case of this clause (y), Private Assets with respect to which any of the exclusionary criteria set forth below applies (except in the case of an applicable Approved Asset). No Private Asset described in clause (y) shall be an Eligible Private Asset if (except in the case of an applicable Approved Asset):
(a)    the applicable Borrowing Base Loan Party does not have good and valid legal and beneficial title to such Private Asset, free and clear of any Lien (other than non-consensual Permitted Liens, Liens securing the Obligations hereunder, Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account and any purchase option, call or similar right of a third party with respect to securities);
(b)    the Collateral Agent’s Lien on such Private Asset, for the benefit of itself and the other Secured Parties, is not a valid first priority perfected Lien (subject to non-consensual Permitted Liens, Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account and any purchase option, call or similar right of a third party with respect to securities, in each case, as to which the Administrative Agent shall establish a Reserve);
(c)    any of the representations or warranties in the Loan Documents with respect to such Private Asset are untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue or inaccurate);
(d)    such Private Asset (other than preferred equity interests in public companies), when combined with all other Equity Interests in the applicable Issuer, constitutes the majority voting or

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economic interests of the Equity Interests in the applicable Issuer, unless the Ultimate Parent is not required to, and does not, consolidate such Issuer on its financial statements;
(e)    such Private Asset is subject to any Restricted Transaction;
(f)    the Issuer of such Private Asset is an obligor under any debt obligation with a principal amount in excess of the Threshold Amount (i) with respect to which a default as to the payment of principal and/or interest has occurred and is continuing or (ii) to the extent such debt obligation contains a financial covenant, with respect to which a default as to such financial covenant has occurred and is continuing, in each chase for more than 30 days; or
(g)    the Issuer of such Private Asset (or any material subsidiary thereof) has become subject to a proceeding under Debtor Relief Laws.
“Eligible Public Equities” shall mean all Public Equities of a Borrowing Base Loan Party reflected in the most recently delivered Borrowing Base Certificate, except Public Equities with respect to which any of the exclusionary criteria set forth below applies (except in the case of an applicable Approved Asset). No Public Equity shall be an Eligible Public Equity if (except in the case of an applicable Approved Asset):
(a)    the applicable Borrowing Base Loan Party does not have good and valid legal and beneficial title to such Public Equity, free and clear of any Lien (other than non-consensual Permitted Liens, Liens securing the Obligations hereunder, Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account and any purchase option, call or similar right of a third party with respect to securities);
(b)    such Public Equity is not held by the Borrower in a Controlled Account or the Collateral Agent’s Lien on such Public Equity, for the benefit of itself and the other Secured Parties, is not a valid first priority perfected Lien (subject to non-consensual Permitted Liens, Liens in favor of a bank, intermediary or custodian or similar entity arising in connection with any Deposit Account or Securities Account and any purchase option, call or similar right of a third party with respect to securities, in each case, as to which the Administrative Agent shall establish a Reserve);
(c)    any of the representations or warranties in the Loan Documents with respect to such Public Equity are untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue or inaccurate);
(d)    the Market Capitalization of the Issuer is less than $150,000,000;
(e)    such Public Equity is not listed on a Designated Exchange;
(f)    such Public Equity is not any of (i) a Book-Entry Share, (ii) a DTC Share with an unrestrictive CUSIP, or (iii) a warrant (x) where the corresponding Public Equity for which such warrant is exercisable would otherwise qualify as an Eligible Public Equity (without giving effect to clauses (a), (b) or (c) of this definition) and (y) the exercise of which is not subject to any contingency or condition;
(g)    such Public Equity is subject to (A) any Transfer Restriction, except Approved Transfer Restrictions or otherwise approved by the Administrative Agent, (B) any Lien (other than Permitted Liens) or (C) any Restricted Transaction;

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(h)    such Public Equity is not duly authorized, validly issued, fully paid and non-assessable; or
(i)    such Public Equity, when combined with all other Equity Interests in the applicable Issuer, constitutes the majority voting or economic interests of the Equity Interests in the applicable Issuer, unless the Ultimate Parent is not required to, and does not, consolidate such Issuer on its financial statements.
“Environmental Laws” shall mean any and all laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety) as it relates to exposure to Materials of Environmental Concern, or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, reasonable attorney or consultant fees or indemnities) resulting from or based upon (a) non-compliance with any Environmental Law or any Environmental Permit, (b) exposure to any Materials of Environmental Concern, (c) Release or threatened Release of any Materials of Environmental Concern, (d) any investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority (including without limitation Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” shall mean any and all Permits required under any Environmental Law.
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity interests.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate of the Group Members shall continue to be considered an ERISA Affiliate of the Group Members within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any Group Member and with respect to

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liabilities arising after such period for which any Group Member could be liable under the Code or ERISA.
“ERISA Event” shall mean:
(a)    a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation in effect on the date hereof);
(b)    the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan, whether or not waived;
(c)    the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan;
(d)    the termination of any Single Employer Plan or the withdrawal or partial withdrawal of any Group Member from any Single Employer Plan or Multiemployer Plan;
(e)    a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA);
(f)    a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA;
(g)    the receipt by any Group Member or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan;
(h)    the adoption of any amendment to a Single Employer Plan that would require the provision of security pursuant to Section 436(f) of the Code;
(i)    the receipt by any Group Member or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Group Member or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA;
(j)    the failure by any Group Member or any of their respective ERISA Affiliates to make a required contribution to a Multiemployer Plan;
(k)    the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in material liability to any Group Member;
(l)    the receipt from the IRS of notice of disqualification of any Plan intended to qualify under Section 401(a) of the Code, or the disqualification of any trust forming part of any Plan intended to qualify for exemption from taxation under Section 501(a) of the Code;
(m)    the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Single Employer Plan;

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(n)    the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Group Member or any of their respective ERISA Affiliates in connection with any Plan; or
(o)    the occurrence of an act or omission which could give rise to the imposition on any Group Member or any of their respective ERISA Affiliates of any fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan.
“Erroneous Payment” has the meaning assigned to it in Section 8.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.11(c).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.11(c).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.11(c).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(c).
“Estate Planning Entity” shall mean, with respect to any individual, (a) any trust, the beneficiaries of which are primarily such individual and/or any Immediate Family Relative, or (b) any corporation, partnership, limited liability company or other entity that is primarily owned and controlled, directly or indirectly, by such individual, any Immediate Family Relative and/or any of the persons described in clause (a).
“Event of Default” shall mean any of the events specified in Section 7.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excess Concentration Reduction” shall mean the reduction in the Asset Value of the relevant Portfolio Asset(s) such that:
(a)    first:
    (i)    in the case of the Underlying Obligor whose contribution to the Total Secured Asset Portfolio Value is the largest, a reduction such that such contribution does not exceed 25% of the Total Secured Asset Portfolio Value,
    (ii)    in the case of the Underlying Obligors whose contributions to the Total Secured Asset Portfolio Value are the second and third largest, a reduction such that the contribution of each such Underlying Obligor does not exceed 10% of the Total Secured Asset Portfolio Value,
(b)    second:
    (i)    in the case of the Underlying Obligors whose contributions to the Total Secured Asset Portfolio Value are the first through fifth largest, a reduction in amount such that such contribution (in the aggregate) does not exceed 60% of the Total Secured Asset Portfolio Value,
    (ii)    in the case of any Underlying Obligor other than the first through fifth largest, a reduction in amount such that it does not exceed 6% of the Total Secured Asset Portfolio Value,

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(c)    third, in the case of any Eligible Portfolio Assets that are Materially Modified Credit Assets, a reduction in the amount such that the contribution of Materially Modified Credit Assets does not exceed 15% of the Total Secured Asset Portfolio Value,
(d)    fourth, in the case of any Eligible Portfolio Assets that are Debtor-in-Possession Loans, a reduction in the amount such that the contribution of Debtor-in-Possession Loans does not exceed 10% of the Total Secured Asset Portfolio Value,
(e)    fifth, in the case of any Eligible Public Equities and Eligible Private Assets that are instruments other than common equity or preferred equity, a reduction in the amount such that the contribution of such Eligible Public Equities and Eligible Private Assets does not exceed $50,000,000, and
(f)    sixth, in the case of any Eligible Consumer Receivables Assets, a reduction in the amount such that the contribution of Eligible Consumer Receivables Assets does not exceed 15% of the Total Secured Asset Portfolio Value.
For the purposes of determining the Excess Concentration Reduction, (i) reductions in the Asset Values of Eligible Portfolio Assets applied in prior steps shall be given effect for calculating Excess Concentration Reduction in subsequent steps, (ii) in calculating percentages for the purposes of determining the Excess Concentration Reduction, the Total Secured Asset Portfolio Value shall not be reduced by reductions applied by the definition hereof (i.e. the denominator for determining percentages remains fixed), (iii) a reduction applied to the Eligible Portfolio Assets of more than one Underlying Obligor shall be applied ratably across such Underlying Obligors based on the Asset Values attributable to such Underlying Obligors and (iv) a reduction applied to the Eligible Portfolio Assets of any Underlying Obligor shall be applied ratably across any Eligible Portfolio Asset attributable to such Underlying Obligor based on the Asset Values of such Eligible Portfolio Assets.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Account” shall mean any Deposit Account or Securities Account
(a)    exclusively used for payroll, payroll taxes, or other employee wage and benefit payments for the benefit of the account holder’s or its affiliates’ employees,
(b)    exclusively used for the making of disbursements in satisfaction of accounts payable as such accounts payable become due in the ordinary course of business and not for purposes of maintaining a balance,
(c)    in which the funds consist solely of funds held in trust or pursuant to customary escrow or agency arrangements,
(d)    used for the sole purpose of paying taxes, including sales taxes,
(e)    that are zero balance accounts,
(f)    any cash collateral account established for the benefit of a letter of credit issuer and/or hedging counterparty,
(g)    any cash collateral account established in respect of a Permitted Lien, or

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(h)    containing an average daily balance (including the value of cash and other assets) for any 30 day period equal to or less than $1,000,000; provided that the aggregate of the average daily balances (including the value of cash and other assets) for any 30 day period for Excluded Accounts pursuant to this clause (h) shall not exceed $20,000,000;
provided that no Deposit Account or Securities Account of a Borrowing Base Loan Party shall be an Excluded Account.
“Excluded Assets” shall mean:
(a)    any fee owned Real Property, any leasehold rights and interests in Real Property and any fixtures affixed to any Real Property to the extent a security interest in such fixtures may not be perfected by the filing of a UCC financing statement in the jurisdiction of organization (or other location of a grantor under Section 9-307 of the UCC) of the applicable grantor (other than proceeds of enforcement of a Credit Asset);
(b)    commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000;
(c)    governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Requirements of Law or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained or consent of a third party that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, other than to the extent such prohibition or limitation on possessing a security interest therein is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition or limitation;
(d)    any lease, license, Permit or agreement to the extent that a grant of a security interest therein (i) is prohibited by applicable Requirements of Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition or (ii) to the extent and for so long as it would violate or invalidate the terms thereof (in each case, after giving effect to the relevant provisions of the UCC or other applicable Requirements of Law) or would give rise to a termination right of an unaffiliated third party thereunder or require consent of an unaffiliated third party thereunder (except to the extent such provision is overridden by the UCC or other Requirements of Law);
(e)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of or render void or voidable, or result in the cancellation of, such intent-to-use trademark application or any registration that may issue therefrom under applicable federal law;
(f)    (i) as-extracted collateral, (ii) timber to be cut, (iii) farm products, (iv) manufactured homes and (v) healthcare insurance receivables;
(g)    any particular asset, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any grantor as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent;

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(h)    letter-of-credit rights not in excess of $500,000 or to the extent a security interest therein cannot be perfected by the filing of UCC-1 financing statements;
(i)    Excluded Equity Interests; and
(j)    particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the Borrower in writing, the cost of creating a pledge or security interest in such assets exceed the fair market value thereof (as determined by the Borrower in its reasonable judgement) or the practical benefits to be obtained by the Lenders therefrom;
provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (i) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (i)) and no Excluded Assets shall be included in the calculation of the Borrowing Base.
“Excluded Equity Interests” shall mean:
(a)    any Equity Interests in any other Person, to the extent (x) the Organizational Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests (so long as, in respect of such prohibition or restriction, such prohibition or restriction is not incurred in contemplation of such Equity Interests constituting Pledged Equity Interests), (y) the pledge of such Equity Interests (i) is otherwise prohibited or restricted by applicable Law which would require governmental (including regulatory) consent, approval, license or authorization to be pledged, (ii) would require consent from any third party (other than the Ultimate Parent or any of its Subsidiaries) under any contractual obligation existing on the Closing Date or on the date any Subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is not incurred in contemplation of such acquisition and except to the extent such prohibition is overridden by anti-assignment provisions of the UCC) or (iii) is prohibited or restricted by any agreement with a third party (other than the Ultimate Parent or any of its Subsidiaries) (provided that any such Equity Interest shall cease to be an Excluded Equity interest at such time as such prohibition or restriction ceases to be in effect) or (z) the pledge of such Equity Interests would result in a change of control or repurchase obligation in favor of a third party (other than a Loan Party or any Subsidiary thereof) (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity);
(b)    [reserved];
(c)    any Equity Interest, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Loan Party as reasonably agreed by the Borrower and the Administrative Agent;
(d)    [reserved];
(e)    any Equity Interest with respect to which the Administrative Agent and Borrower reasonably agree that the costs of pledging, perfecting or maintaining the pledge in respect of such Equity Interest hereunder exceeds the fair market value thereof or the practical benefit to the Lenders afforded (or proposed to be afforded) thereby;
(f)    any Equity Interest otherwise constituting an Excluded Asset; and

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(g)    any voting Equity Interest in excess of 65.0% of such issued and outstanding Equity Interests of (i) each Subsidiary that is a CFC and (ii) each Subsidiary that is a FSHCO.
“Excluded Perfection Assets” shall mean:
(a)    motor vehicles, airplanes and other assets subject to certificates of title or ownership;
(b)    letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement or another method that is required by the Security Documents for such other Collateral;
(c)    Excluded Assets;
(d)    any assets located outside of the United States if the perfection of the security interest therein would require any Loan Party to complete any filings or take any other action with respect thereto in any jurisdiction outside of the United States or any political subdivision thereof (including, for the avoidance of doubt, delivery of foreign equity certificates); and
(e)    particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the Borrower, the cost of perfecting a pledge or security interest in such assets exceed the practical benefits to be obtained by the Lenders therefrom.
“Excluded Subsidiaries” shall mean
(a)    any Immaterial Subsidiary,
(b)    any special purpose securitization vehicle (or similar entity),
(c)    any captive insurance Subsidiary,
(d)    any not-for-profit Subsidiary,
(e)    any Subsidiary that is prohibited or restricted by applicable law from guaranteeing the Credit Facilities, or which would require governmental (including regulatory) consent, license or authorization to provide a guarantee unless, such consent, license or authorization has been received,
(f)    a Subsidiary that is prohibited or restricted from guaranteeing the Credit Facilities by any Contractual Obligation permitted hereunder in existence on the Closing Date for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation of this exclusion and for so long as any such Contractual Obligation exists),
(g)    the Specified Excluded Subsidiaries,
(h)    any Domestic Subsidiary that is (i) a FSHCO or (ii) a direct or indirect Subsidiary of a CFC,
(i)    any CFC,

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(j)    any Broker-Dealer and Wealth Management Subsidiary,
(k)    any other Subsidiary with respect to which the Administrative Agent and Borrower reasonably agree that the costs or other consequences (including Tax consequences) of providing a guarantee of or granting Liens to secure the Obligations are excessive in relation to the value to be afforded thereby, and
(l)    the Real Estate Subsidiaries;
provided that no Borrowing Base Loan Party shall be an Excluded Subsidiary. The Excluded Subsidiaries as of the Closing Date are set forth on Schedule 1.01(d).
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or in this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same as been, or shall hereafter be, renewed, extended, amended or replaced.
“Existing Credit Agreement Refinancing” shall mean repayment in full of the Indebtedness and other obligations under, the termination of and the release of guarantees, Liens and security interests in connection with, the Credit Agreement, dated June, 23, 2021 among Ultimate Parent, the Borrower, BR Advisory & Investments, LLC, Nomura Corporate Funding Americas, LLC, as administrative agent thereunder, and Wells Fargo Bank, N.A., as collateral agent thereunder, and the lenders party thereto, as the foregoing may be amended or otherwise modified from time to time.
“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” shall mean (a) the fee letter, dated as of the date hereof, between the Borrower and the Administrative Agent and (b) the schedule of fees of the Collateral Agent, accepted by the Borrower on August 17, 2023.
“Floor” shall mean 1.00%.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“FRG” shall mean Franchise Group, Inc.
“FRG Acquisition” shall mean the acquisition by the Ultimate Parent directly or indirectly of 24.51 % of the stock of FRG pursuant to and in accordance with the terms set forth in the FRG Acquisition Agreement and the transactions and agreements contemplated thereby.
“FRG Acquisition Agreement ” shall mean the Agreement and Plan of Merger dated May 10, 2023, among FRG, Freedom VCM, Inc. and Freedom VCM Subco, Inc., without giving effect to any amendment, waiver or other modification thereto.
“FSHCO” shall mean any direct or indirect Subsidiary of the Borrower that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more CFCs or other FSHCOs.
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” shall mean any permit, license, authorization, certification, registration, approval, clearance, plan, directive, marking, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” shall have the meaning set forth in Section 9.06(f).
“Group Member” shall mean each of Ultimate Parent and its Subsidiaries and “Group Members” shall refer to each such Person, collectively; provided that so long as Bebe is not a wholly-owned Subsidiary of the Ultimate Parent, members of the Bebe Group shall not be “Group Members”.

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“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the date hereof and executed and delivered by Ultimate Parent, the Borrower, each other Guarantor, the Administrative Agent and the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Guarantee Obligation” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of (x) the guaranteeing person or (y) another Person (including any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent,
(a)    to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(b)    to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(c)    to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(d)    otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;
provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).
The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Guarantors” shall mean the collective reference to Ultimate Parent, each Subsidiary of the Borrower that guarantees the Obligations pursuant to the Guarantee and Collateral Agreement as of the Closing Date and each other Person who guarantees the Obligations pursuant to Section 5.12.
“Highest Lawful Rate” shall mean the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

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“Historical Audited Financial Statements” shall mean the audited consolidated balance sheets of Ultimate Parent and its Subsidiaries as at the end of the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022 and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal years, including the notes thereto.
“Historical Borrower Financial Statements” shall mean the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of the fiscal years ended December 31, 2021 and December 31, 2022 and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal years.
“IFRS” shall mean international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Illegality Notice” shall have the meaning set forth in Section 2.15.
“Immaterial Subsidiary” shall mean any Subsidiary (other than a Borrowing Base Loan Party) designated by the Borrower as an Immaterial Subsidiary that does not, on the date of such designation, (a)(i) have total assets representing 5% or more of the total assets of the Group Members, determined on a consolidated basis in accordance with GAAP, as of the last day of the fiscal quarter of the Ultimate Parent most recently ended for which financial statements are delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable (such quarter end date, the “Test Date”) or (ii) generate (or would not have generated, if newly formed, created or acquired) 5% or more of the total revenues and operating income for the most recent Test Period of the Group Members, on a consolidated basis or (b)(i) have, together with all Subsidiaries designated as Immaterial Subsidiaries, total assets representing 5% or more of the total assets of the Group Members, determined on a consolidated basis in accordance with GAAP, as of the Test Date or (ii) generate (or would not have generated, if newly formed, created or acquired), together with all Subsidiaries designated as Immaterial Subsidiaries, 5% or more of the total revenues and operating income for the most recent Test Period of the Group Members, on a consolidated basis. Any Subsidiary of the Borrower previously designated as an Immaterial Subsidiary that, as of the last Test Date, no longer meets the requirements set forth in clauses (a) or (b) in the preceding sentence (substituting 10% for 5% in clause (b)) shall no longer constitute an Immaterial Subsidiary at the time of the delivery of such financial statements and the Borrower shall cause such Subsidiary to become a Loan Party pursuant to Section 5.12; provided if any such Subsidiary is required to become a Loan Party the Borrower shall cause any other Immaterial Subsidiaries to become Loan Party such that clause (b) (for the avoidance of doubt, without substituting 10% for 5%) would be satisfied after giving effect thereto. Notwithstanding the foregoing, no Borrowing Base Loan Party may be designated as an Immaterial Subsidiary.
“Immediate Family Relative”: an individual’s lineal descendants (including any such descendants by adoption), siblings, parents, spouse, former spouses, current civil union partner, former civil union partners and the estates, guardians, custodians or other legal representatives of any of the foregoing.
“Indebtedness” shall mean, of any Person at any date, without duplication,
(a)    all indebtedness of such Person for borrowed money,
(b)    all obligations of such Person for the deferred purchase price of Property or services, including Acquisition Related Obligations; provided that Indebtedness shall not include (i) Acquisition

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Related Obligations, until such obligations are earned and recorded as a liability in accordance with GAAP on the balance sheet of such Person and (ii) in an aggregate amount not to exceed $30,000,000, obligations related to Acqui-Hires, except to the extent such obligations constitute Acquisition Related Obligations,
(c)    all obligations of such Person evidenced by notes, bonds, debentures, loan agreements or other similar instruments,
(d)    all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business,
(e)    all Capital Lease Obligations, Purchase Money Obligations or Attributable Indebtedness of such Person,
(f)    all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities,
(g)    all obligations of such Person in respect of Disqualified Equity Interests of such Person,
(h)    all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above,
(i)    all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and
(j)    for the purposes of Section 6.01 and Section 7.01(e) only, all obligations of such Person in respect of Swap Contracts;
provided, that Indebtedness shall not include (i) trade payables and accrued expenses arising in the ordinary course of business, (ii) prepaid or deferred revenue arising in the ordinary course of business, (iii) Indebtedness of any direct or indirect parent entity appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP, and (iv) any preferred equity of Ultimate Parent outstanding as of the Closing Date and any preferred equity of the Ultimate Parent (other than Disqualified Equity Interests) issued after the Closing Date to the extent the net proceeds of such preferred equity is used pursuant to Section 6.05(i).
“Indemnified Liabilities” shall have the meaning set forth in Section 9.05(b).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning set forth in Section 9.05(b).

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“Intellectual Property” shall mean the collective reference to all intellectual property, whether arising under United States of America, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, know-how, trade secrets, and all rights to sue at law or in equity for any infringement or other violations thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Security Agreements” shall have the meaning set forth in the Guarantee and Collateral Agreement.
“Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Operating EBITDA for such Test Period to (b) Interest Expense for such Test Period.
“Interest Expense” shall mean, with respect to any period, total consolidated cash interest expense (including interest attributable to Capital Lease Obligations in accordance with GAAP and accrued interest payable in cash, but excluding interest expense attributable to securities lending and loan participations sold) of the Group Members for such period, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Group Members and any cash dividend or distribution payments on account of preferred equity of the Ultimate Parent. For purposes of the foregoing, interest expense shall be determined after giving effect to any net cash payments made or received by the Group Members in respect of Swap Contracts relating to interest rate protection. For purposes of determining Interest Expense for any period that includes the quarterly periods ending December 31, 2023, March 31, 2023 and June 30, 2023, the Interest Expense for each such quarterly period shall be (a) Interest Expense for the fiscal quarter ended December 31, 2023, multiplied by 4, (b) Interest Expense for the two consecutive fiscal quarters ended March 31, 2024, multiplied by 2 and (c) Interest Expense for the three consecutive fiscal quarters ended June 30, 2024, multiplied by 4/3, respectively.
“Interest Payment Date” shall mean:
(a)    as to any SOFR Loan, the last day of each Interest Period applicable to such SOFR Loan and the final maturity date of such SOFR Loan; provided, however, that, if any Interest Period for a SOFR Loan is longer than three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b)    as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the applicable Maturity Date of such Loan.
“Interest Period” shall mean, with respect to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date that is three months thereafter; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(b)    any Interest Period pertaining to a SOFR Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and

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(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:
(a)    the purchase or other acquisition of Equity Interests or debt or other securities of another Person,
(b)    a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or
(c)    the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person;
provided that the following shall not constitute an Investment: intercompany advances between and among Group Members relating to their cash management, tax and accounting operations in the ordinary course of business.
For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but reduced by cash returns actually received on such Investment.
“IRS” shall mean the United States Internal Revenue Service.
“Issuer” shall mean, with respect to any Private Asset, Public Equity or Brand Asset, the issuer thereof.
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Term Loan, Term Loan Commitment, or Revolving Commitment.
“Lenders” shall have the meaning set forth in the preamble hereto.
“Lien” shall mean, with respect to any property:
(a)    any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference in the nature of a security interest, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law,
(b)    the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), and
(c)    in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

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“Liquidity” shall mean the sum of (x) Specified Unrestricted Cash plus (y) the difference of (A) the lesser of (1) the Total Revolving Commitments and the (2) Borrowing Base then in effect minus (B) the Total Revolving Outstanding Amount.
“Loan” shall mean any extension of credit by a Lender to the Borrower under this Agreement in the form of a Term Loan or Revolving Loan.
“Loan Documents” shall mean, collectively, (i) this Agreement, (ii) the Notes, (iii) the Security Documents, (iv) the Fee Letters, and (v) all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Loan Party for the benefit of any Agent or Lender in connection herewith on or after the date hereof.
“Loan Parties” shall mean, collectively, the Borrower and each Guarantor.
“Margin Stock” shall have the meaning assigned to the term “margin stock” under Section 222.1 of Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Market Capitalization” shall mean an amount equal to:
(a)    the total number of issued and outstanding shares of common Equity Interests of the Issuer as of the date of determination multiplied by
(b)    the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests is traded for the thirty (30) consecutive trading days immediately preceding the date of determination.
“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of the Group Members taken as a whole; (b) the ability of the Loan Parties taken as whole to perform their payment obligations under the Loan Documents; (c) the legality, validity, binding effect or enforceability against any Loan Party of this Agreement or any other Loan Document to which it is a party; or (d) the rights and remedies of any Agent or the Lenders or other Secured Parties (taken as a whole) under any Loan Document (other than as a result of circumstances specific to such Person).
“Material Indebtedness” shall mean Indebtedness (other than the Obligations) of any Group Member in an individual principal amount greater than the Threshold Amount.
“Material Nonpublic Information” shall mean information regarding an Issuer and its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold any of such Issuer’s shares.
“Materially Modified Credit Assets” shall mean any Eligible Credit Asset that, without the consent of the Administrative Agent in its Reasonable Credit Judgment, has been amended pursuant to an amendment (i) intended to waive or avoid an event of default, (ii) that delays or reduces regularly scheduled payments of interest or principal, (iii) that modifies any financial maintenance covenant to the extent less favorable to the Lenders, (iv) extends the maturity thereof for a period longer than one year (other than on the basis of good performance), (v) entered into in contemplation of evading the

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exclusionary criteria set forth in the definition of “Eligible Credit Asset”, (vi) that releases or subordinates all or substantially all of the collateral or guarantees under such Credit Asset, (vii) that modifies voting percentages or (viii) that alters the “waterfall” or pro rata sharing provisions, in either case of clause (vii) or (viii) in a manner adversely affecting the applicable Borrowing Base Loan Party as reasonably determined by the Administrative Agent.
“Materials of Environmental Concern” shall mean any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law.
“Maturity Date” shall mean the Term Loan Maturity Date or the Revolving Termination Date, as applicable.
“Maximum Loan Value” shall mean, the sum of, without duplication, the following and, in each case, to the extent constituting Collateral:
(a)    60% of the Asset Value of all Eligible First Lien Credit Assets and all other Credit Assets that would constitute Eligible First Lien Credit Assets if owned by a Borrowing Base Loan Party, plus
(b)    40% of the Asset Value of all Eligible Credit Assets (other than Eligible First Lien Credit Assets) and all other Credit Assets that would constitute Eligible Credit Assets (but not Eligible First Lien Credit Assets) if owned by a Borrowing Base Loan Party, plus
(c)    40% of the Asset Value of all Eligible Public Equities and all other Public Equities that would constitute Eligible Public Equities if owned by a Borrowing Base Loan Party, plus
(d)    30% of the Asset Value of all Eligible Private Assets and all other Private Assets that would constitute Eligible Private Assets if owned by a Borrowing Base Loan Party, plus
(e)    60% of the Asset Value of Eligible Brand Assets and all other Brand Assets that would constitute Eligible Brand Assets if owned by a Borrowing Base Loan Party, plus
(f)    60% of the Asset Value of Eligible Consumer Receivables Assets and all other Consumer Receivables Assets that would constitute Eligible Consumer Receivables Assets if owned by a Borrowing Base Loan Party, plus
(g)    100% of Qualified Cash, plus
(h)    in the case of all other Collateral (excluding puts, calls or combinations thereof that do not qualify as Margin Stock), an amount equal to the Good Faith Loan Value (as defined in Section 221.2 of Regulation U) of such Collateral.
provided, that, notwithstanding anything to the contrary, the Maximum Loan Value attributed to Margin Stock shall not exceed 50% of the Current Market Value (as defined in Section 221.2 of Regulation U) of such Margin Stock. For the avoidance of doubt, no Portfolio Asset shall be included in the Maximum Loan Value under more than one clause of the definition thereof.
“Moody’s” shall mean Moody’s Investor Service, Inc. and any successor thereto.

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“Multiemployer Plan” shall mean a Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
“Net Asset Value” shall mean, as of any date of determination with respect to any Person,
(a)    the total assets of such Person, minus
(b)    the total liabilities, but excluding the Obligations, of such Person in each case, as such amount would, in conformity with GAAP, be set forth on the balance sheet of such Person.
“Net Cash Proceeds” shall mean
(a)    in connection with any Disposition or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) actually received by any Group Member, net of
(b)    attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Disposition or Recovery Event (other than any Lien pursuant to a Security Document or any Lien on all or any part of the Collateral), and other customary fees and expenses actually incurred by any Group Member in connection therewith;
(c)    taxes paid or reasonably estimated to be payable by any Group Member as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(d)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by any Group Member, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and
(e)    the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of any Group Member as a result thereof; provided further that in the case of a Recovery Event, such amounts shall be excluded to the extent that (1) no Default or Event of Default shall have occurred and be continuing and (2) the Subsidiary whose property was the subject of such Recovery Event shall invest such Net Cash Proceeds within 360 days of receipt thereof in repair, restoration or replacement of the affected assets, and
(f)    in the case of any principal payments in respect of a Credit Asset or special dividends in respect of Public Equities, the amount thereof.
“Nogin” shall mean Nogin Holdings, LLC.

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“Nogin Secured Convertible Promissory Note” shall mean that certain secured convertible promissory note, dated as of May 3, 2024, between Nogin Commerce, LLC, a Delaware limited liability company, and CPH Capital Fund I, L.P.
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of each Lender, each affected Lender or each Lender or each affected Lender with respect to a particular Class of Loans, in each case, in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders (or, in the case of any consent, waiver or amendment that requires the approval of each Revolving Lender or each affected Revolving Lender with, the Required Revolving Lenders).
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower other than a Loan Party.
“Non-Ordinary Course Proceeds” shall mean the Net Cash Proceeds from
(a)    a Disposition of (i) Property outside of the ordinary course (excluding, (A) for the avoidance of doubt, ordinary course real estate sales by the Real Estate Subsidiaries, (B) the Disposition pursuant to Section 6.04(e), and (C) such other transactions set forth on Schedule 1.01(e)) or (ii) Portfolio Assets, in each case, other than a Disposition of Nogin or Reval or any of their respective Subsidiaries,
(b)    any principal payments in respect of a Credit Asset or a Consumer Receivables Asset,
(c)    any special dividends in respect of Public Equities, Private Assets or Brand Asset,
(d)    a Recovery Event, or
(e)    a Disposition of Nogin or Reval or any of their respective Subsidiaries.
“Note” shall mean any promissory note evidencing any Loan.
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any proceeding under any Debtor Relief Law, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, Erroneous Payment Subrogation Rights and all other obligations and liabilities owed by any Group Member to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Agents or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Operating EBITDA” shall mean, for any period, with respect to the Group Members:
(a)    net income (or net loss) plus

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(b)    the sum (without duplication of):
(i)    interest expense (other than interest expense attributable to securities lending and loan participations sold),
(ii)    income tax expense,
(iii)    depreciation expense,
(iv)    amortization expense,
(v)    to the extent deducted from net income, non-cash charges, non-cash expense or non-cash loss (or non-cash gain reflected as a negative number) for such period excluding any such charge, expense, loss or gain incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, or a reduction in a reserve for, cash charges for any period,
(vi)    trading loss (or gain reflected as a negative number) and fair value adjustments (with losses represented as a positive number and gains represented as a negative number) on loans,
(vii)    stock based compensation and other non-cash compensation expense,
(viii)    charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic initiatives, business optimization and new systems design and implementation, (C) signing, retention and completion bonuses, (D) severance, relocation or recruiting, (E) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (F) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business, in an amount not to exceed $30,000,000 for any such period in the aggregate pursuant to this clause (viii) and clause (x),
(ix)    all (A) costs, fees and expenses relating to the Transactions and (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with (x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Group Member or (y) other transactions that are out of the ordinary course of business of such Person and its Subsidiaries (in each case of clauses (x) and (y), including transactions considered or proposed but not consummated), including equity issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith);
(x)    all amounts paid during such period in respect of settlements of litigation against any Subsidiary of Ultimate Parent pending at the time such Person became a Subsidiary of Ultimate Parent (net of insurance proceeds received during such period in respect of such litigation) and all costs and expenses related thereto, in an amount not to exceed $30,000,000 for any such period in the aggregate pursuant to this clause (x) and clause (viii);

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(xi)    the amount of “run rate” cost savings of public company costs resulting from consummated Permitted Acquisitions that are projected by the Ultimate Parent in good faith to be achieved no later than 24 months after the end of such period (which amounts will be determined by the Ultimate Parent in good faith and calculated on a Pro Forma Basis as though such amounts had been realized on the first day of the period for which Operating EBITDA is being determined), net of the amount of actual benefits realized during such period, in an amount not to exceed, in the aggregate, 5% of Operating EBITDA (calculated before giving effect to the add-back set forth in this clause); provided that, in the good faith judgment of the Ultimate Parent such cost savings are reasonably identifiable, reasonably anticipated to be realized and factually supportable (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities law);
(xii)    compensation expenses of B. Riley Principal Investments, LLC not to exceed $3,000,000 for any such period in the aggregate pursuant to this clause (xii); and
(xiii)    investment performance advisory fee related to Vintage Management Capital, LLC portfolio gain or loss, minus
(c)    special dividends from Portfolio Assets owned by the Borrowing Base Loan Parties;
in each case, determined in accordance with GAAP for such period.
“Organizational Documents” shall mean, collectively, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Participant” shall have the meaning set forth in Section 9.06(d).
“Participant Register” shall have the meaning set forth in Section 9.06(d).

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“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Payment in Full” shall mean (a) the termination of all Commitments and (b) the payment in full in cash of all Loans and other amounts owing to the Lenders and the Agents in respect of the Obligations (other than contingent or indemnification obligations not then due).
“Payment Office” shall mean the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.
“Payment Recipient” has the meaning assigned to it in Section 8.11(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.
“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any Person, or of all or substantially all of any business or division of any Person, (b) acquisition of all or substantially all of the Equity Interests of any Person, and otherwise causing such Person to become a Subsidiary or (c) merger or consolidation or any other combination with any Person, in the case of each of clauses (a), (b) and (c), if each of the following conditions is met:
(a)    following such transaction or series of related transactions, such Person is a Subsidiary;
(b)    no Default or Event of Default has occurred and is continuing or would result therefrom;
(c)    the Borrower shall be in compliance with Section 6.13; provided that such calculations shall be on a Pro Forma Basis solely with respect to acquisitions in excess of $25,000,000;
(d)    the aggregate amount of such Investments made by Loan Parties and the Broker-Dealer and Wealth Management Subsidiaries pursuant to this definition in Persons that are not or do not become (or in assets that are not owned by) Loan Parties (other than the Ultimate Parent) (or are not merged or amalgamated with Loan Parties (other than the Ultimate Parent) immediately following such Investment (or reasonably promptly thereafter)) shall not exceed at any time outstanding $300,000,000 minus the dollar value of any Investment made pursuant to Section 6.06(e);
(e)    the board of directors of the Person to be acquired shall not have indicated its opposition to the consummation of such acquisition (or shall have publicly withdrawn any such opposition); and
(f)    prior to the proposed date of consummation of the transaction, the Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that such

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transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance).
“Permitted Equity Liens” shall mean Liens permitted under Section 6.02(c).
“Permitted Liens” shall mean the collective reference to Liens permitted by Section 6.02.
“Permitted Prior Liens” shall mean Liens permitted pursuant to Section 6.02(c).
“Permitted Refinancing Debt” shall mean any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that
(a)    the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;
(b)    such modification, refinancing, refunding, renewal or extension has a maturity no earlier and a Weighted Average Life to Maturity no shorter than the Indebtedness being modified, refinanced, refunded, renewed or extended;
(c)    at the time thereof, no Default or Event of Default shall have occurred and be continuing;
(d)    if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension is unsecured;
(e)    if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by no more collateral than the Indebtedness being modified, refinanced, refunded, renewed or extended; and
(f)    the primary obligors and guarantors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).
“Person” shall mean any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by Ultimate Parent or any of its ERISA Affiliates or with respect to which Ultimate Parent or any of its ERISA Affiliates has or would reasonably be expected to have liability, contingent or otherwise, under ERISA.
“Platform” shall mean Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system.
“Pledged Equity Interests” shall have the meaning set forth in the Guarantee and Collateral Agreement.

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“Portfolio Assets” shall mean Credit Assets, Public Equities, Private Assets, Brand Assets and Consumer Receivables Assets owned by Borrowing Base Loan Parties.
“Prime Rate” shall mean the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Private Assets” shall mean Equity Interests in private operating companies.
“Pro Forma Basis” shall mean, with respect to the calculation of any financial ratio or test (including Senior Secured Net Leverage Ratio, Total Net Leverage Ratio, Interest Coverage Ratio, Liquidity, Adjusted Secured Asset Portfolio Value, Net Asset Value, Operating EBITDA and, in each case, any financial calculations or components required to be made or included therein), as of any date, that pro forma effect will be given to the Transactions, any permitted acquisition or Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness for borrowed money (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio is being calculated) and all sales, transfers and other dispositions or discontinuance of any subsidiary, line of business or division, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a person who became a Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.
“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9-102(a)(64) of the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Equities” shall mean (i) any common or preferred equity interests in public companies and (ii) any warrants exercisable for such equity interests.
“Public Lender” shall mean any Lender that does not wish to receive Material Nonpublic Information with respect to Ultimate Parent or its Subsidiaries or their respective securities.
“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 30 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the

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fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.
“Qualified Cash” shall mean unrestricted cash and Cash Equivalents of any Borrowing Base Loan Party that are on deposit in Deposit Accounts and Securities Accounts, in each case, located in the United States that are subject to an Account Control Agreement; provided that, during the 60-day period after the Closing Date (or such other date as the Administrative Agent may agree in writing in its reasonable discretion) pursuant to Section 5.16, unrestricted cash and Cash Equivalents of any Borrowing Base Loan Party that are deposit on Deposit Accounts and Securities Accounts, in each case, located in the United States, shall count as Qualified Cash without the requirement of being subject to an Account Control Agreement.
“Qualified Cash Deposit Account” shall mean a Deposit Account or Securities Account that holds Qualified Cash.
“Qualified Equity Interests” shall mean Equity Interests that are not Disqualified Equity Interests.
“Real Estate Subsidiaries” shall mean the Subsidiaries of B. Riley Principal Investments RE, LLC; provided that no Loan Party may become a Real Estate Subsidiary.
“Real Property” shall mean all real property held or used by any Group Member, which relevant Group Member owns in fee or in which it holds a leasehold interest as a tenant, including as of the Closing Date.
“Reasonable Credit Judgment” shall mean, the Administrative Agent’s commercially reasonable credit judgment (from the perspective of a secured asset-based lender), in accordance with customary business practices for comparable asset-based lending transactions exercised in good faith; provided, that as it relates to the establishment of Reserves or the adjustment or imposition of exclusionary criteria, Reasonable Credit Judgment will require that:
(a)    such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts, events, conditions or contingencies first occurring or first discovered by the Administrative Agent after the Closing Date or that are materially different from facts, events, conditions or contingencies known to the Administrative Agent on the Closing Date,
(b)    the imposition or increase of any Reserve shall not duplicate any Reserves deducted in computing book value, and
(c)    the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria shall bear a reasonable relationship to the effects that form the basis thereunder.
“Recipient” shall mean (a) each Agent and (b) any Lender, as applicable.
“Recovery Event” shall mean the receipt by any Group Member of any cash payments or proceeds under any casualty insurance policy in respect of a covered loss thereunder or as a result of the taking of any assets of any Group Member by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking.

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“Register” shall have the meaning set forth in Section 9.06(c).
“Regulation D” shall mean Regulation D of the Board of Governors as in effect from time to time.
“Regulation H” shall mean Regulation H of the Board of Governors as in effect from time to time.
“Regulation T” shall mean Regulation T of the Board of Governors as in effect from time to time.
“Regulation U” shall mean Regulation U of the Board of Governors as in effect from time to time.
“Regulation X” shall mean Regulation X of the Board of Governors as in effect from time to time.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, financing sources, investors, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” shall mean, with respect to Materials of Environmental Concern, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Materials of Environmental Concern).
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” shall mean, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that the Required Lenders shall include at least two Lenders that are not Affiliates. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Revolving Lenders” shall mean, at any time, Revolving Lenders having Revolving Outstanding Amounts representing more than 50% of the Total Revolving Outstanding Amount of all Revolving Lenders; provided that the Required Revolving Lenders shall include at least two Lenders that are not Affiliates. The Revolving Outstanding Amount of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Reserves” shall mean reserves established or maintained by the Administrative Agent in its Reasonable Credit Judgment to the extent such reserves relate to facts, events, conditions or contingencies first occurring or first discovered by the Administrative Agent after the Closing Date (or that are

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materially different from facts, events, conditions or contingencies known to the Administrative Agent on the Closing Date), and for which no reserves were imposed on the Closing Date, and which have, or could reasonably be expected to have, an adverse effect on the value of the Collateral included in the Borrowing Base or the Liens of the Administrative Agent thereon.
“Responsible Officer” shall mean, as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest (other than Disqualified Equity Interests) of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment through capital stock or other Equity Interest.
“Restricted Transaction” shall mean, (i) any financing transaction secured by any Portfolio Asset, (ii) any grant, occurrence or existence of any Lien or other encumbrance on any Portfolio Asset (other than any Permitted Lien) or (iii) any sale, participation, swap, hedge (including by means of a physically- or cash-settled derivative or otherwise) or other transfer of, or where the underlying asset is, any Portfolio Asset; provided that Restricted Transaction shall not include any transactions under the Loan Documents.
"Reval” shall mean B. Riley Environmental Holdings, LLC.
“Revolving Commitment” shall mean, as to each Revolving Lender, its obligation, if any, to make Revolving Loans to the Borrower pursuant to Section 2.04(a) in a principal amount not to exceed the amount set forth under the heading “Revolving Loan Commitment” opposite such Lender’s name on Annex A-1 or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Revolving Commitment Period” shall mean the period beginning on the Closing Date and ending on the Revolving Termination Date.
“Revolving Facility” shall mean the Revolving Commitments and the extension of credit made hereunder.
“Revolving Lender” shall mean each Lender that has a Revolving Commitment or holds a Revolving Outstanding Amount.
“Revolving Loan” shall mean any Revolving Loan made pursuant to Section 2.04(a).
“Revolving Note” shall have the meaning set forth in Section 2.07(d).
“Revolving Outstanding Amount” shall mean, with respect to any Revolving Lender as of any date of determination, an amount equal to the sum of the aggregate outstanding principal amount of all outstanding Revolving Loans of such Revolving Lender.

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“Revolving Percentage” shall mean, as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Outstanding Amount then outstanding constitutes of the amount of the Total Revolving Outstanding Amount then outstanding); provided that, in the case of Section 2.22, when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment).
“Revolving Termination Date” shall mean the earliest to occur of
(a)    with respect to the Revolving Commitments and Revolving Loans, the earlier of (x) the 4th anniversary of the Closing Date, which date is August 21, 2027 and (y) if any series of bonds, notes or other bank Indebtedness of the Ultimate Parent, in each case, with an aggregate outstanding amount exceeding $25,000,000 is outstanding, the date that is 91 days prior to the maturity date thereof,
(b)    the date that the applicable Revolving Commitments are permanently reduced to zero pursuant to Section 2.09 or Section 2.10 and
(c)    the date of the termination of the applicable Revolving Commitments pursuant to Section 7.01.
“Rule 144” shall mean Rule 144 under the Securities Act, as amended.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback” shall mean any arrangement, directly or indirectly, with any Person whereby Ultimate Parent, the Borrower or any Subsidiary shall Dispose of any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.
“Sanctioned Country” shall mean, at any time, a country or territory that is subject to comprehensive Sanctions. For the avoidance of doubt, as of the Closing Date, Sanctioned Countries are the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, by the United Nations Security Council, Canada, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom or the government of Japan, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned, 50% or more, or controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, Canada, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom or the government of Japan.

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“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” shall have the meaning set forth in the Guarantee and Collateral Agreement.
“Securities Account” shall have the meaning provided to such term in the UCC.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.
“Security Documents” shall mean the collective reference to the Guarantee and Collateral Agreement and any agreements executed and delivered pursuant thereto, the Perfection Certificate, the Intellectual Property Security Agreements, the Account Control Agreements, the Uncertificated Securities Control Agreement, any other control agreements required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to any Agent for the purpose of granting or perfecting a Lien on any Property of any Loan Party to secure the Obligations.
“Senior Secured Net Debt” shall mean all Total Net Debt that is secured by a Lien on any asset of the Group Members; provided that the amount of Unrestricted Cash deducted pursuant to clause (ii) of the definition of “Total Net Debt” for the purposes of determining Senior Secured Net Debt shall not exceed $100,000,000.
“Senior Secured Net Leverage Ratio” shall mean, at any date, the ratio of (a) Senior Secured Net Debt on such date to (b) Operating EBITDA for the most recently ended Test Period.
“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” shall mean, as to any Loan, the SOFR Loans comprising such Loan.
“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“SOFR Tranche” shall mean the collective reference to SOFR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Solvent” shall mean, with respect to any Person, as of any date of determination:
(a)    the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date,

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(b)    the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured,
(c)    such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and
(d)    such Person will be able to pay its debts as they mature.
For purposes of this definition:
“debt” shall mean liability on a “claim,”
“claim” shall mean any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured,
(a)    the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability, and
(b)    such other quoted terms used in this definition shall be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.
“SPC” shall have the meaning set forth in Section 9.06(f).
“Specified Excluded Subsidiaries” shall mean 6 Brands, TreePeach Management LLC, B. Riley Advisory Services de Mexico, S de RL, Reval, Nogin and any of their respective Subsidiaries, and any other Subsidiaries of the Borrower (other than a Loan Party) as the Borrower may designate from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld).
“Specified Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents that are not “restricted” for purposes of GAAP owned directly by (i) a Loan Party (including the Dividend Reserve) or (ii) a Broker-Dealer and Wealth Management Subsidiary, in the case of this clause (ii), not to exceed $50,000,000 for all such Subsidiaries; provided that the aggregate amount of such Specified Unrestricted Cash shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any (i) Lien in favor of the Collateral Agent or (ii) Lien referred to in clauses (c), (g) and (s) of Section 6.02) or (ii) other than with respect to the Broker-Dealer and Wealth Management Subsidiaries, include any cash or Cash Equivalents that are restricted by contract, law or material adverse tax consequences from being applied to repay any Indebtedness of the Group Members.
“Structured Finance Obligation” shall mean any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations.
“Subordinated Intercompany Note” shall mean the Subordinated Intercompany Note, substantially in the form of Exhibit H.

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“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that, so long as Bebe is not a wholly-owned Subsidiary of the Ultimate Parent, no member of the Bebe Group shall be a Subsidiary under any Loan Document. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” shall mean:
(a)    any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b)    any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Group Members.
“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) have been determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease” shall mean, as to any Person:
(a)    any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes; or
(b)    (i) a synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property (including a Sale and Leaseback), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any

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Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lender” shall mean each Lender that has a Term Loan Commitment or is the holder of a Term Loan.
“Term Loan” shall mean a Term Loan made by a Lender pursuant to Section 2.01(a).
“Term Loan Commitment” shall mean, as to each Term Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower pursuant to Section 2.01 in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Annex A-2 or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Term Loan Commitments on the Closing Date is $500,000,000.
“Term Loan Facility” shall mean the Term Loan Commitments and the Term Loans made hereunder.
“Term Loan Maturity Date” shall mean the earlier of:
(a)    the earlier of (x) the 4th anniversary of the Closing Date, which date is August 21, 2027 and (y) if any series of bonds, notes or bank Indebtedness of the Ultimate Parent, in each case, with an aggregate outstanding amount exceeding $25,000,000 is outstanding, the date that is 91 days prior to the maturity date thereof, and
(b)    the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that, if any such day is not a Business Day, the Term Loan Maturity Date shall be the Business Day immediately succeeding such day.
“Term Loan Note” shall have the meaning set forth in Section 2.07(d).
“Term SOFR” shall mean,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Test Period” shall mean, as of any date of determination, the period of four consecutive fiscal quarters of Ultimate Parent or the Borrower (taken as one accounting period)
(a)    most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) or
(b)    in the case of any calculation pursuant to Section 6.13, ended on the last date of the fiscal quarter in question.
“Threshold Amount” shall mean $20,000,000.
“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Commitments, Revolving Outstanding Amount and outstanding Term Loans of such Lender at such time.
“Total Net Debt” shall mean, at any date, (i) the aggregate principal amount of Indebtedness of the Group Members, of the types described in clauses (a) through (e) and (g) of the definition of “Indebtedness” and, solely with respect to letters of credit, bankers’ acceptances and similar facilities that have been drawn but not yet reimbursed, clause (f) of the definition of “Indebtedness”, determined on a consolidated basis in accordance with GAAP minus (ii) Unrestricted Cash as of such date.
“Total Net Leverage Ratio” shall mean, at any date, the ratio of (a) Total Net Debt on such date to (b) Operating EBITDA for the most recently ended Test Period.
“Total Outstanding Amount” shall mean the sum of (x) the Total Revolving Outstanding Amount plus (y) the aggregate principal amount of the Term Loans.
“Total Revolving Commitments” shall mean, at any time, the aggregate amount of the Revolving Commitments then in effect. The aggregate principal amount of the Total Revolving Commitments on the Closing Date is $100,000,000.

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“Total Revolving Outstanding Amount” shall mean, at any time, the aggregate amount of the Revolving Outstanding Amounts of the Revolving Lenders outstanding at such time.
“Total Secured Asset Portfolio Value” shall mean, at any time of calculation, in each case, of the Borrowing Base Loan Parties, the sum of, without duplication:
(a)the Asset Value of Eligible First Lien Credit Assets, plus
(b)the Asset Value of Eligible Credit Assets (other than Eligible First Lien Credit Assets), plus
(c)the Asset Value of Eligible Public Equities, plus
(d)the Asset Value of Eligible Private Assets, plus
(e)the Asset Value of Eligible Brand Assets, plus
(f)the Asset Value of Eligible Consumer Receivables Assets, plus
(g)100% of Qualified Cash as of such day.
The Asset Values used to calculate the “Total Secured Asset Portfolio Value” shall be those set forth in the relevant Borrowing Base Certificate (including any pro forma Borrowing Base Certificate delivered pursuant to 5.14(b)). For the avoidance of doubt, no Portfolio Asset shall be included in the Total Secured Asset Portfolio Value under more than one clause of the definition thereof.
“Transactions” shall mean the execution, delivery and performance of the Loan Documents, the initial borrowings hereunder and the use of proceeds thereof.
“Transfer Restrictions” shall mean, with respect to any Public Equity, any condition to, requirement or restriction (whether or not under any law, rule, regulation, regulatory order or the Issuer’s organization documents or contracts) on the ability of the owner or any pledgee thereof to pledge, sell, assign or otherwise transfer such Public Equity (including any beneficial interest therein) or enforce the provisions thereof or of any document related thereto whether set forth in such Public Equity itself or in any document related thereto, including,
(a)any requirement that any sale, assignment or other transfer or enforcement for such item of Public Equity be consented to or approved by any Person, including the Issuer or any other obligor thereon,
(b)any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Public Equity,
(c)any requirement for the delivery of any certificate, consent, opinion of counsel or any other document of any Person to the Issuer of, any other obligor on or any registrar or transfer agent for, such Public Equity, prior to the sale, pledge, assignment or other transfer of such Public Equity,
(d)any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including any such requirement arising under Section 5 of the Securities Act as a result of such Public Equity being a

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“restricted security” or any Loan Party being an “affiliate” of the Issuer of such Public Equity, as such terms are defined in Rule 144),
(e)any shareholders’ agreement, voting agreement, investor rights agreement, lock-up agreement or any similar agreement relating to any Public Equity, and
(f)any mandatory redemption or transfer; provided that the required delivery of any assignment, instruction or entitlement order from the seller, assignor or transferor of such Public Equity, together with evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction”.
“Type” shall mean, as to any Loan, its nature as a Base Rate Loan or a SOFR Loan.
“Ultimate Parent” shall have the meaning set forth in the preamble hereto.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncertificated Securities Control Agreement” shall mean a customary uncertificated securities control agreement, in favor of the Collateral Agent and in form and substance reasonably satisfactory to the Administrative Agent.
“Underlying Obligor” shall mean:
(a)    with respect to any Credit Asset, any borrower, guarantor or other obligor thereunder;
(b)    with respect to any Private Asset or Brand Asset, any Person designated as such by the Administrative Agent and the Borrower; and
(c)    with respect to any Public Equity, the Issuer;
provided, that (i) to the extent that any such entities are Affiliates, such entities shall be deemed to be a single Underlying Obligor, and (ii) Franchise Group Inc. and Vintage shall be deemed to be a single Underlying Obligor.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.
“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Ultimate Parent that are not “restricted” for purposes of GAAP.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

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“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.19(g)(ii)(B)(3).
“Valuation Report” shall mean the valuation reports substantially in the form of Exhibit I (i) related to the Credit Assets and Private Assets, provided by Stout Risius and Ross, LLC and (ii) related to the Consumer Receivables Assets, provided by Ernst & Young, in each case, or such other appraisal firm that is nationally or regionally recognized with respect to valuations of the relevant asset class and is reasonably acceptable to the Administrative Agent.
“Waterfall Certificate” shall mean a certificate of a Responsible Officer substantially in the form of Exhibit K.
“Wealth Management Subsidiary” shall mean B. Riley Wealth Management, Inc.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a)    the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(b)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.
“Withdrawal Liability” shall mean any liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
1.2.Other Interpretive Provisions
. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
1.2.1.The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise,
1.2.1.1.any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement,

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instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document),
1.2.1.2.any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns,
1.2.1.3.the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof,
1.2.1.4.all references in a Loan Document to Articles, Sections, recitals, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and recitals, Annexes, Exhibits and Schedules to, the Loan Document in which such references appear,
1.2.1.5.any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and
1.2.1.6.the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.2.2.In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and excluding”, the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including”.
1.2.3.Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.3.Accounting Terms.
1.3.1.Generally. All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis and in good faith, as in effect from time to time, applied in a manner consistent with that used in preparing the Historical Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
1.3.2.Accounting Change. If at any time any Accounting Change (including the adoption of IFRS) shall occur and such change results in a change in the method of calculation of any financial covenant, standard or term in this Agreement, then upon the written request of the Borrower or the Administrative Agent (acting upon the request of the Required Lenders), the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith in order to amend such provisions so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating

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Ultimate Parent’s, and the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred (subject to the approval of the Required Lenders, not to be unreasonably withheld, conditioned or delayed); provided that, until such time as an amendment shall have been executed and delivered by Ultimate Parent, the Borrower, the Administrative Agent and the Required Lenders, (A) all such financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenants, standards and terms made before and after giving effect to such Accounting Change. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Audited Financial Statements for all purposes of this Agreement, notwithstanding any Accounting Change relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
1.3.3.Pro Forma Calculations. The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with any test or covenant hereunder,
1.3.3.1.all financial ratios and tests (including Senior Secured Net Leverage Ratio, Total Net Leverage Ratio, Interest Coverage Ratio, Liquidity, Adjusted Secured Asset Portfolio Value, Net Asset Value, Operating EBITDA and, in each case, any financial calculations or components required to be made or included therein) shall be calculated on a Pro Forma Basis for the most recent four consecutive fiscal quarters for which financial statements with respect to the Borrower and Ultimate Parent, as applicable, have been or are required to be delivered pursuant to Section 5.01 prior to the relevant date of determination,
1.3.3.2.after consummation of any permitted acquisition or other Investment,
1.3.3.2.1.income statement items, cash flow items and balance sheet items (whether positive or negative) attributable to the target acquired in such transaction (including any pro forma run rate cost saving to the extent permitted pursuant to the definition of “Operating EBITDA”) shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent and
1.3.3.2.2.Indebtedness which is retired in connection with a permitted acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and
1.3.3.3.after any Disposition permitted by Section 6.04 to a third party of Equity Interests in a Subsidiary, a division or line of business, or any assets constituting discontinued operations,
1.3.3.3.1.income statement items, cash flow statement items and balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent and

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1.3.3.3.2.Indebtedness that is repaid with the proceeds of such Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.
1.4.Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.6.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.7.Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
2.
LOANS
2.1.Term Loan Commitments.
2.1.1.Subject to the terms and conditions set forth herein each Term Lender agrees, severally and not jointly, to make a Term Loan in Dollars to the Borrower on the Closing Date in an amount equal

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to the Term Loan Commitment of such Term Lender; provided, however, that after giving effect to any Term Loan, the Total Outstanding Amount of all Lenders shall not exceed the Borrowing Base.
2.1.2.The Borrower may make only one borrowing under the Term Loan Commitment, which in each case shall be on the Closing Date. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.10 and Section 2.11, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on the Closing Date.
2.2.Procedure for Term Loan Borrowing.
2.2.1.The Borrower shall deliver to the Administrative Agent (for delivery to the Lenders) a fully executed Borrowing Notice no later than one (1) Business Day in advance of the proposed Borrowing Date (or such shorter period as may be acceptable to the Administrative Agent). Each Term Loan shall be a SOFR Borrowing with an Interest Period of three months’ duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.02 (and the contents thereof), and of each Lender’s portion of the requested borrowing.
2.2.2.Upon satisfaction or waiver of the conditions precedent specified herein, each Term Lender shall make its Term Loan available to (x) the Administrative Agent by wire transfer of same day funds in Dollars, to the account designated by the Administrative Agent or (y) at such Term Lender’s election, the Borrower by wire transfer of same day funds in Dollars to be credited to the account designated in writing by the Borrower, in each case not later than 12:00 p.m. (New York City time) on the applicable Borrowing Date. The Administrative Agent shall make the proceeds of the Term Loans available to the Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from the Term Lenders to be credited to such account as may be designated in writing to the Administrative Agent by the Borrower.
2.3.Repayment of Term Loans. The Borrower shall repay to the Term Lenders on the last Business Day of each March, June, September and December (commencing on September 30, 2023), in an amount equal to 0.625% of the sum of the aggregate principal amount of the Term Loans as of the Closing Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.11); provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
2.4.Revolving Commitments.
2.4.1.Subject to the terms and conditions set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans in Dollars to the Borrower from time to time on the 15th day of any calendar month (or if such day is not a Business Day, the first Business Day after the 15th of such calendar month), last Business Day of each calendar month or, four times per calendar year, any other Business Day during the applicable Revolving Commitment Period in an aggregate amount not to exceed at any one time outstanding the Revolving Commitment of such Revolving Lender; provided, however, that after giving effect to any Revolving Loan,

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2.4.1.1.the Total Revolving Outstanding Amount shall not exceed the Total Revolving Commitments,
2.4.1.2.the Revolving Outstanding Amount of any Revolving Lender shall not exceed the Revolving Commitment of such Revolving Lender and
2.4.1.3.the Total Outstanding Amount of all Lenders shall not exceed the Borrowing Base.
Amounts borrowed pursuant to this Section 2.04 may be repaid and reborrowed during the applicable Revolving Commitment Period.
2.4.2.The Borrower shall repay to the applicable Revolving Lenders on the applicable Revolving Termination Date the aggregate principal amount of the applicable Revolving Loans outstanding on such date.
2.5.Procedure for Revolving Loan Borrowing.
2.5.1.Revolving Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
2.5.2.Whenever the Borrower desires that Lenders make Revolving Loans, the Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 12:00 p.m. (New York City time) at least five (5) Business Days in advance of the proposed Borrowing Date (or, if such Borrowing Date is the Closing Date, such shorter period as may be acceptable to the Administrative Agent). Each Revolving Loan shall be a SOFR Borrowing with an Interest Period of three month’s duration.
2.5.3.Notice of receipt of each Borrowing Notice in respect of Revolving Loans, together with the amount of each Lender’s Revolving Percentage thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender in writing with reasonable promptness.
2.5.4.Upon satisfaction or waiver of the conditions precedent specified herein, each Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, to the account designated by the Administrative Agent. The Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Administrative Agent from the Lenders to be credited to such account as may be designated in writing to the Administrative Agent by the Borrower.
2.6.Benchmark Replacement Setting.
2.6.1.Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative

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Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.06(a) will occur prior to the applicable Benchmark Transition Start Date.
2.6.2.Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
2.6.3.Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.06(d) and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.06.
2.6.4.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
2.6.5.Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon

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the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
2.7.Repayment of Loans; Evidence of Debt.
2.7.1.The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the appropriate Revolving Lender or the appropriate Term Lender, as the case may be,
2.7.1.1.the then unpaid principal amount of the applicable Revolving Loans of such Revolving Lender on the applicable Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 7.02) or
2.7.1.2.the principal amount of each Term Loan of such Term Lender in installments according to the amortization schedule set forth in Section 2.03 (or on such earlier date on which the Loans become due and payable pursuant to Section 7.02).
2.7.2.Lenders’ Evidence of Debt. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Borrower’s Obligations in respect of any applicable Loans; provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
2.7.3.Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain the Register pursuant to Section 9.06(c), in which shall be recorded:
2.7.3.1.the amount of each Loan made hereunder, the Type of such Loan and each Interest Period applicable thereto,
2.7.3.2.the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
2.7.3.3.the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
The entries made in the Register shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any Loans. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.07(c), and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
2.7.4.Notes. The Borrower agrees that, upon the request by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit D-1 or Exhibit D-2, respectively (a “Term Loan Note” or “Revolving Note”, respectively), with appropriate

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insertions as to date and principal amount; provided that the obligations of the Borrower in respect of each Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any Note. Any Notes, or other evidence of indebtedness issued under the Loan Documents, need not be presented or surrendered for any payment made by the Agents.
2.8.Fees.
2.8.1.The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender holding a Revolving Commitment of a given Class, a commitment fee (the “Commitment Fee”) for the period from and including the date on which such Class of Revolving Commitments was established hereunder to the last day of the Revolving Commitment Period in respect of such Class of Revolving Commitments, computed at the Commitment Fee Rate on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period for which payment is made. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date.
2.8.2.The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.
2.8.3.The Borrower agrees to pay to the Collateral Agent for its own account the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Collateral Agent.
2.9.Voluntary Prepayments and Commitment Reductions.
2.9.1.Voluntary Prepayments.
2.9.1.1.Any time and from time to time (subject to the payment of any prepayment premium set forth in Section 2.09(c)) the Borrower may prepay Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
2.9.1.2.All such prepayments shall be made by 12:00 p.m. (New York City time) on a prepayment date upon not less than three Business Days’ prior written notice given to the Administrative Agent (and the Administrative Agent will promptly deliver such notice for Term Loans or Revolving Loans, as the case may be, to each applicable Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.11(a).
2.9.2.Voluntary Commitment Reductions.
2.9.2.1.The Borrower may, upon not less than three Business Days’ prior written notice thereof to the Administrative Agent (which notice the Administrative Agent will promptly deliver to each applicable Lender), at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments on a pro rata basis as among the various Classes thereof (in accordance with the respective amounts thereof) in an aggregate amount not to exceed the amount by which the Total Revolving Commitments exceed the Total Revolving Outstanding Amount at the time of such proposed termination or reduction;

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provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
2.9.2.2.The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Revolving Percentage thereof.
2.9.3.Call Protection. In the event all or any portion of the Term Loans are repaid or prepaid or the Total Revolving Commitments are terminated or reduced (including pursuant to Section 2.23(b) as a result of, or in connection with, any Lender not agreeing or otherwise consenting to any waiver, consent or amendment that reduces the all-in yield of the Loans), repriced or effectively refinanced through any amendment of the Term Loans or the Revolving Commitments or accelerated for any reason (including following an Event of Default), other than pursuant to 2.10(h), prior to the second anniversary of the Closing Date, such repayment, prepayment, repricing, acceleration, termination or reduction:
2.9.3.1.if such repayment, prepayment, repricing, acceleration, termination or reduction occurs on or prior to the first anniversary of the Closing Date, will be made in an amount equal to 102.0% of the principal amount of the Term Loans repaid, prepaid, repriced or accelerated and 2.0% of the amount of the Total Revolving Commitments terminated or reduced, and
2.9.3.2.if such repayment, prepayment, repricing, acceleration, termination or reduction occurs after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date, will be made in an amount equal to 101.0% of the amount of Term Loans repaid, prepaid, repriced or accelerated and 1.0% of the amount of the Total Revolving Commitments terminated or reduced.
2.10.Mandatory Prepayments and Commitment Reductions.
2.10.1.Mandatory Revolver Commitment Reductions. Any voluntary or mandatory prepayment of Term Loans and any repayment of Term Loans pursuant to Section 2.03 shall be accompanied by a proportional mandatory reduction in the Total Revolving Commitments in an amount equal to the product of (x) 0.20 multiplied by (y) the amount of the principal of the Term Loans repaid or prepaid.
2.10.2.Issuance of Debt. No later than the first Business Day following the date of receipt by any Group Member of any Net Cash Proceeds from the incurrence of any Indebtedness of any Group Member (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01) the Borrower shall prepay (subject to the payment of any prepayment premium set forth in Section 2.09(c)) the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such Net Cash Proceeds.
2.10.3.Revolving Loans. The Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Revolving Outstanding Amount shall not at any time exceed the Total Revolving Commitments then in effect.
2.10.4.Prepayment Certificate. No later than three (3) Business Day prior to any prepayment of the Term Loans pursuant to Section 2.10(b), (g) or (h), the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the calculation of the amount

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of the applicable net proceeds. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.
2.10.5.Borrowing Base Overadvance. In the event that the Total Outstanding Amount exceeds the Borrowing Base then in effect, the Borrower shall:
2.10.5.1.promptly (and no later than three Business Days after such event) prepay the Loans in an aggregate principal amount equal such excess; and/or
2.10.5.2.promptly (and no later than three Business Days after such event) deposit cash in a Qualified Cash Deposit Account in an amount sufficient to cause the aggregate principal amount of the Loans to no longer exceed the Borrowing Base.
2.10.6.Margin Regulation. In the event that the aggregate principal amount of the Loans exceeds the Maximum Loan Value of the Collateral, the Borrower shall promptly (and no later than one Business Day after such event) deposit cash in a Qualified Cash Deposit Account in an amount sufficient to cause the aggregate principal amount of the Loans no longer to exceed the Maximum Loan Value of the Collateral.
2.10.7.Asset Sales. No later than the tenth Business Day following the date of receipt by any Group Member of any Non-Ordinary Course Proceeds, the Borrower shall prepay (subject to the payment of any prepayment premium set forth in Section 2.09(c)) the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such Non-Ordinary Course Proceeds; provided that
2.10.7.1.in the case of Non-Ordinary Course Proceeds of the type set forth in clauses (a)(ii), (b) and (c) of the definition thereof received prior to the second anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing the Borrower shall have the option, through one or more of the Borrowing Base Loan Parties, to invest such Non-Ordinary Course Proceeds in an aggregate amount not exceed $500,000,000 in Portfolio Assets within 365 days of receipt thereof,
2.10.7.2.in the case of Non-Ordinary Course Proceeds of the type set forth in clauses (a)(ii), (b) and (c) of the definition thereof received prior to the second anniversary of the Closing Date, the Borrower shall have the option to apply such Non-Ordinary Course Proceeds to Restricted Payments permitted pursuant to Section 6.05(b)(i),
2.10.7.3.in the case of Non-Ordinary Course Proceeds of the type set forth in clauses (a)(i) and (d) of the definition thereof, the Borrower shall have the option, with respect to an aggregate amount not to exceed $250,000,000 (in the aggregate when combined with any amounts applied pursuant to Section 2.10(g)(v)), to (x) so long as no Default or Event of Default shall have occurred and be continuing, directly or through one or more of its Subsidiaries, to invest such Non-Ordinary Course Proceeds in assets of the type used in the business of the Borrower and its Subsidiaries or activities that are reasonably related thereto or are reasonable extensions thereof within 365 days of receipt thereof (or, if the Borrower or any of its Subsidiaries has entered into a binding commitment prior to the last day of such 365-day period to reinvest such proceeds, 180 days after the expiry of such 365-day period) or (y) apply such

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Non-Ordinary Course Proceeds to Restricted Payments permitted pursuant to Section 6.05(a), and
2.10.7.4.In the event that such Non-Ordinary Course Proceeds referred to in clauses (i) or (iii) above are not reinvested by the Borrower prior to the earlier of (A) the last day of such 365 day period and (B) the date of the occurrence of an Event of Default, the Borrower shall prepay the Loans in an amount equal to such Non-Ordinary Course Proceeds as set forth in Section 2.11(b); and
2.10.7.5.in the case of Non-Ordinary Course Proceeds of the type set forth in clause (e) of the definition thereof received prior to the second anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing the Borrower shall have the option, with respect to an aggregate amount not to exceed $250,000,000 (in the aggregate when combined with any amounts applied pursuant to Section 2.10(g)(iii)), to apply such Non-Ordinary Course Proceeds to Restricted Payments permitted pursuant to Section 6.05(b)(i) or to invest such Non-Ordinary Course Proceeds in Portfolio Assets; provided that any portion of such Non-Ordinary Course Proceeds applied to prepay the Loans pursuant to Section 2.10(h) shall be deemed not to count against the $250,000,000 threshold set forth in this clause (or in Section 2.10(g)(iii)).
2.10.8.Restricted Payment Sweep. Within three (3) Business Days after any Restricted Payment is made pursuant to Section 6.05(b)(i) with the proceeds of any Non-Ordinary Course Proceeds, the Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 25% of such Restricted Payment.
2.10.9.Declined Prepayments. Notwithstanding the foregoing, any Lender holding Loans may elect, by written notice to Administrative Agent at least three (3) Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to Section 2.10(g) or 2.10(h) which amounts may be retained by Borrower.
2.11.Application of Prepayments/Reductions.
2.11.1.Application of Voluntary Prepayments and Overadvance Prepayments. Any prepayment of any Class of Loan pursuant to Section 2.09(a), Section 2.10(c) and Section 2.10(e) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided that any payment of Revolving Loans shall be made on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof); provided, further, in the event the Borrower fails to specify the Class of Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:
first, to repay outstanding Revolving Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof; and
second, to prepay the Term Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof), applied to each such Class to reduce the scheduled remaining installments of principal in direct order of maturity.

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2.11.2.Application of Mandatory Prepayments. Any amount required to be paid pursuant to Section 2.10(b), 2.10(g) or 2.10(h) shall be applied as follows:
first, ratably in accordance with the principal amount thereof to (i) prepay the Term Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof), applied to each such Class to reduce the scheduled remaining installments of principal in direct order of maturity and (ii) prepay the Revolving Loans solely to the extent that the mandatory reduction associated with such repayment of Term Loans results in the Revolving Loans exceeding the amount of the Total Revolving Commitments (after giving effect to such reduction); and
second, to prepay the Term Loans on a pro rata basis as among the various Classes thereof (in accordance with the respective outstanding principal amounts thereof), applied to each such Class to reduce the scheduled remaining installments of principal in direct order of maturity.
2.11.3.Application of Prepayments of Loans to Base Rate Loans and SOFR Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.20.
2.12.Conversion and Continuation Options. Upon the expiration of the then-current Interest Period with respect to any Loan, such Loan shall automatically be continued as a SOFR Loan with an Interest Period of three months’ duration; provided that when any Event of Default has occurred and is continuing for a period of 30 days or more or during the continuance of an Event of Default described in Section 7.01(f) or Section 7.01(g), (x) no Base Rate Loan may be converted to a SOFR Loan and (y) all Loans shall be immediately converted automatically to Base Rate Loans at such time.
2.13.Minimum Amounts and Maximum Number of SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the SOFR Loans comprising each SOFR Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 10 SOFR Tranches shall be outstanding at any one time.
2.14.Interest Rates and Payment Dates.
2.14.1.Each SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR determined for such day plus the Applicable Margin in effect for such day.
2.14.2.Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.
2.14.3.(i)    Automatically, after the occurrence and during the continuance of an Event of Default described in Section 7.01(a), Section 7.01(f) or Section 7.01(g) and

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2.14.3.1.after notice to the Borrower from the Administrative Agent acting at the direction of the Required Lenders, after the occurrence and during the continuance of any other Event of Default, the Borrower shall pay interest on all amounts (whether or not past due) owing by it hereunder at a rate per annum at all times, after as well as before judgment, equal to
(x)     in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.14(a) or Section 2.14(b), as applicable, plus 2.00% per annum; and
(y)     in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would be applicable to Base Rate Loans under the Revolving Facility plus 2.00% per annum, in each case, from the date of such Event of Default or if later, the date specified in any such notice until such Event of Default is cured or waived.
2.14.4.Interest shall be due and payable by the Borrower in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.14(c) shall be due and payable upon demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.14.5.All computations of interest for Base Rate Loans determined by reference to the “Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.14.6.In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.
2.15.Illegality
. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert

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Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20.
2.16.Inability to Determine Interest Rate. Subject to Section 2.06, if, on or prior to the first day of any Interest Period for any SOFR Loan:
2.16.1.the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
2.16.2.the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.20. Subject to Section 2.06, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

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2.17.Payments Generally; Administrative Agent’s Clawback.
2.17.1.General. All payments to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Office, in Dollars and in immediately available funds prior to 12:00 p.m. (New York City time) on the date specified herein. Any payment made by the Borrower hereunder that is received by the Administrative Agent after 12:00 p.m. (New York City time) on any Business Day shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Administrative Agent shall distribute such payments to the Lenders by wire transfer promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
2.17.2.Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of such borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 or Section 2.05, as applicable, and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
2.17.3.Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative

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Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
2.17.4.Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans and to make payments pursuant to Section 9.05(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.05(c).
2.17.5.Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.17.6.Insufficient Funds. Except in the case of any funds to be applied pursuant to Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.18.Increased Costs; Capital Adequacy.
2.18.1.If any Change in Law shall:
2.18.1.1.impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
2.18.1.2.subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its Loans, Loan principal, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
2.18.1.3.impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon the request of such Lender or other Recipient, the Borrower will promptly pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
2.18.2.If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity

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requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
2.18.3.A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.18(a) or Section 2.18(b) and delivered to the Borrower (with a copy to the Administrative Agent), shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
2.18.4.Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 for any increased costs incurred or reductions suffered more than twelve months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof).
2.18.5.The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.19.Taxes.
2.19.1.Defined Terms. For purposes of this Section 2.19, the term “applicable law” includes FATCA.
2.19.2.Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
2.19.3.Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
2.19.4.Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any

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Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.
2.19.5.Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.19(e).
2.19.6.Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
2.19.7.Status of Lenders.
2.19.7.1.Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(g)(ii)(A), Section 2.19(g)(ii)(B) and Section 2.19(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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2.19.7.2.Without limiting the generality of the foregoing,
2.19.7.2.1.any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
2.19.7.2.2.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
2.19.7.2.2.1.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
1.1.1.1.1.1.executed copies of IRS Form W-8ECI or W-8EXP;
1.1.1.1.1.2.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
1.1.1.1.1.3.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

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2.19.7.2.3.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
2.19.7.2.4.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.19(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
2.19.8.Any successor or supplemental Administrative Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, shall deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement, two duly completed copies of IRS Form W-8IMY, with the effect that the Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. The Lenders and any transferees or assignees after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.
2.19.9.Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid

|US-DOCS\150811028.6||

over pursuant to this Section 2.19(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.19(i) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.19(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.19(i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
2.19.10.The Borrower shall provide to Administrative Agent, upon reasonable request, an applicable IRS Tax Form W-9 indicating its “US person” tax status and any other Tax form or other documentation that will avoid or minimize any withholding Tax upon receipt of payments of upon a foreclosure sale or other disposition of, or otherwise with respect to, any Portfolio Assets, or other Collateral. The Administrative Agent and Lenders shall be entitled to calculate any amounts or valuation with respect to Portfolio Assets, or other Collateral under the Loan Documents net of (and shall, without duplication, be entitled to adjust one or more of the terms of provisions of the facility as necessary in its good faith discretion to account for the effect of) any withholding Tax or other Tax that may be imposed upon the holding or any prospective sale or transfer of any Portfolio Assets, or other Collateral (including upon an exercise of remedies by the Administrative Agent or Lenders).
2.19.11.Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.20.Compensation for Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.23(b), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
2.21.Pro Rata Treatment.
2.21.1.Each borrowing of Term Loans of a given Class by the Borrower and any reduction of the Term Loan Commitments of a given Class shall be allocated pro rata as among the Lenders of such Class in accordance with their respective Term Loan Commitments with respect to such Class. Each borrowing of Revolving Loans by the Borrower, each payment by the Borrower on account of any Commitment Fee and any reduction of the Revolving Commitments of the Lenders shall be allocated pro rata as among the various Classes of Revolving Commitments and as among the Lenders of each Class of

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Revolving Commitments in accordance with their respective Revolving Commitments with respect to such Class (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the Revolving Commitments as in effect immediately prior to such expiration or termination).
2.21.2.Each repayment by the Borrower in respect of principal or interest on the Term Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders entitled thereto pro rata in accordance with the respective amounts then due and owing to such Lenders. Each voluntary prepayment by the Borrower of a Class of Term Loans shall be applied to the amounts of such obligations owing to the Term Lenders of such Class pro rata in accordance with the respective amounts then due and owing to the Term Lenders of such Class. Each mandatory prepayment by the Borrower of the Term Loans shall be applied pro rata in accordance with the respective principal amounts of the outstanding Term Loans of all Classes then held by the Term Lenders (unless a given Class of Term Loans has elected to receive a lesser allocation). Each payment (including each prepayment) by the Borrower in respect of principal or interest on the Revolving Loans shall be made pro rata in accordance with the respective principal amounts of the outstanding Revolving Loans then held by the Revolving Lenders.
2.21.3.The application of any payment of Loans under any Credit Facility shall be made, first, to Base Rate Loans under such Credit Facility and, second, to SOFR Loans under such Credit Facility. Each payment of the Loans (except for any Revolving Loans that are Base Rate Loans that does not result in Payment in Full) shall be accompanied by accrued interest to the date of such payment on the amount paid.
2.22.Defaulting Lenders.
2.22.1.Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
2.22.1.1.Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01(a) and the definitions of “Required Lenders” and “Required Revolving Lenders”.
2.22.1.2.Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

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third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement;
fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders of the same Class as such Defaulting Lender on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Credit Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
2.22.1.3.Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
2.22.2.Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.23.Mitigation Obligations; Replacement of Lenders.
2.23.1.Designation of a Different Lending Office. If any Lender requests compensation under Section 2.18, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender

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or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall (at the request of the Borrower) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or Section 2.19, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
2.23.2.Replacement of Lenders. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.23(a), or if any Lender is a Defaulting Lender and failed to cure the circumstances as a result of which it has become a Defaulting Lender within five Business Days after the Borrower’s request that it cure such circumstances or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or Section 2.19) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that any Non-Consenting Lender shall be deemed to have consented to the assignment and delegation of its interests, rights and obligations if it does not execute and deliver an Assignment and Assumption to the Administrative Agent within one Business Day after having received a request therefor; provided, further, that:
2.23.2.1.the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06;
2.23.2.2.such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09(c) and Section 2.20) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
2.23.2.3.in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter;
2.23.2.4.such assignment does not conflict with applicable law; and
2.23.2.5.in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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2.23.3.Termination of Defaulting Lenders. The Borrower may terminate the unused amount of the Commitment of any Revolving Lender that is a Defaulting Lender upon not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.22(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.
3.
REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Agreement and the Lenders to make the Loans, each of Ultimate Parent and the Borrower hereby jointly and severally represents and warrants to each Agent and each Lender on the Closing Date and upon each Credit Extension thereafter that:
3.1.Existence, Qualification and Power. Each Loan Party (a) is duly incorporated or organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business as now conducted and (c) is duly qualified and licensed and, as applicable, in good standing under the laws of each jurisdiction where such qualification or license or, if applicable, good standing is required; except, in the case of clauses (a) (other than with respect to any Loan Party), (b) and (c) above, where such failure could not reasonably be expected to have a Material Adverse Effect.
3.2.Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.
3.3.No Conflicts. The Transactions (i) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (C) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to have a Material Adverse Effect, (ii) will not violate the Organizational Documents of any Group Member, (iii) will not violate or result in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon any Group Member or its property or to which any Group Member or its property is subject, or give rise to a right thereunder to require any payment to be made by any Group Member, except for violations, defaults or the creation of such rights that could not reasonably be expected to have a Material Adverse Effect, (iv) will not violate any Requirement of Law in any material respect and (v) will not result in the creation or imposition of any Lien on any property of any Group Member, except Liens created by the Security Documents.

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3.4.Financial Statements; No Material Adverse Effect.
3.4.1.The Borrower has heretofore delivered to the Administrative Agent and the Lenders (i) the Historical Audited Financial Statements, audited by and accompanied by the unqualified opinion of an independent public accountant of nationally recognized standing, and (ii) the consolidated balance sheets of Ultimate Parent and its Subsidiaries and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the three-month period ended March 31, 2023 and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of Ultimate Parent. The Borrower has heretofore delivered to the Administrative Agent and the Lenders (i) the Historical Borrower Financial Statements and (ii) the consolidated balance sheets of Borrower and its Subsidiaries and the related consolidated statements of income or operations and cash flows as of and for the three month period ended March 31, 2023 and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of Ultimate Parent. Such financial statements, and all financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered thereby and present fairly and accurately the consolidated financial condition and results of operations and cash flows of the Ultimate Parent and the Borrower, as applicable, as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, there are no material liabilities of Ultimate Parent, the Borrower or any of its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability.
3.4.2.Since the Closing Date, there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
3.5.Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
3.5.1.Each Group Member owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property, necessary for the conduct of its business as currently conducted.
3.5.2.No claim has been asserted and is pending by any person challenging the validity, enforceability, registration or ownership of any Intellectual Property owned by any of the Group Members. Neither any Group Member nor the conduct of the respective businesses of such Group Member infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third party. No proceedings have been instituted or are pending against any Group Member or, to the knowledge of the Ultimate Parent, are threatened, alleging any such infringement. Each Group Member has taken commercially reasonable actions to protect the confidentiality of all trade secrets used in such Group Member’s business.
3.5.3.No third party is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by any of the Group Members.
3.5.4.No Impairment. Neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the consummation of the Transactions and the other transactions contemplated hereby and thereby, will negatively alter, impair or otherwise affect or require the consent,

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approval or other authorization of any other person in respect of any right of any Group Member in any Intellectual Property.
3.5.5.No Agreement or Order Materially Affecting Intellectual Property. No Group Member is subject to any settlement, covenant not to sue or other instrument, agreement or other document, or any outstanding order, which may affect the validity or enforceability of any Intellectual Property owned by any of the Group Members.
3.6.Properties.
3.6.1.Each Group Member has good and marketable title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens and irregularities, deficiencies and defects in title, except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and would not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.
3.6.2.Each Group Member owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Group Members as presently conducted, except where the failure to have such ownership or rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use by each Group Member of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, other than any infringement that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim has been made and remains outstanding that any Group Member’s use of any of its property does or may violate the rights of any third party that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Effect.
3.7.Equity Interests and Subsidiaries
. Schedule 3.07 sets forth (i) each Loan Party and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of each Loan Party are duly and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable) and (other than in the case of the Ultimate Parent and the Borrower) are owned by the Borrower, directly or indirectly, through Wholly Owned Subsidiaries. All Equity Interests of the Borrower are owned directly by Ultimate Parent. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purported to be pledged by) it under the Security Documents, free of any and all Liens, rights or claims of other persons (other than Permitted Equity Liens), and, as of the Closing Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).
3.8.Litigation. There are no actions, suits, claims, disputes or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of the knowledge of the Ultimate Parent, threatened in writing against or affecting any Group Member or any business, property or rights of any Group Member (i) that purport to affect or involve any Loan Document or any of the Transactions or (ii) that have resulted, or that have a reasonable probability of being determined adversely

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and if so determined would, individually or in the aggregate, reasonably be expected to result, in a Material Adverse Effect.
3.9.Investment Company Act. No Group Member is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
3.10.Taxes. Each Group Member has (a) filed or caused to be filed all material Tax returns that are required to be filed by it and (b) paid or caused to be paid all material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP, so long as such Taxes would not reasonably be expected to subject the Collateral to forfeiture or loss. Each Group Member has made adequate provisions in accordance with GAAP for all Taxes not yet due and payable. No Group Member has knowledge (or could reasonably have knowledge upon due inquiry) of any proposed or pending tax assessments, deficiencies, audits or other proceedings and no proposed or pending tax assessments, deficiencies, audits or other proceedings have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Group Member has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. No Group Member is party to any tax sharing or similar agreement. No transaction, stamp, capital, issuance, registration, transfer, withholding or other Taxes are required to be paid by Administrative Agent or any Lender in connection with any transfer of Portfolio Assets, or other Collateral to Administrative Agent or such Lender exercising its rights with respect thereto under the Loan Documents (including a foreclosure sale or other disposition).
3.11.No Material Misstatements.
3.11.1.On the Closing Date, all reports, financial statements, certificates or other information furnished in writing (other than forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of the Ultimate Parent or the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein when taken as a whole, in light of the circumstances under which they were made, not materially misleading.
3.11.2.The forward-looking information, budgets, estimates and information of a general economic or industry-specific nature that have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made and at the time furnished (it being recognized that such information is not to be viewed as facts and that no assurance can be given that any particular financial projections will be realized, that actual results may differ significantly from projected results and that such projections are not a guarantee of performance).
3.12.Labor Matters.
3.12.1.There are no strikes, lockouts, stoppages or slowdowns or other labor disputes affecting any Group Member pending or, to the knowledge of the Loan Parties, threatened in writing that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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3.12.2.All payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Group Member except to the extent that the failure to do so has not had, and would not reasonably be expected to have, a Material Adverse Effect.
3.12.3.The hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act of 1938, as amended.
3.13.ERISA. Each Plan and, with respect to each Plan, each Group Member and their respective ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the IRS, any Plan (other than in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by any Group Member or any of their respective ERISA Affiliates with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur that, individually or together with any other ERISA Events, has had or could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefit obligations by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Group Members and each of their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero. The Group Members and each of their respective ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. No Group Member or any of their respective ERISA Affiliates contributes to, or has any liability with respect to, any Multiemployer Plan or has any contingent liability with respect to any post-retirement welfare benefit under a Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA. No Group Member or any of their respective ERISA Affiliates maintains or contributes to any employee benefit plan that is subject to the laws of any jurisdiction outside the United States of America.
3.14.Environmental Matters
. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
3.14.1.the Group Members: (i) are, and have been, in compliance with all applicable Environmental Laws including obtaining, maintaining and complying with all Environmental Permits required for their current or intended operations or for any property owned, leased, or otherwise operated by any of them; and (ii) reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

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3.14.2.Materials of Environmental Concern have not been Released and are not present at, on, under, in, or about any real property currently owned, leased or operated by any Group Member in violation of, or as would result in liability to any Group Member under, any Environmental Law, or to the knowledge of the Ultimate Parent at any real property formerly owned, leased or operated by any Group Member, or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use, recycling, treatment, storage, or disposal);
3.14.3.there are no pending or, to the knowledge of the Ultimate Parent threatened actions, suits, claims, disputes or proceedings at law or in equity, administrative or judicial, by or before any Governmental Authority (including any notice of violation or alleged violation or seeking to revoke, cancel, or amend any Environmental Permit) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of the Ultimate Parent, will be, named as a party or affecting any Group Member or any business, property or rights of any Group Member;
3.14.4.no Group Member has received any written request for information, or been otherwise notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Release of Materials of Environmental Concern;
3.14.5.no Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or any Environmental Liability; and
3.14.6.no Group Member has assumed or retained, by contract or, to the knowledge of the Ultimate Parent, by operation of law, any Environmental Liabilities of any kind, whether fixed or contingent, known or unknown.
3.15.Insurance. Each Group Member is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance).
3.16.Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof as required thereby. In the case of (i) Pledged Equity Interests represented by certificates, (x) when such certificates are delivered to the Collateral Agent or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 3.16(a), (ii) the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.16(a) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed and (iii) the Deposit Accounts and Securities Accounts, when Account Control Agreements have been executed by the parties contemplated thereby, the Lien created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Prior Liens and, in the case of collateral constituting Equity Interests, Permitted Equity Liens), in each case, to the

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extent such Lien can be perfected by delivery of such collateral, the filing of any UCC financing statements or execution and delivery of any account control agreements.
3.17.Material Nonpublic Information. At the time of delivery of any Clear Period Notice (as defined in the Guaranty and Collateral Agreement) with respect to any Public Equity, no Loan Party or any Affiliate thereof shall be in possession of any Material Nonpublic Information with respect to such Public Equity or the Issuer thereof.
3.18.Solvency. The Group Members, on a consolidated basis, both immediately before and immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Credit Extension are Solvent.
3.19.PATRIOT Act, etc. To the extent applicable, each Group Member is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any corrupt payment to any Person (including any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity), in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
3.20.Anti-Terrorism Laws.
3.20.1.None of the Loan Parties or any of their respective Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
3.20.2.None of the Loan Parties or any of their respective Affiliates or their respective agents acting or benefiting in any capacity in connection with the Loans, the Transactions or the other transactions hereunder, is any of the following (each a “Blocked Person”):
3.20.2.1.a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
3.20.2.2.a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
3.20.2.3.a Person with which any Agent or Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
3.20.2.4.a Person that commits, threatens or conspires to commit or supports “terrorism” (as defined in Executive Order No. 13224);
3.20.2.5.a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list; or

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3.20.2.6.a Person owned or controlled by with any Person described in Section 3.20(b)(i) through Section 3.20(b)(v) above.
3.20.3.No Group Member or, to the knowledge of any Group Member, any of its agents acting in any capacity in connection with the Loans, the Transactions or the other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or a Canada Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.
3.21.Anti-Corruption Laws and Sanctions.
3.21.1.Ultimate Parent has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Group Members and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
3.21.2.The Group Members, and to the knowledge of the Ultimate Parent, the respective officers, directors, employees and agents of the Group Members, are in material compliance, and have complied for the past five years in all material respects, with Anti-Corruption Laws and applicable Sanctions.
3.21.3.(i) No Group Member and none of its directors, officers or employees, and (ii) to the knowledge of any Group Member, no agent of such Group Member that will act in any capacity in connection with or benefit from the Credit Facility established hereby, is a Sanctioned Person.
3.22.Use of Proceeds
. The Borrower will use the proceeds of the Loans only as set forth in Section 5.11. The proceeds of the Loans will not be used directly or indirectly in violation of Anti-Corruption Laws or applicable Sanctions.
3.23.Borrowing Base Certificate. The information set forth in each Borrowing Base Certificate, at the time of submission, is true and correct in all material respects and has been prepared in all material respects in the accordance with the requirements of this Agreement. The Portfolio Assets that are identified by the Borrower as Eligible Credit Assets, Eligible First Lien Credit Assets, Eligible Private Assets, Eligible Public Equities, Eligible Brand Assets or Eligible Consumer Receivables Assets in each Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria set forth in the definitions of “Eligible Credit Assets”, “Eligible First Lien Credit Assets”, “Eligible Private Assets”, “Eligible Public Equities”, “Eligible Brand Assets”, “Eligible Consumer Receivables Assets”, respectively, or are otherwise Approved Assets.
The Administrative Agent may rely, in determining which Portfolio Assets are Eligible Portfolio Assets on all statements and representations made by the Loan Parties in respect of such Portfolio Assets.
3.24.Deposit Accounts. Attached hereto as Schedule 3.24 is a schedule of all Deposit Accounts and Securities Accounts maintained by the Ultimate Parent, the Borrower and the Borrowing Base Loan Parties as of the Closing Date.
3.25.Bona Fide Loan; Full Recourse. The Transactions contemplated hereunder are collectively intended to constitute a bona fide loan and are not intended to be an offer or sale of Public

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Equities within the meaning of the Securities Act. The Loans are “full recourse” (as such term is used in clause (d)(2)(i) of Rule 144) to the Loan Parties.
4.
CONDITIONS PRECEDENT
4.1.Conditions to Initial Credit Extension. The obligation of each Lender to make the initial Credit Extension requested to be made by it hereunder is subject to the satisfaction (or waiver), prior to or concurrently with the making of such Credit Extension on the Closing Date, of each of the following conditions precedent:
4.1.1.Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Ultimate Parent, the Borrower, each Agent and each Lender, (ii) a Note, executed and delivered by the Borrower in favor of each Lender that has requested a Note at least two Business Days prior to the Closing Date and (iii) each Security Document set forth on Schedule 4.01(a), executed and delivered by a duly authorized officer of each party thereto.
4.1.2.Personal Property Collateral.
4.1.2.1.Each Loan Party shall have delivered to the Administrative Agent and the Collateral Agent, a completed Perfection Certificate, dated as of the Closing Date, executed by a duly authorized officer of such Loan Party, together with all attachments contemplated thereby;
4.1.2.2.each Loan Party shall have delivered to the Administrative Agent, evidence that such Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including any amendments to the articles of incorporation or other constitutional documents of agreements of such Loan Party pursuant to which any restrictions or inhibitions relating to the enforcement of any Lien created by the Security Documents are removed) and authorized, made or caused to be made any other filing and recording required under the Security Documents, and each UCC financing statement required to perfect the Liens granted under the Security Documents shall have been delivered to the Administrative Agent and shall be in proper form for filing, registration or recordation; and
4.1.2.3.the Collateral Agent shall have received the Subordinated Intercompany Note executed by the parties thereto accompanied by an undated instrument of transfer duly executed in blank and satisfactory to the Administrative Agent.
4.1.3.Fees and Expenses. The Lenders and the Agents shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP) incurred in connection with this Agreement and the transaction contemplated hereby and any other amounts required to be reimbursed or paid under any Loan Document.
4.1.4.Solvency Certificate. The Administrative Agent shall have received a solvency certificate (a “Solvency Certificate”) substantially in the form attached hereto as Exhibit G, dated the Closing Date and signed by the chief financial officer, chief accounting officer or other authorized officer with equivalent duties of Ultimate Parent reasonably acceptable to the Administrative Agent.

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4.1.5.Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to evidence or perfect Liens on any assets of the Loan Parties), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for Permitted Liens or Liens and judgments to be terminated on the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.
4.1.6.Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, confirming satisfaction of the conditions set forth in Section 4.01(o), Section 4.01(p), Section 4.02(a) and Section 4.02(b).
4.1.7.Secretary’s Certificates. The Administrative Agent shall have received with respect to the Borrower and each other Loan Party:
4.1.7.1.copies of the Organizational Documents of such Loan Party (including each amendment thereto) certified as of a date reasonably near the Closing Date as being a true and complete copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;
4.1.7.2.a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, formation or organization, as applicable, of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (iv) below and (D) as to the incumbency and specimen signature of each Person authorized to execute any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;
4.1.7.3.a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (ii) above; and
4.1.7.4.a copy of the certificate of good standing of such Loan Party from the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized (dated as of a date reasonably near the Closing Date).
4.1.8.Legal Opinions. The Administrative Agent shall have received the following customary executed legal opinions:
4.1.8.1.the legal opinion of Sullivan and Cromwell LLP, special counsel to the Loan Parties; and

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4.1.8.2.the legal opinion of local counsel in each jurisdiction in which a Loan Party is organized, to the extent such Loan Party is not covered by the opinion referenced in Section 4.01(h)(i), as may be required by the Administrative Agent.
Each such legal opinion shall (a) be dated as of the Closing Date, (b) be addressed to the Agents and the Lenders and (c) cover such matters relating to the Loan Documents and the Transactions as the Administrative Agent may reasonably require. Each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders.
4.1.9.Bank Regulatory Information. At least three Business Days prior to the Closing Date, the Agents and the Lenders shall have received all documentation and other information required by bank regulatory authorities and requested by any Agent or any Lender under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act that was requested at least 10 Business Days prior to the Closing Date and a Beneficial Ownership Certification in relation to the Borrower.
4.1.10.No Material Adverse Effect. Since December 31, 2022, no event, change or circumstance shall have occurred that has had, or would reasonably be expected to result in, a Material Adverse Effect.
4.1.11.Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.07.
4.1.12.No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, injunction, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that individually or in the aggregate materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Loan Documents.
4.1.13.Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the financing contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.
4.1.14.Borrowing Base Certificate. The Borrower shall have delivered a Borrowing Base Certificate dated as of the Closing Date.
4.1.15.FRG Acquisition. The FRG Acquisition shall be consummated substantially concurrently with the funding of the initial Credit Extension on the Closing Date in accordance with the FRG Acquisition Agreement.
4.1.16.Refinancing. The Existing Credit Agreement Refinancing shall be consummated substantially concurrently with the funding of the initial Credit Extension on the Closing Date.
4.1.17.Regulation U. The Borrower shall have provided the Administrative Agent with a completed FR G-3 reasonably satisfactory to the Administrative Agent.
Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Loan Document and each other document required thereunder to be consented to, approved by or

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acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.2.Conditions to Each Credit Extension. The obligation of each Lender to make any Credit Extension requested to be made by it hereunder on any date is subject to the satisfaction or waiver of the following conditions precedent:
4.2.1.Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
4.2.2.No Default. No Default or Event of Default shall exist or would result from such Credit Extension or from the application of the proceeds thereof.
4.2.3.Borrowing Notice. The Administrative Agent shall have received a fully executed Borrowing Notice in accordance with Section 2.02(a) or Section 2.05(b), as applicable.
4.2.4.Revolving Commitments. After making the Credit Extensions requested on such date, (x) the Total Revolving Outstanding Amount shall not exceed the Revolving Commitments then in effect and (y) the Total Outstanding Amount shall not exceed the Borrowing Base.
Each delivery of a Borrowing Notice or notice requesting the issuance, amendment, extension and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. The Borrower shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.
5.
AFFIRMATIVE COVENANTS
Each of Ultimate Parent and the Borrower hereby jointly and severally agrees that, until Payment in Full, each of Ultimate Parent and the Borrower shall, and shall (except in the case of the covenants set forth in Section 5.01, Section 5.02 and Section 5.03) cause each of the Loan Parties to:
5.1.Financial Statements
. Deliver to the Administrative Agent:
5.1.1.within
5.1.1.1. 90 days (or in the case of the fiscal year of the Ultimate Parent ending December 31, 2023, 120 days) after the end of each fiscal year of Ultimate Parent (commencing with the fiscal year ending December 31, 2023), a copy of the consolidated balance sheet of Ultimate

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Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent public accountant of nationally recognized standing or any other independent certified public accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (excluding any “emphasis of matter” paragraph or any explanatory statement), other than any such qualification or exception resulting from or relating to (x) an actual or anticipated breach of a financial covenant contained in Section 6.13 or (y) an upcoming maturity date of any Indebtedness (including with respect to any Indebtedness of the Excluded Subsidiaries);
5.1.1.2.(x) in the case of the balance sheet, 90 days (or in the case of the fiscal year of the Borrower ending December 31, 2023, 120 days) after the end of each fiscal year of the Borrower and (y) otherwise, 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2023), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes);
provided that solely for the purposes of such consolidated financial statements, members of the Bebe Group may be treated as Subsidiaries, so long as a reconciliation statement is provided treating the members of the Bebe Group as if they were not consolidated with the Ultimate Parent and otherwise eliminating the accounts of the members of the Bebe Group, together with an explanation of the reconciliation adjustments in reasonable detail; provided further that no such reconciliation shall be required if the members of the Bebe Group cease to be excluded from the definitions of “Group Members” and “Subsidiaries”;
5.1.2.(i)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Ultimate Parent (commencing with the fiscal quarter ending September 30, 2023), a copy of the consolidated balance sheet of Ultimate Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Ultimate Parent and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes); and
5.1.2.1.within (x) in the case of the balance sheet, 45 and (y) otherwise, 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 2023), a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated

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statements of income or operations, and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes);
provided that solely for the purposes of such consolidated financial statements, members of the Bebe Group may be treated as Subsidiaries, so long as a reconciliation statement is provided treating the members of the Bebe Group as if they were not consolidated with the Ultimate Parent and otherwise eliminating the accounts of the members of the Bebe Group, together with an explanation of the reconciliation adjustments in reasonable detail; provided further that no such reconciliation shall be required if the members of the Bebe Group cease to be excluded from the definitions of “Group Members” and “Subsidiaries”;
5.1.3.solely to the extent prepared in the ordinary course of business, if so available within 60 days after the commencement of each fiscal year of Ultimate Parent, budgeted statements of income for each of Ultimate Parent’s and the Borrower’s and its Subsidiaries’ business units;
5.1.4.with respect to any Underlying Obligor for which the aggregate Asset Values of the related Credit Assets, Private Assets and Brand Assets exceed $30,000,000, as soon as available, but in any event within 10 Business Days of receipt thereof, any financial statements, compliance certificates, budgets or similar materials delivered to any Loan Party pursuant to the provisions of the relevant Credit Asset Documents or as owner of the relevant Private Assets or Brand Assets (other than an Material Nonpublic Information).
Any documents required to be delivered pursuant to this Section 5.01 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website sponsored by the Administrative Agent to which each Lender has access.
5.2.Certificates; Other Information. Deliver to the Administrative Agent:
5.2.1.concurrently with the delivery of the financial statements pursuant to Section 5.01(a) and Section 5.01(b), a duly completed Compliance Certificate;
5.2.2.promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Ultimate Parent, and copies of all annual, regular, periodic and special reports and registration statements which Ultimate Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in Section 5.01 and this Section 5.02(b) may be satisfied if such information is publicly available on the SEC’s EDGAR website;
5.2.3.concurrently with the pledge of any Public Equities pledged as Collateral, a certificate duly executed by a Responsible Officer of the Borrower, which shall specify whether such Public Equities being pledged constitute “restricted securities” within the meaning of Rule 144, and if so, shall specify (i) whether or not the holding period for purposes of Rule 144(d) of such Public Equities exceeds one year as of the date of such pledge and (ii) whether or not the Issuer of such Public Equities is an “issuer” described in Rule 144(i)(1);

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5.2.4.promptly, and in any event within 10 Business Days of the end of each fiscal quarter of Ultimate Parent, the Valuation Report for the third fiscal month of such fiscal quarter;
5.2.5.[reserved];
5.2.6.promptly, and in any event within five Business Days after receipt thereof by Ultimate Parent or any of its Subsidiaries, copies of all notices of default or event of default and amendments, waivers and other modifications received under or pursuant to any material instrument, indenture, loan or credit or similar agreement governing Indebtedness in an aggregate principal amount in excess of the Threshold Amount;
5.2.7.as soon as available, but in any event within 90 days after the end of each fiscal year of Ultimate Parent,
5.2.7.1.a report supplementing Schedule II. B of the Perfection Certificate, setting forth:
5.2.7.1.1.a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party or any Subsidiary thereof during such fiscal year and
5.2.7.1.2.a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party during such fiscal year and the status of each such application, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent;
5.2.7.2.a report supplementing Schedule I of the Perfection Certificate and a certificate of a Responsible Officer of the Borrower certifying that all UCC financing statements (including fixture filings, as applicable) and other appropriate filings, recordings or registrations, including all re-filings, re-recordings and re-registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Liens under the Security Documents for a period of not less than 12 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); and
5.2.7.3.a report supplementing Schedules II.A.2 and 3 of the Perfection Certificate, setting forth each Deposit Account and Securities Account established by the Ultimate Parent, the Borrower or any Borrowing Base Loan Party during such fiscal year; and
5.2.8.promptly, such additional information regarding the business operation, financial, legal or corporate affairs of Ultimate Parent or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or the Required Lenders may from time to time reasonably request.
5.3.Notices. Promptly after a Responsible Officer of any Loan Party has obtained knowledge thereof give written notice to the Administrative Agent of:
5.3.1.the occurrence of any Default or Event of Default;

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5.3.2.any development or event that has had, or would reasonably be expected to have, a Material Adverse Effect;
5.3.3.the occurrence of any of the following events, as soon as possible and in any event within ten (10) days after any Group Member knows or has reason to know thereof:
5.3.3.1.any ERISA Event,
5.3.3.2.the adoption of any new Single Employer Plan by any Group Member or any of their respective ERISA Affiliates,
5.3.3.3.the adoption of an amendment to a Single Employer Plan if such amendment results in a material increase in benefits or unfunded liabilities or
5.3.3.4.the commencement of contributions by any Group Member or any of their respective ERISA Affiliates to a Multiemployer Plan or Single Employer Plan, which, in the case of each of the foregoing clauses (i) through (iv), shall specify the nature thereof, what action such Group Member or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known (and if applicable), any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and
5.3.4.any material change in accounting policies or financial reporting practices by Ultimate Parent or any of its Subsidiaries;
Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
5.4.Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in either case, so long as such item would not reasonably be expected to subject the Collateral to forfeiture or loss, and timely and accurately file all federal, state and other material Tax returns required to be filed.
5.5.Preservation of Existence, Etc.
5.5.1.Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except in a transaction permitted by Section 6.03 and Section 6.04 or, solely with respect to Loan Parties other than Ultimate Parent, the Borrower and Borrowing Base Loan Parties, where the failure to do so would not reasonably be expected to have a Material Adverse Effect;
5.5.2.take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

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5.5.3.preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.
5.6.Maintenance of Property. Maintain and preserve all of its material properties and equipment necessary in the normal operation of its business in good working order and condition, ordinary wear and tear and any casualty or condemnation excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.7.Maintenance of Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain with financially sound and reputable insurance companies insurance with respect to its properties and business in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance). The Borrower shall cause that each such policy of insurance shall, subject to Section 5.16, (i) name the Collateral Agent on behalf of the Secured Parties as a loss payee or an additional insured, as applicable, thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and, to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).
5.8.Books and Records; Inspection Rights.
5.8.1.(i)    Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Ultimate Parent or such Subsidiary, as the case may be (it being understood and agreed that foreign subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization or operations and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder); and
5.8.1.1.maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Ultimate Parent or such Subsidiary, as the case may be.
5.8.2.Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours at time to be mutually agreed and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided, however, that
5.8.2.1.unless a Default or an Event of Default has occurred and is continuing, only one visit and inspection shall be permitted per calendar year;
5.8.2.2.when a Default or an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the

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foregoing at the expense of the Borrower at any time on an unlimited basis with reasonable advance written notice and during normal business hours;
5.8.2.3.no Group Member will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or independent contractors) is prohibited by law or any binding agreement or (z) that is subject to attorney client or similar privilege or constitutes attorney work product, in each case so long as the relevant Group Member uses commercially reasonable efforts to inform the Administrative Agent of the nature of the information withheld to the extent it may do so in compliance with Requirements of Law and without waiving any relevant privilege; and
5.8.2.4.the Administrative Agent shall give each applicable party the opportunity to participate in any discussions with such party’s independent public accountants.
5.9.Compliance with Laws. Comply with all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
5.10.Compliance with Environmental Laws; Preparation of Environmental Reports.
5.10.1.(i) Comply, and require all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address any Releases of Materials of Environmental Concern at, on, under or emanating from any property owned, leased or operated by it in accordance with the requirements of all Environmental Laws, and (iv) make an appropriate response to any investigation, notice, demand, claim, suit or other proceeding asserting Environmental Liability against the Ultimate Parent or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, except in the case of each of clauses (i) through (iv), where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that neither the Ultimate Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other responsive action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
5.10.2.After the occurrence and during the continuance of an Event of Default, or based upon a reasonable belief that a material Environmental Liability may exist (described in writing to the Borrower in reasonable detail), or at any other time (but not more frequently than one time per year) at the request of the Administrative Agent or the Required Lenders, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental assessment report for such properties owned, leased or operated by it described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Materials of Environmental Concern or noncompliance with Environmental Law and the estimated cost of any compliance, response or other corrective action to address any such Materials of Environmental Concern or noncompliance; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any

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time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Ultimate Parent hereby grants and agrees to cause any Subsidiary that owns or leases any property described in such request to grant the Administrative Agent, the Lenders and their consultants, agents or representatives an irrevocable non-exclusive license, subject to the rights of tenants or necessary consent of landlords, to enter onto their respective properties to undertake such an assessment.
5.11.Use of Proceeds. Use the proceeds of the Loans only for (i) funding the FRG Acquisition, (ii) the Existing Credit Agreement Refinancing, (iii) to fund the Dividend Reserve in an amount not less than $65,000,000, (iv) to pay fees and expenses in connection with the foregoing and (v) for general corporate purposes of the Group Members. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall procure that its Affiliates and its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
5.12.Covenant to Guarantee Obligations and Give Security.
5.12.1.Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, and deeds of trust) that are required under applicable Requirements of Law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the Transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.
5.12.2.In the event that (x) any Person becomes a Group Member after the Closing Date (other than any Excluded Subsidiary) or (y) any Group Member that previously was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall, and shall cause each other such Person to (a) within 30 days after such event (or such longer period of time reasonably acceptable to the Administrative Agent), cause such Person referred to in clause (x) or (y), as applicable, to become a Guarantor and a Grantor under (and as defined in) the Guarantee and Collateral Agreement by executing and delivering to the Collateral Agent a counterpart agreement or supplement to the Guarantee and Collateral Agreement in accordance with its terms and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Administrative Agent in order to cause the Collateral Agent, for the benefit of the Secured Parties, to have a Lien on all assets of such Person (other than Excluded Assets), which Lien shall (other than with respect to assets constituting Excluded Perfection Assets) be perfected and shall be of first priority (subject to (i) in the case of all such assets constituting Equity Interests, Permitted Equity Liens and (ii) in the case of all such other assets, Permitted Liens) and shall deliver or cause to be delivered to the Administrative Agent and the Collateral Agent, items as are similar to those described in Section 4.01(b), Section 4.01(e), Section 4.01(g), Section 4.01(h) and Section 4.01(k) hereof, and Section 5.10 of the Guarantee and Collateral Agreement. With respect to each such Group Member that is not an Excluded Subsidiary, the Borrower shall, within 30 days of such event (or such longer period of time reasonably acceptable to the Administrative Agent), send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Group Member and

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(ii) all of the data required to be set forth in Schedule 3.16(a) with respect to all Loan Parties, and such written notice shall be deemed to supplement Schedule 3.16(a) for all purposes hereof. Notwithstanding anything to the contrary set forth herein, in no event shall this Section 5.12(b) require the granting of any Lien on any Excluded Assets or the perfection of any Lien on any Excluded Perfection Assets.
5.13.Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent,
5.13.1.correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and
5.13.2.do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to
5.13.2.1.to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents,
5.13.2.2.perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and
5.13.2.3.assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.
5.14.Borrowing Base Certificate.
5.14.1.The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender, on or prior to the 10th day after the last day of each fiscal month, a Borrowing Base Certificate as of the close of business on the last day of the applicable preceding fiscal month, which shall include, among other things, monthly cash flow details for the Eligible Portfolio Assets; provided that after the occurrence and during the continuance of an Event of Default, the Borrower shall deliver a Borrowing Base Certificate (as of the close of business on the last Business Day of the immediately preceding week) on or before the close of business of the third Business Day after the end of each week.
5.14.2.The Borrower may deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender, concurrently with the relevant Borrowing Notice, a pro forma Borrowing Base Certificate as of the close of business on the date the Borrowing Notice under Section 2.05 was delivered, for the purposes of determining the Borrowing Base for such draw of Revolving Loans.
5.14.3.No later than the later of (i) the next scheduled date of delivery of the Borrowing Base Certificate in accordance with Section 5.14(a) and (ii) ten (10) Business Days after the Borrower obtains actual knowledge of the incurrence of Indebtedness by any of 6 Brands, Nogin, Reval or any Subsidiary thereof pursuant to Section 6.01(p), the Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender a pro forma Borrowing Base Certificate showing the incurrence of such Indebtedness and any assets purchased with the proceeds thereof. Prior to delivery by the

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Borrower of the first Borrowing Base Certificate following delivery of financial statements pursuant to either Section 5.01(a)(i) or Section 5.01(b)(i) covering the fiscal quarter in which such Indebtedness was incurred, (i) the Administrative Agent shall be entitled to establish a Reserve in respect of 6 Brands, Nogin or Reval, as applicable, in the amount of 110% of the principal amount of such Indebtedness (and following delivery of such Borrowing Base Certificate, no such Reserve shall be taken) and (ii) for the avoidance of doubt, any assets purchased with the proceeds of Indebtedness referenced in this Section 5.14(c) shall be considered in determining the Asset Value of the Equity Interests in 6 Brands, Nogin or Reval, as applicable.
5.14.4.In connection with any transaction involving the purchase, Disposition or other change in the composition of Portfolio Assets that contribute more than 10% of the Borrowing Base, the Borrower shall deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender, no later than three (3) Business Days after the date of such transaction, a Borrowing Base Certificate as of the close of business on the date of such transaction.
5.14.5.After the effectiveness of Amendment No. 1, no later than ten (10) Business Days after the Borrower obtains actual knowledge of any transaction by the Bebe Group that would be prohibited by Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, and/or Section 6.06, in each case, without giving effect to any exceptions or “baskets” set forth therein, involving Indebtedness, payments or assets in excess of $10,000,000, the Borrower shall deliver written notice to the Administrative Agent describing such transaction in reasonable detail. The Administrative Agent shall be entitled to request reasonable additional information, and until the delivery of a Borrowing Base Certificate incorporating an Asset Value for the Bebe Group Assets based on a Valuation Report that takes into account the effect of such transaction, the Administrative Agent shall be entitled to establish a Reserve in its reasonable discretion to account for any reduction in the Asset Value (if any) of the Bebe Group Assets as the result of such transaction.
5.15.Cash Management; Registration of Public Equities.
5.15.1.Subject to Section 5.16, the Ultimate Parent and the Borrower shall, and shall cause each Borrowing Base Loan Party to, enter into Account Control Agreements with respect to (i) each Deposit Account and each Securities Account maintained by the Ultimate Parent, Borrower or such Borrowing Base Loan Party as of the Closing Date, and (ii) each Deposit Account and each Securities Account opened by the Ultimate Parent, Borrower or such Borrowing Base Loan Party following the Closing Date, and any Excluded Account held by the Ultimate Parent, Borrower or any Borrowing Base Loan Party that ceases to be an Excluded Account, in each case, within 30 days thereof (in each case, other than Excluded Accounts). Each such Account Control Agreement shall provide for “springing control” in favor of the Collateral Agent. The Ultimate Parent, Borrower and each Borrowing Base Loan Party shall ensure that all payments made to it are made directly to a Controlled Account and shall deposit any cash or Cash Equivalents that it otherwise has or receives from time to time into a Controlled Account.
5.15.2.[Reserved].
5.15.3.The Borrower shall, and shall cause each Borrowing Base Loan Party to ensure that
5.15.3.1.all of such Borrowing Base Loan Parties’ Deposit Accounts and Securities Accounts are established with Wells Fargo Bank, N.A. (or an Affiliate thereof),
5.15.3.2.all payments and distributions made to it (including in respect of any Portfolio Assets) are made directly to a Controlled Account and shall deposit any cash or Cash

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Equivalents and other proceeds, or distribution in respect, of any Portfolio Assets that it otherwise has or receives from time to time into a Controlled Account,
5.15.3.3.all Public Equities owned by it are maintained in a Securities Account that is a Controlled Account and
5.15.3.4.cause all Public Equities to be (A)(x) transferred through the facilities of DTC to the name of the securities intermediary with which the relevant Controlled Account is maintained or (y) registered in the name of the securities intermediary with which the relevant Controlled Account is maintained on the share register maintained by the transfer agent of the relevant Issuer, as applicable, and (B) credited to such Controlled Account.
5.15.4.The Borrower shall deliver a Waterfall Certificate, concurrently with delivery of the Borrowing Base Certificate, or at any time in connection with the making of a Restricted Payment pursuant to Section 6.05(b)(i) and Section 6.05(b)(ii), as applicable, setting forth any proposed distributions of funds from the Controlled Accounts held by the Borrowing Base Loan Parties (other than transfers of cash or Cash Equivalents from a Controlled Account held by a Borrowing Base Loan Party to another Controlled Account held by a Borrowing Base Loan Party) and the application of such funds and certifying that the distribution is permitted under this Agreement. All withdrawals from any Controlled Account of a Borrowing Base Loan Party shall be in accordance with such Waterfall Certificate during the period beginning five Business Days (or such shorter period as the Administrative Agent may reasonably agree) and ending ten Business Days following the delivery of such Waterfall Certificate; provided that transfers of cash or Cash Equivalents from a Controlled Account held by a Borrowing Base Loan Party to another Controlled Account held by a Borrowing Base Loan Party shall be permitted at any time. The Borrower shall not make or otherwise permit any withdrawals from such Deposit Accounts or Security Accounts to the contrary of this Section 5.15(d).
5.16.Post-Closing Undertakings. (a) Within sixty (60) days after the Closing Date (or such other date as the Administrative Agent may agree in writing in its reasonable discretion), the Borrower, each Borrowing Base Loan Party and the Ultimate Parent shall have delivered to the Administrative Agent and the Collateral Agent, Account Control Agreements with respect to each Deposit Account and each Securities Account maintained by the Ultimate Parent, the Borrower or any Borrowing Base Loan Party, other than any Excluded Account, executed by such party and the relevant account institution; and (b) within the time periods specified on Schedule 5.16 (or such later date to which the Administrative Agent consents), comply with the provisions set forth in Schedule 5.16.
6.
NEGATIVE COVENANTS
Each of Ultimate Parent and the Borrower hereby jointly and severally agrees that, until Payment in Full, each of Ultimate Parent and the Borrower shall not, and shall not permit any Group Member to, directly or indirectly:
6.1.Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
6.1.1.Indebtedness of any Loan Party created hereunder and under the other Loan Documents;
6.1.2.(i) Indebtedness outstanding on the Closing Date, which in the case of any Indebtedness for borrowed money (or Guarantee Obligations thereof), which is listed on Schedule 6.01(i) and

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Permitted Refinancing Debt in respect thereof and (ii) Acquisition Related Obligations existing on the Closing Date, which are listed on Schedule 6.01(ii);
6.1.3.Indebtedness incurred to finance Permitted Acquisitions after the Closing Date (including to repay revolving loans incurred or replenish balance sheet cash applied to finance such Permitted Acquisitions, in each case, within 180 days of the closing of the relevant Permitted Acquisitions) in an aggregate principal amount not to exceed $300,000,000 outstanding at any time; provided that (i) no Group Member other than such Person so acquired or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisitions shall have any liability or other obligation with respect to such Indebtedness (provided that the Ultimate Parent may give unsecured Guarantee Obligations of such Indebtedness in an aggregate principal amount not to exceed $50,000,000 outstanding at any time) and (ii) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Permitted Acquisitions (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Subsidiary (provided that an aggregate principal amount of such Indebtedness not to exceed $100,000,000 outstanding at any time may be secured by assets of the relevant Group Member acquiring such other Person (in addition to the assets of such acquired Person) solely to the extent such acquiring Group Member is a Non-Guarantor Subsidiary prior to such acquisition);
6.1.4.(i) unsecured Indebtedness of Ultimate Parent; provided that such Indebtedness (other than Guarantee Obligations permitted pursuant to Section 6.06(b)(y)) shall have a Weighted Average Life to Maturity and a maturity no shorter than 91 days after the later of the Term Loan Maturity Date and the Revolving Termination Date and (ii) Disqualified Equity Interests in the Ultimate Parent; provided that prior to 91 days after the later of the Term Loan Maturity Date and the Revolving Termination Date, such Disqualified Equity Interests shall not mature or be mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests and customary cash outs of fractional interests) or be or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any such obligation;
6.1.5.Indebtedness of any Subsidiary of the Borrower (other than Borrowing Base Loan Parties) other than debt for borrowed money (and Guarantee Obligations thereof) incurred in the ordinary course of business and consistent with past practices;
6.1.6.Indebtedness of (i) any Loan Party (other than a Borrowing Base Loan Party) to any other Loan Party (other than the Ultimate Parent), (ii) any Non-Guarantor Subsidiary owing to any other Group Member, (iii) any other Group Member (other than a Borrowing Base Loan Party) to any Non-Guarantor Subsidiary, so long as such Indebtedness is subordinated to the Loans pursuant to the Subordinated Intercompany Note and (iv) any Borrowing Base Loan Party to another Borrowing Base Loan Party;
6.1.7.Indebtedness of Non-Guarantor Subsidiaries in respect of Swap Contracts entered into in the ordinary course of business and incurred not for speculative purposes, and Guarantee Obligations thereof by Non-Guarantor Subsidiaries;
6.1.8.Indebtedness of any Group Member (other than any Borrowing Base Loan Party) representing deferred compensation to employees of any Group Member incurred in the ordinary course of business;
6.1.9.Indebtedness of any Group Member (other than any Borrowing Base Loan Party) to current or former officers, directors, managers, consultants, and employees, their respective estates,

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spouses or former spouses to finance the purchase or redemption of Equity Interests of Ultimate Parent permitted by Section 6.05;
6.1.10.Indebtedness of any Group Member (other than any Borrowing Base Loan Party) in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business consistent with past practices in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and letters of credit that are cash collateralized;
6.1.11.Indebtedness of any Group Member (other than any Borrowing Base Loan Party) consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
6.1.12.obligations of any Group Member (other than any Borrowing Base Loan Party) in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Group Member or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practices;
6.1.13.Indebtedness of any Group Member (other than any Borrowing Base Loan Party) in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, incurred in the ordinary course of business or consistent with past practices and any Guarantee Obligations thereof;
6.1.14.Guarantee Obligations by (i) Non-Guarantor Subsidiaries in respect of Indebtedness of any Group Member (other than (A) any Guarantee Obligations in respect of Indebtedness of the Ultimate Parent and (B) any Guarantee Obligations given by the Broker-Dealer and Wealth Management Subsidiaries) and (ii) Loan Parties (other than Borrowing Base Loan Parties) in respect of Indebtedness of any Loan Party (other than the Ultimate Parent), in each case, otherwise permitted hereunder and which would have been permitted to be incurred directly by such guarantor;
6.1.15.in the case of any Non-Guarantor Subsidiary that is a registered broker and/or dealer under the Exchange Act or any analogous or similar foreign law (including any Broker-Dealer and Wealth Management Subsidiary), liabilities payable to brokers, dealers, clearing organizations, clients and correspondents, and liabilities in respect of securities sold but not yet purchased, in each case incurred in the ordinary course of the “broker-dealer” business of such Non-Guarantor Subsidiary, including the provision of margin for forward, future, option, swap, repurchase or similar transactions, the making of advances to customers and the establishment of performance or surety bonds or guarantees;
6.1.16.(i) Indebtedness of 6 Brands or any of its Subsidiaries and (ii) Indebtedness of any Non-Guarantor Subsidiary (other than 6 Brands and its Subsidiaries) in an aggregate principal amount not to exceed $30,000,000 outstanding at any time;
6.1.17.Indebtedness of Nogin Commerce, LLC and any of its Subsidiaries pursuant to the Nogin Secured Convertible Promissory Note and any Permitted Refinancing Debt in respect thereof;
6.1.18.Indebtedness of Real Estate Subsidiaries incurred in the ordinary course of business to purchase, carry and improve or develop real property, and any Permitted Refinancing Debt in respect thereof in an aggregate amount not to exceed $30,000,000;

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6.1.19.any issuance of preferred equity interests of Ultimate Parent (other than Disqualified Equity Interests), to the extent constituting Indebtedness;
6.1.20.Indebtedness of any Group Member (other than a Borrowing Base Loan Party) to any other Group Member in connection with tax payments and settlements incurred in the ordinary course and consistent with past practices pursuant to a customary arms-length tax sharing agreement, so long as such Indebtedness is subordinated to the Loans pursuant to the Subordinated Intercompany Note; and
6.1.21.all premium (if any), interest (including post-petition interest), fees, expenses, charges, amortization of original issue discount, interest paid in kind and additional or contingent interest on obligations described in Section 6.01(b) through (t) above.
Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not guarantee Indebtedness of or otherwise provide direct credit support to Ultimate Parent.
Notwithstanding the foregoing, the aggregate amount of Indebtedness permitted to be at any time outstanding pursuant to Section 6.01(h), (i), (j), (k), (l) and (m) shall not exceed $35,000,000 .
6.2.Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for the following (each, a “Permitted Lien”):
6.2.1.Liens pursuant to any Loan Document;
6.2.2.Liens on property of any Non-Guarantor Subsidiary (other than any Subsidiary that is an Excluded Subsidiary pursuant to clause (f) or (g) of the definition thereof (including the Broker-Dealer and Wealth Management Subsidiaries and, in each case, any successor thereto))
6.2.3.non-consensual Liens arising by operation of law;
6.2.4.Liens routinely imposed on all securities by the facilities of DTC or the relevant Designated Exchange;
6.2.5.(i) Liens of Loan Parties existing on the Closing Date and listed on Schedule 6.02 and (ii) Liens of Non-Guarantor Subsidiaries existing on the Closing Date, and, in the case of Liens securing Indebtedness in an aggregate principal amount in excess of $10,000,000, listed on Schedule 6.02, and, in each case, any Permitted Refinancing Debt in respect of any Indebtedness secured thereby (including any cash collateral backstopping existing letters of credit or similar instruments);
6.2.6.Liens in the form of mortgages on real property incurred by Real Estate Subsidiaries in the ordinary course of business;
6.2.7.Liens in favor of any Loan Party (other than the Ultimate Parent) (other than on the assets of any Borrowing Base Loan Party);
6.2.8.Liens securing any Indebtedness permitted under Section 6.01(c), subject to the limitations set forth therein;
6.2.9.Liens securing any Indebtedness permitted under Section 6.01(q), subject to the limitations set forth therein;

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6.2.10.customary restrictions on transfers of assets contained in agreements related to the sale by any Loan Party (other than a Borrowing Base Loan Party) of such assets pending their sale; provided that such restrictions apply only to the assets to be sold and such sale is permitted hereunder;
6.2.11.Liens on cash advances by Ultimate Parent in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment;
6.2.12.customary Liens on Equity Interests of any joint venture (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;
6.2.13.pledges and deposits by Loan Parties (other than Borrowing Base Loan Parties) to secure the performance of bids, trade contracts and leases (other than debt for borrowed money), statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
6.2.14.Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(i) or securing appeal or other surety bonds related to such judgments;
6.2.15.easements, rights of way, covenants, zoning, use restrictions and other encumbrances on title to real property of any Loan Parties (other than Borrowing Base Loan Parties) and title defects or irregularities that do not in, the aggregate, interfere in any material respect with the ordinary conduct of the business of any Loan Parties (other than Borrowing Base Loan Parties);
6.2.16.any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement of any Loan Parties (other than Borrowing Base Loan Parties) entered into in the ordinary course of business and not interfering in any material respect with the business of any Loan Parties (other than Borrowing Base Loan Parties);
6.2.17.banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary, in each case granted in the ordinary course of business;
6.2.18.[reserved];
6.2.19.Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts of Ultimate Parent incurred in the ordinary course of business and not for speculative purposes;
6.2.20.Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in the ordinary course of business in connection with the financing of insurance premiums;
6.2.21.Liens incurred by any Broker-Dealer and Wealth Management Subsidiary securing Indebtedness incurred pursuant to Section 6.01(o) or otherwise, in each case, in the ordinary course of its business;
6.2.22.non-exclusive licenses of Intellectual Property entered in the ordinary course of business; and

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6.2.23.the replacement, extension or renewal of any Lien permitted by clause (e) above upon or on the same property subject thereto arising out of the replacement, extension or renewal of the Indebtedness secured thereby (to the extent such replacement, extension or renewal of such Indebtedness is not prohibited under Section 6.01).
6.3.Limitation on Fundamental Changes. Merge, acquire, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or business (whether now owned or hereafter acquired), except that:
6.3.1.(i)    any Non-Guarantor Subsidiary (other than the Broker-Dealer and Wealth Management Subsidiaries) may be merged, amalgamated or consolidated with or into (x) any other Subsidiary of the Borrower (so long as, in the case of a merger, amalgamation or consolidation with a Loan Party, such Loan Party is the surviving entity) or (y) any other Person in a transaction that is permitted under Section 6.04(m);
6.3.1.1.any Borrowing Base Loan Party may be merged, amalgamated or consolidated with or into any other Person, so long as a Borrowing Base Loan Party is the surviving entity;
6.3.1.2.any Loan Party may be merged, amalgamated or consolidated with or into any other Person (other than a Borrowing Base Loan Party), so long as a Loan Party is the surviving entity; provided that if the Borrower is merged, amalgamated or consolidated with or into any other Person, the Borrower is the surviving entity; and
6.3.1.3.any Broker-Dealer and Wealth Management Subsidiary may be merged, amalgamated or consolidated with or into any other Subsidiary of the Borrower so long as in the case of a merger, amalgamation or consolidation with (x) a Loan Party, such Loan Party is the surviving entity or (y) a Non-Guarantor Subsidiary, such Broker-Dealer and Wealth Management Subsidiary is the surviving entity;
6.3.2.(i)    any Non-Guarantor Subsidiary (other than the Broker-Dealer and Wealth Management Subsidiaries) may Dispose of all or substantially all of its assets or business (upon voluntary liquidation or otherwise) to (x) the Borrower or any Subsidiary thereof or (y) any other Person in a transaction that is permitted under Section 6.04(m);
6.3.2.1.any Borrowing Base Loan Party may Dispose of all or substantially all of its assets or business (upon voluntary liquidation or otherwise) to any other Borrowing Base Loan Party;
6.3.2.2.any Loan Party (other than the Borrower) may Dispose of all or substantially all of its assets or business (upon voluntary liquidation or otherwise) to any other Loan Party (other than the Ultimate Parent); and
6.3.2.3.any Broker-Dealer and Wealth Management Subsidiary may Dispose of all or substantially all of its assets or business (upon voluntary liquidation or otherwise) to any other Loan Party (other than the Ultimate Parent) or to any other Broker-Dealer and Wealth Management Subsidiary;
6.3.3.any merger the purpose of which is to reincorporate or reorganize a Group Member in another jurisdiction shall be permitted; provided that, in the case of any Loan Party, such reincorporation

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or reorganization shall be subject to the prior written consent of the Administrative Agent not to be unreasonably withheld;
6.3.4.any Non-Guarantor Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is not materially adverse to the interests of the Lenders, provided
6.3.4.1.no Event of Default shall result therefrom, and
6.3.4.2.the surviving Person (or the Person who receives the assets of such dissolving or liquidated Subsidiary) shall be a Subsidiary of the Borrower;
6.3.5.[reserved];
6.3.6.any Non-Guarantor Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted by the Loan Documents; and
6.3.7.any Non-Guarantor Subsidiary may conduct a division that produces two or more surviving or resulting Persons.
6.4.Limitations on Dispositions. Dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any Equity Interests of such Subsidiary to any Person, except:
6.4.1.Dispositions in the ordinary course of business;
6.4.2.with respect to a Group Member (other than any Borrowing Base Loan Party), Dispositions of obsolete, damaged, worn out, used or surplus property (including for purposes of recycling), whether now owned or hereafter acquired and Dispositions of property that is no longer used or useful in the conduct of the business of the Group Members or economically practicable or commercially desirable to maintain;
6.4.3.with respect to a Group Member (other than any Borrowing Base Loan Party), Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral such replacement property shall constitute Collateral;
6.4.4.Dispositions of Cash Equivalents; provided, that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;
6.4.5.the BRR2 Disposition;
6.4.6.with respect to a Group Member (other than any Borrowing Base Loan Party), subleases, licenses or sublicenses (including the provision of software under an open source license), which do not materially interfere with the business of the Group Members, taken as a whole; provided, that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;
6.4.7.with respect to a Group Member (other than any Borrowing Base Loan Party), Dispositions of property subject to casualty events;

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6.4.8.with respect to a Non-Guarantor Subsidiary, Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
6.4.9.with respect to a Group Member (other than any Borrowing Base Loan Party), Dispositions or discounts of accounts receivable and related assets in connection with the collection or compromise thereof;
6.4.10.with respect to a Non-Guarantor Subsidiary, Dispositions in connection with the unwinding of any Swap Contract;
6.4.11.with respect to a Non-Guarantor Subsidiary, the abandonment or discontinuance of the maintenance of any Intellectual Property that is no longer material to the conduct of the Borrower or any other Group Member, or otherwise of material value;
6.4.12.Dispositions by a Non-Guarantor Subsidiary to any Subsidiary of the Borrower (other than Dispositions by the Broker-Dealer and Wealth Management Subsidiaries to a Non-Guarantor Subsidiary);
6.4.13.Dispositions by a Group Member (other than Borrowing Base Loan Parties or the Ultimate Parent) of assets for fair market value; provided that with respect to any such Disposition (or series of related Dispositions) with a fair market value of $25,000,000 or more, at least 80% of the consideration shall consist of cash or Cash Equivalents; provided further that such Group Member may make such Dispositions (or series of related Dispositions) with a fair market value of $25,000,000 or more under this clause (m) where less than 80% of the consideration consists of cash or Cash Equivalents so long as (i) the Borrower or such Non-Guarantor Subsidiary shall have delivered a prior written request to the Administrative Agent for a waiver of such requirement at least ten (10) Business Days prior to such Disposition and (ii) if such request is denied, the Term Loans shall have been prepaid in an amount equal to the fair market value of such non-cash consideration (as determined by the Borrower in good faith), together with any prepayment premium due under Section 2.09(c), within 60 days of consummation of such Disposition;
6.4.14.Any sale or issuance of:
6.4.14.1.Equity Interests of any Loan Party to any other Loan Party;
6.4.14.2.Equity Interests in the Wealth Management Subsidiary; provided that (i) all consideration received in connection with any such Disposition (including non-cash consideration) shall be deemed to be Non-Ordinary Course Proceeds for the purposes of Section 2.10(g)(iii) (and, for the avoidance of doubt, the utilization of the $250,000,000 reinvestment basket set forth therein), but that the amount of any prepayment pursuant to Section 2.10(g) in connection with such Disposition shall not exceed the amount of Net Cash Proceeds (determined without deeming non-cash consideration to be Net Cash Proceeds) and (ii) so long as before and after giving effect to such Disposition, no Event of Default shall have occurred and be continuing;
6.4.14.3.Equity Interests in Nogin Commerce, LLC, pursuant to the Nogin Secured Convertible Promissory Note; and
6.4.14.4.Equity Interests of the Ultimate Parent.

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6.4.15.To the extent constituting Dispositions, Liens permitted pursuant to Section 6.02, Restricted Payments pursuant to Section 6.05 and Investments pursuant to Section 6.06.
6.5.Limitation on Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
6.5.1.The Borrower may declare and make Restricted Payments in the form of cash, in the ordinary course of business and consistent with past practice so long as before and after giving effect to such Restricted Payment,
6.5.1.1.no Default or Event of Default has occurred and is continuing;
6.5.1.2.the Borrower is in compliance with Section 6.09 and 6.13 on a Pro Forma Basis; and
6.5.1.3.the proceeds of such Restricted Payment shall be applied within five (5) Business Days of receipt by the Ultimate Parent to (w) a Restricted Payment permitted under Section 6.05(e), Section 6.05(f), and Section 6.05(i) (x) the payment of Indebtedness of the Ultimate Parent, (y) the payment of public company compliance costs, operating expenses and other corporate overhead costs and expenses (including administrative, legal, accounting, and similar expenses payable to third parties) or (z) fund Deposit Accounts of the Ultimate Parent in an amount not to exceed $3,000,000 at any given time, the proceeds of which shall be used for working capital or other general corporate purposes of the Ultimate Parent;
6.5.2.(i)    Any Borrowing Base Loan Party may declare and make cash Restricted Payments as set forth in a Waterfall Certificate, up to two (2) times per month, so long as before and after giving effect to such Restricted Payment,
6.5.2.1.1.no Default or Event of Default has occurred and is continuing;
6.5.2.1.2.the Borrower has delivered a pro forma Borrowing Base Certificate pursuant to Section 5.14 calculating the Adjusted Secured Asset Portfolio Value as of the date of such Restricted Payment demonstrating that the aggregate principal amount of the Loans will be less than 45% of the Adjusted Secured Asset Portfolio Value;
6.5.2.1.3.in the case of Restricted Payments made with the proceeds of Non-Ordinary Course Proceeds, the Borrower also prepays Loans with the proceeds of such Restricted Payments to the extent required by Section 2.10(h);
6.5.2.1.4.the Borrower is in compliance with Sections 6.09 and 6.13 on a Pro Forma Basis;
6.5.2.1.5.the making of such Restricted Payment shall not result in the Total Outstanding Amount to exceed the Borrowing Base then in effect; and
6.5.2.1.6.in the case Restricted Payments with the proceeds of Non-Ordinary Course Proceeds, such Non-Ordinary Course Proceeds were received prior to the second anniversary of the Closing Date;

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6.5.2.1.Any Borrowing Base Loan Party may declare and make cash Restricted Payments as set forth in a Waterfall Certificate (provided that without duplication, (A) 100% of the proceeds of any such Restricted Payment shall be immediately applied by the Borrower to prepay outstanding Term Loans and the amounts set forth in Section 2.09(c) (which, for the avoidance of doubt, shall apply) payable in connection with such prepayment (and, for the avoidance of doubt, the Total Revolving Commitments shall be reduced as set forth in Section 2.10(a) in connection with such prepayment) or (B) the Borrower shall immediately terminate in whole or permanently reduce in part the Total Revolving Commitments (on a pro rata basis as among the various Classes thereof (in accordance with the respective amounts thereof)) and pay the amounts set forth in Section 2.09(c) (which, for the avoidance of doubt, shall apply) payable in connection with such termination or reduction in an aggregate amount equal to the amount of any such Restricted Payment), so long as before and after giving effect to such Restricted Payment:
1.1.1.1.1.no Default or Event of Default has occurred and is continuing;
1.1.1.1.2.the aggregate principal amount of the Loans does not exceed the Borrowing Base in effect at such time; and
1.1.1.1.3.the Borrower is in compliance with Sections 6.09 and 6.13 on a Pro Forma Basis;
6.5.2.2.any Borrowing Base Loan Party may declare and make cash Restricted Payments to the extent required to make prepayments required pursuant to Section 2.10(g), the proceeds of which shall be immediately applied by the Borrower as set forth in Section 2.10(g);
6.5.2.3.any Borrowing Base Loan Party may declare and make Restricted Payments in the form of cash or Cash Equivalents at any time, solely to the extent that all of the proceeds of such Restricted Payment are immediately contributed by BR Advisory & Investments, LLC to another Borrowing Base Loan Party;
6.5.3.any Group Member (other than a Borrowing Base Loan Party) may declare and make Restricted Payments to any Loan Party (other than the Ultimate Parent), or, in the case of non-Wholly-Owned Subsidiaries, to any Loan Party and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Loan Party), based on their relative ownership interests;
6.5.4.any non-Guarantor Subsidiary may declare and make Restricted Payments to any other Group Member (other than (i) Restricted Payments to the Ultimate Parent and (ii) Restricted Payments by the Broker-Dealer and Wealth Management Subsidiaries to Non-Guarantor Subsidiaries);
6.5.5.the Ultimate Parent may declare and make regularly scheduled quarterly cash Restricted Payments (and in the case of clause (i), redemptions and stock buy-backs), the aggregate amount of which shall not exceed in any four fiscal quarter period:
6.5.5.1.if the Total Net Leverage Ratio is, on a Pro Forma Basis, and has been, as of the end of each of the most recently ended four fiscal quarters, no greater than 4.75:1.00, 40% of Operating EBITDA of the Group Members as of the most recently ended Test Period, so long as before and after giving effect to such Restricted Payment:

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1.1.1.1.1.no Default or Event of Default has occurred and is continuing;
1.1.1.1.2.the aggregate principal amount of the Loans does not exceed the Borrowing Base in effect at such time; and
1.1.1.1.3.the Borrower is in compliance with Sections 6.09 and 6.13 on a Pro Forma Basis; or
6.5.5.2.otherwise, the lesser of (x) the total outstanding number of shares of common stock of the Ultimate Parent multiplied by $4.00 per share (which shall be adjusted for stock splits) and (y) 40% of Operating EBITDA of the Group Members as of the most recently ended Test Period, so long as before and after giving effect to such Restricted Payment:
1.1.1.1.1.no Default or Event of Default has occurred and is continuing;
1.1.1.1.2.the aggregate principal amount of the Loans does not exceed the Borrowing Base in effect at such time;
1.1.1.1.3.the Borrower is in compliance with Sections 6.09 and 6.13 on a Pro Forma Basis; and
1.1.1.1.4.the Total Net Leverage Ratio is, on a Pro Forma Basis, no greater than:

Fiscal Quarter	Total Net Leverage Ratio
For the fiscal quarter ending March 31, 2024 through the fiscal quarter ending June 30, 2024:	6.25:1.00
For fiscal quarter ending September 30, 2024 through the fiscal quarter ending June 30, 2025:	6.00:1.00
Thereafter:	5.75:1.00

6.5.6.the Ultimate Parent may declare and make (i) cash Restricted Payments not to exceed $10,000,000 in any four fiscal quarter period in respect of payments related to the vesting of restricted stock units of the Ultimate Parent and (ii) cash Restricted Payments not to exceed $20,000,000 in respect of the performance restricted stock units;
6.5.7.each of BR Advisory & Investments, LLC and 6 Brands and its Subsidiaries may, in each case, declare and make Restricted Payments to all holders of its Equity Interests ratably based on their relative ownership interests according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, or otherwise as provided pursuant to such entity’s Organizational Documents, so long as before and after giving effect to such Restricted Payment no Event of Default has occurred and is continuing;

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6.5.8.(i) the Borrower may declare and make Restricted Payments in the form of dividends or distributions to the Ultimate Parent solely from cash held in the Dividend Reserve in an aggregate amount not to exceed $65,000,000, the proceeds of which shall be applied substantially simultaneously by the Ultimate Parent to a Restricted Payment permitted under the following clause (ii) and (ii) the Ultimate Parent may declare and make Restricted Payments in the form of dividends or distributions to shareholders or redemptions and stock buy-backs with the proceeds of Restricted Payments permitted under the foregoing clause (i), in each case, so long as before and after giving effect to such Restricted Payments, (x) no Default or Event of Default has occurred and is continuing and (y) the Borrower is in compliance with Sections 6.09 and 6.13(d) on a Pro Forma Basis;
6.5.9.the Ultimate Parent may declare and make cash Restricted Payments in the form of dividends (but not redemptions or stock buy-backs) on (i) preferred equity outstanding on the Closing Date and (ii) preferred equity issued after the Closing Date to the extent the net proceeds of such preferred equity were applied to repay Indebtedness of the types described in clauses (a) through (e) of the definition of “Indebtedness”, in each case, so long as before and after giving effect to such Restricted Payment no Event of Default has occurred and is continuing;
6.5.10.the Ultimate Parent may declare and make Restricted Payments in the form of Qualified Equity Interests; and
6.5.11.the Ultimate Parent may make the previously-declared regularly scheduled quarterly dividend for the fiscal quarter ending June 30, 2023 and the Borrower may make Restricted Payments to the Ultimate Parent to make such dividend.
6.6.Limitation on Investments. Make directly or indirectly, any Investments, except:
6.6.1.(i)    Investments in any Borrowing Base Loan Party;
6.6.1.1.Investments by the Borrower or any Subsidiary thereof (other than a Borrowing Base Loan Party) in any Loan Party (other than the Ultimate Parent);
6.6.1.2.Investments by any Borrowing Base Loan Party in the ordinary course of business and consistent with past practice (which shall not include any investments in other Group Members, other than in Nogin or Reval); provided that so long as before and after giving effect to such Investment, no Event of Default shall have occurred and be continuing; and
6.6.1.3.Investments by any Non-Guarantor Subsidiary in the Borrower or any Subsidiary thereof (other than (i) Investments in any Specified Excluded Subsidiary and (ii) Investments by the Broker-Dealer and Wealth Management Subsidiaries in a Non-Guarantor Subsidiary);
6.6.2.Investments by Ultimate Parent (x) in the Borrower, (y) in any Person to the extent such Investment is a Guarantee Obligation of Indebtedness or other liabilities or commitments of such Person, and (z) in any Person to the extent such Investment is contributed by Ultimate Parent to any Group Member substantially concurrently with the making of such Investment (provided that (A) such contribution by Ultimate Parent and (B) such Investment, following its contribution to such Group Member, are, in each case, permitted under Section 6.06 without reference to this clause (z)) in each case, in the ordinary course of business and consistent with past practice;

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6.6.3.Investments existing on the Closing Date and set forth on Schedule 6.06 and any modification, replacement, renewal or extension thereof (but without increasing the size of such Investment);
6.6.4.Investments by the Borrower, B. Riley Retail Solutions, LLC or any of the Subsidiaries of B. Riley Retail Solutions, LLC to fund guaranteed liquidation transactions in the ordinary course of business and consistent with past practice;
6.6.5.other Investments (other than by a Borrowing Base Loan Party) in an aggregate outstanding amount not exceed the lesser of (x) $100,000,000 and (y) the available capacity under clause (d) of the definition of “Permitted Acquisition”, so long as before and after giving effect to such Investment, no Default or Event of Default has occurred and is continuing;
6.6.6.Investments by the Borrower or any Subsidiary of the Borrower that is a parent entity of the Broker-Dealer and Wealth Management Subsidiaries in the Broker-Dealer and Wealth Management Subsidiaries and, in each case, any successor thereto, made in the ordinary course of business, including to the extent necessary for such Broker-Dealer and Wealth Management Subsidiary to be in compliance with its net capital requirements under any applicable law;
6.6.7.Investments by any Broker-Dealer and Wealth Management Subsidiary, including (i) securities purchased under agreements to resell (to the extent such transactions constitute Investments) and (ii) Investments by the Broker-Dealer and Wealth Management Subsidiaries in margin loans to customers, in each case in the ordinary course of a broker-dealer business;
6.6.8.Investments in connection with or consisting of an equity line of credit commitment in the ordinary course of business and consistent with past practice by B. Riley Principal Investments, LLC and its Subsidiaries that are Loan Parties;
6.6.9.Investments in connection with registered exchange offers by B. Riley Principal Investments, LLC and its Subsidiaries that are Loan Parties;
6.6.10.Permitted Acquisitions by the Borrower or any Subsidiary thereof (other than a Borrowing Base Loan Party);
6.6.11.Investments received (i) in connection with the bankruptcy, work-out, reorganization or recapitalization of any Person, (ii) in settlement or compromise of delinquent obligations of, or other disputes with or judgments against, customers, trade-creditors, suppliers, licensees and other account debtors arising in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of any customer, trade creditor, supplier, licensee or other account debtor, (iii) in satisfaction of judgments against other Persons, (iv) as a result of foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (v) in settlement, compromise or resolution of litigation, arbitration or other disputes;
6.6.12.to the extent constituting an Investment, Indebtedness of any Group Member (other than a Borrowing Base Loan Party) to any other Group Member in connection with tax payments and settlements incurred in the ordinary course and consistent with past practices pursuant to a customary arms-length sharing agreement, so long as such Indebtedness is subordinated to the Loans pursuant to the Subordinated Intercompany Note;

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6.6.13.Investments (i) by B. Riley Principal Investments, LLC and its Subsidiaries that are Loan Parties and (ii) B. Riley Venture Capital, LLC, in each case, in the ordinary course of business and other than acquisitions or similar investments in which B. Riley Principal Investments, LLC or its Subsidiaries would acquire a majority of the voting or economic interests of any Person; and
6.6.14.Investments in the ordinary course of business and consistent with past practice by Nogin and its Subsidiaries.
6.7.Modifications of Organizational Documents. Amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and would not reasonably be expected to be, materially adverse to the rights of the Lenders.
6.8.Limitation on Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions involving aggregate consideration in excess of $5,000,000, whether or not in the ordinary course of business, with any Affiliate of the Ultimate Parent, the Borrower or any Subsidiary (other than (i) between or among solely Borrowing Base Loan Parties, (ii) between or among solely Loan Parties (other than Borrowing Base Loan Parties) or (iii) between or among any Non-Guarantor Subsidiaries), unless such transaction is (i) otherwise not prohibited under this Agreement and (ii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, except that the following shall be permitted:
6.8.1.Restricted Payments permitted under Section 6.05;
6.8.2.employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans, stock incentive plans and employee benefit plans and arrangements in the ordinary course of business;
6.8.3.payments to or from, and transactions with, Subsidiaries to the extent otherwise permitted under Section 6.06;
6.8.4.transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth in Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.
6.9.Limitations in Respect of Margin Stock. So long as Margin Stock secures, directly or indirectly, the Obligations, (a) allow or permit the aggregate principal amount of the Loans to exceed the Maximum Loan Value of the Collateral, subject to the ability to cure such deficiency within the time frame provided in Section 2.10(f), (b) take any action with respect to the Loan Documents that would result in a violation of Regulation U or X, or (c) notwithstanding any other provision herein, make any restricted payments, distributions, substitution or any other withdrawals of any Collateral (each a “Withdrawal”) to the extent the aggregate principal amount of the Loans exceeds the Maximum Loan Value of the Collateral immediately prior to, or after giving effect to, any Withdrawal (for the avoidance of doubt, without regard to any cure period set forth in Section 2.10(f)).

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6.10.Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Ultimate Parent or the Borrower to end on a day other than December 31 or change the Ultimate Parent’s or the Borrower’s method of determining fiscal quarters.
6.11.Limitation on Burdensome Agreements. Enter into or suffer to exist or become effective any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, to secure the Obligations or (b) the ability of any Subsidiary to (i) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any Subsidiary thereof, (ii) make loans or advances to, or other Investments in, the Borrower or any Subsidiary thereof or (iii) transfer any of its properties to the Borrower or any Subsidiary thereof, except for any such restrictions that:
6.11.1.exist under this Agreement and the other Loan Documents;
6.11.2.exist on the date hereof and (to the extent not otherwise permitted by this Section 6.11) are listed on Schedule 6.11 hereto;
6.11.3.are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary;
6.11.4.are restrictions that are binding on a Non-Guarantor Subsidiary (provided that such restrictions are not prohibited by this Agreement);
6.11.5.are customary restrictions and conditions that arise in connection with any Permitted Lien or that are contained in any agreement relating to any Disposition permitted by Section 6.04 pending the consummation of such Disposition; provided that such restrictions and conditions apply only to the property that is the subject of such Disposition and not to the proceeds to be received by the Group Members in connection with such Disposition;
6.11.6.with respect to any Non-Guarantor Subsidiary, are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.06;
6.11.7.are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or the subject of or that secures such Indebtedness and the proceeds and products thereof;
6.11.8.are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto;
6.11.9.are restrictions on cash or other deposits imposed by customers or trade counterparties under contracts entered into in the ordinary course of business;
6.11.10.are customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
6.11.11.arise in connection with cash or other deposits permitted under Section 6.02;

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6.11.12.are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;
6.11.13.comprise restrictions that are, taken as a whole, in the good faith judgment of the Borrower (i) no more restrictive than the restrictions contained in this Agreement, and not reasonably anticipated to materially and adversely affect the Loan Parties’ ability to make any payments required hereunder;
6.11.14.apply by reason of any applicable law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Group Member;
6.11.15.are subject to the applicable override of provisions of the UCC;
6.11.16.are customary provisions (including provisions limiting the Disposition, distribution or encumbrance of assets or property) included in Sale and Leaseback agreements or other similar agreements;
6.11.17.are net worth provisions contained in agreements entered into by the Borrower or any Group Member, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower or any Group Member to meet its ongoing obligations;
6.11.18.are restrictions arising in any agreement relating to any cash management obligation to the extent such restrictions relate solely to the cash, bank accounts or other assets or activities subject to the applicable cash management services;
6.11.19.are customary restrictions and conditions contained in any (x) software license or (y) agreement relating to the sale of any property permitted under Section 6.04 pending the consummation of such sale; and
6.11.20.are amendments, modifications, restatements, refinancings or renewals of the agreements, contracts or instruments referred to in Section 6.11(a) through Section 6.11(s) above; provided that such amendments, modifications, restatements, refinancings or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.
6.12.Limitation on Lines of Business. With respect to any Borrowing Base Loan Party, enter into any material line of business, except for those lines of business in which such Borrowing Base Loan Party is engaged on the Closing Date or that are reasonably related thereto or are reasonable extensions thereof.
6.13.Financial Covenants.
6.13.1.Maximum Senior Secured Net Leverage Ratio. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Senior Secured Net Leverage Ratio on the last day of any Test Period to exceed 3.00:1.00.
6.13.2.Maximum Total Net Leverage Ratio. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Total Net Leverage Ratio on the last day of any Test Period to exceed the ratio set forth below opposite the last day of such Test Period:

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Fiscal Quarter	Total Net Leverage Ratio
For the first through the eighth full fiscal quarters after the Closing Date:	8.00:1.00
Thereafter:	7.00:1.00

6.13.3.Minimum Interest Coverage Ratio. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Interest Coverage Ratio on the last day of any Test Period to be less than the ratio set forth below opposite the last day of such Test Period:

Fiscal Quarter	Interest Coverage Ratio
For the first through the fourth full fiscal quarters after the Closing Date:	1.25:1.00
For the fifth through the eighth full fiscal quarters after the Closing Date:	1.35:1.00
Thereafter:	1.45:1.00

6.13.4.Minimum Liquidity Covenant. Permit Liquidity to be less than $100,000,000 at any time.
6.13.5.Maximum Borrower Net Asset Value LTV. Permit the aggregate principal amount of the Loans to be greater than 35% of the Net Asset Value for the Borrower, as of the last day of any Test Period.
6.13.6.Maximum Secured Asset Portfolio LTV. Permit the aggregate principal amount of the Loans to be greater than 55% of the Adjusted Secured Asset Portfolio Value, as of the last day of any calendar month as reflected in the Borrowing Base Certificate for the relevant calendar month.
Compliance with this Section 6.13 shall be tested on the date that the financial statements for the applicable Test Period have been or are required to be delivered pursuant to Section 5.01(a)(i), (a)(ii)(x), (b)(i) or (b)(ii)(x), as applicable, and not prior to such date; provided that compliance with Section 6.13(f) shall be tested on the date that the Borrowing Base Certificate for the applicable calendar month has been or is required to be delivered pursuant to Section 5.14(a), and not prior to such date.
6.14.Limitation on Activities of the Borrower. In the case of the Borrower, notwithstanding anything to the contrary in this Agreement or any other Loan Document, conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any material business or operations or own any material assets other than:
6.14.1.its ownership of the Equity Interests of its Subsidiaries and activities incidental thereto,

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6.14.2.activities incidental to the maintenance of its existence (including the ability to incur fees, costs and expenses relating to such maintenance) and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees,
6.14.3.activities relating to the performance of obligations and payments under the Loan Documents and the documentation governing other Indebtedness to which it is a party that is permitted to be incurred under Section 6.01,
6.14.4.making Investments and contributions to the capital of its Subsidiaries permitted under Section 6.06,
6.14.5.the incurrence of Indebtedness permitted under Section 6.01 and activities required thereunder,
6.14.6.the making of Restricted Payments permitted to be made by the Borrower pursuant to Section 6.05,
6.14.7.guaranteeing the obligations of its Subsidiaries in each case solely to the extent such obligations of its Subsidiaries are not prohibited hereunder,
6.14.8.participating in tax, accounting and other administrative matters as a member of a consolidated, combined or unitary group that includes Ultimate Parent and the Borrower,
6.14.9.the entry into and performance of its obligations with respect to contracts and other arrangements directly related to any other activity permitted under this Section 6.14 and providing indemnification to officers, managers, directors and employees,
6.14.10.making Investments in assets that are Cash Equivalents,
6.14.11.the receipt of Restricted Payments, and
6.14.12.the consummation of the Transactions.
6.15.Limitation on Activities of Ultimate Parent. In the case of Ultimate Parent, notwithstanding anything to the contrary in this Agreement or any other Loan Document, conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any material business or operations or own any material assets other than:
6.15.1.subject to Section 5.16, its ownership of the Equity Interests of the Borrower and activities incidental thereto (it being understood that Ultimate Parent shall own no Equity Interests of any Person other than the Borrower),
6.15.2.activities incidental to the maintenance of its existence, including with respect to public company activities, and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, including with respect to employment, benefits and health insurance,
6.15.3.participating in tax, accounting and other administrative matters as a member of a consolidated, combined or unitary group that includes Ultimate Parent and the Borrower,

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6.15.4.the performance of obligations under the Loan Documents and the documentation governing other Indebtedness to which it is a party that is expressly permitted hereunder,
6.15.5.the making of Restricted Payments permitted to be made by Ultimate Parent pursuant to Section 6.05,
6.15.6.the holding of any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 6.05 pending application by Ultimate Parent,
6.15.7.any public offering of its common stock or any other issuance of its Equity Interests,
6.15.8.the making of capital contributions to the capital of the Borrower,
6.15.9.the entry into and performance of its obligations with respect to contracts and other arrangements directly related to any other activity permitted under this Section 6.15 and providing indemnification to officers, managers, directors and employee,
6.15.10.the consummation of the Transactions,
6.15.11.the receipt of Restricted Payments from the Borrower, and
6.15.12.the incurrence of Indebtedness permitted pursuant to Section 6.01 and the performance of its obligations thereunder.
6.16.Limitation on Activities of Borrowing Base Loan Parties. In the case of each Borrowing Base Loan Party, notwithstanding anything to the contrary in this Agreement or any other Loan Document,
6.16.1.conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or own any assets other than
6.16.1.1.the ownership of and investment in Portfolio Assets and cash and Cash Equivalents and activities incidental thereto;
6.16.1.2.activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto;
6.16.1.3.activities relating to the performance of obligations under the Loan Documents; and
6.16.1.4.the making of Restricted Payments permitted to be made by the Borrowing Base Loan Parties pursuant to Section 6.05, or
6.16.2.incur, create, assume or suffer to exist any commitment to provide a Credit Asset or extend credit, advances or other financial accommodation (whether in the form of a revolving facility or delayed draw term loan commitments) or otherwise results in the imposition of an obligation to fund future advances or payments other than commitments for periods not to exceed 60 days to fund term loans that would be Eligible Credit Assets following origination.

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6.17.No Impairment of Public Equities; Restricted Transactions. Without the written consent of the Administrative Agent, Borrower shall not take any action that would impair any Lender’s security interest in any Public Equities that are pledged as Collateral or such Lender’s ability to exercise remedies against such Public Equities (including by imposing any Transfer Restrictions (other than Approved Transfer Restrictions) on any such pledged Public Equities, or entering into any shareholders’ agreement, a lock-up agreement). No Borrowing Base Loan Party shall, directly or indirectly enter into or allow to exist any Restricted Transaction without the written consent Administrative Agent other than those set forth on Schedule 6.17.
7.
EVENTS OF DEFAULT AND REMEDIES
7.1.Events of Default. Each of the following events shall constitute an Event of Default:
7.1.1.the Borrower or any Loan Party shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, whether at the due date thereof or at a fixed date for payment thereof or by acceleration thereof or otherwise or (ii) any interest on any Loan or any fee or other amount (other than an amount referred to in clause (i)) payable hereunder or under any other Loan Document within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
7.1.2.any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Ultimate Parent or the Borrower herein, in any other Loan Document or in any document or certificate delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
7.1.3.(i) any of Ultimate Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03(a) or Section 5.05(a) (with respect to Ultimate Parent and the Loan Parties only), Section 5.01(a) or Section 5.01(b), Section 5.11, the last sentence of Section 5.15(d), Section 5.16 or Article VI or in Section 5 of the Guarantee and Collateral Agreement with respect to any material portion of the Collateral; or
7.1.4.any of Ultimate Parent or the Borrower shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document (other than as provided in Section 7.01(a), Section 7.01(b) or Section 7.01(c)), and such failure continues unremedied or unwaived for a period of 30 days (or in the case of Section 5.14 and Section 5.15 (other than the last sentence of Section 5.15(d)), five Business Days) after the earlier of (i) the date an officer of any of Ultimate Parent or the Borrower becomes aware of such default and (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or
7.1.5.(i)    any Group Member shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period in respect thereof; or (B) fail to observe or perform any other term, covenant, agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holders or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) to cause, with or without the giving of notice, the lapse of time or both, such Material Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor, or

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7.1.5.1.there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Group Member is the “Defaulting Party” (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any “Termination Event” (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which any Group Member is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by any Group Member as a result thereof is greater than the Threshold Amount, in each case pursuant to its terms;
provided that clause (e)(ii) shall not apply
7.1.5.1.1.to any secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness;
7.1.5.1.2.to the conversion of, or the satisfaction of any condition to the conversion of, any Indebtedness that is convertible or exchangeable for Qualified Equity Interests; or
7.1.5.1.3.to a customary “change of control” put right in any indenture governing any such Indebtedness in the form of notes; or
7.1.6.(i) a court of competent jurisdiction shall enter a decree or order for relief in respect of any Group Member in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Group Member under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Group Member, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Group Member for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Group Member, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or
7.1.7.(i) any Group Member shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Group Member shall make any assignment for the benefit of creditors; or (ii) any Group Member shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Group Member (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.01(f); or
7.1.8.(i) there exists any fact or circumstance that reasonably would be expected to result in the imposition of a Lien or security interest on any property or any Group Member pursuant to Section 430(k)

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of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code; or (ii) there occurs one or more other ERISA Events which has resulted or would reasonably be expected, individually or in the aggregate, to result in liability in excess of the Threshold Amount; or
7.1.9.one or more judgments shall be rendered against any Group Member and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Group Member to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of the Threshold Amount or (ii) is for injunctive relief and would reasonably be expected to result in a Material Adverse Effect; or
7.1.10.at any time after the execution and delivery thereof, (i) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement for any reason other than Payment in Full shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or Payment in Full) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case, for any reason other than (x) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (y) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates or other instruments delivered to it under the Security Documents, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien on any Collateral (other than, solely with respect to perfection, any Excluded Perfection Assets) purported to be covered by the Security Documents; or
7.1.11.any Change of Control shall occur.
7.2.Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:
7.2.1.declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
7.2.2.declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including any premium which shall be due and payable as a result of the acceleration of such principal amounts within the time periods specified in Section 2.09(c)), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
7.2.3.exercise on behalf of itself and the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or at law or in equity;
provided, however, that upon the occurrence of any Event of Default described in Section 7.01(f) or Section 7.01(g), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid (including any

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premium which shall be due and payable as a result of the acceleration of such principal amounts within the time periods specified in Section 2.09(c)) shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
7.3.Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.22, be applied by the Administrative Agent in the following order:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses, costs, losses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and Collateral Agent) payable under the Loan Documents to the Administrative Agent and the Collateral Agent in their capacities as such;
second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable by them; and
last, the balance, if any, after Payment in Full, to the Borrower or as otherwise required by Law.
8.
THE AGENTS
8.1.Appointment and Authority. Each of the Lenders hereby irrevocably appoints Nomura Corporate Funding Americas, LLC to act on its behalf as the Administrative Agent and Computershare Trust Company, N.A. to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents to which each such Agent is a party, respectively, and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and neither the Borrower nor any Loan Party shall have any rights as a third-party beneficiary of any such provisions (other than as expressly provided herein). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or any other Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
8.2.Rights as a Lender. Any Person serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender

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and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as the Administrative Agent or the Collateral Agent hereunder in its capacity as a Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.
8.3.Exculpatory Provisions.
8.3.1.The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which such Agent is a party, as applicable, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:
8.3.1.1.shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
8.3.1.2.shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
8.3.1.3.shall not, except as expressly set forth herein and in the other Loan Documents to which such Agent is a party, as applicable, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or the Collateral Agent or any of its Affiliates in any capacity.
8.3.2.Notwithstanding any other provision of the Loan Documents, the Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or under the other Loan Documents) or (in the case of the Collateral Agent) with the consent or at the request or direction of the Administrative Agent, or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and nonappealable judgment of a court of competent jurisdiction. The Administrative Agent and the Collateral Agent shall not be deemed to have knowledge of, or be required to act upon, any Default or Event of Default unless and until notice describing such Default or Event of Default is given to a responsible officer of the Administrative Agent or the Collateral Agent (in the case of the Collateral Agent, within Computershare Corporate Trust) in writing by the Borrower or a Lender, referring to this Agreement, describing such Default or Event of

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Default and stating that such notice is a “notice of default”, and the Administrative Agent and the Collateral Agent shall have no duty to take any action to determine whether any such event has occurred.
8.3.3.The Administrative Agent and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the actions or omissions of any other party hereto or thereto, the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.
8.3.4.Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Loan Documents to which each such Agent is a party, respectively, on the date hereof on behalf of and for the benefit of the Lenders.
8.3.5.Collateral Agent Provisions.
8.3.5.1.The Collateral Agent shall never be required to use, risk or advance its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties or the exercise of any of its rights and powers under the Loan Documents.
8.3.5.2.In no event shall the Collateral Agent be liable for any consequential, indirect, punitive or special loss or damage of any kind whatsoever (including loss of profit) relating to its performance of its duties under this Agreement or any other Loan Document irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
8.3.5.3.The Collateral Agent shall not be responsible for delays or failures to perform any act or fulfill any duty, obligation or responsibility as a result of any occurrence beyond its control. Such acts shall include, but not be limited to, any act of God, riots, wars, fires, earthquakes or other natural disasters, terrorism, provision of any present or future law or regulation or act of any governmental authority, civil unrest, labor dispute, disease, epidemic or pandemic, quarantine, national emergency, utility failure, computer hardware or software failure, malware or ransomware attack, communications system failure, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system.
8.3.5.4.Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Collateral Agent and other publicly available information shall not constitute actual or constructive knowledge.
8.3.5.5.Knowledge of or notices or other documents delivered to Computershare Trust Company, N.A. in any capacity shall not constitute knowledge of or delivery to Computershare

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Trust Company, N.A. in any other capacity under the Loan Documents or to any affiliate or other division of Computershare Trust Company, N.A.
8.3.5.6.Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Collateral Agent under the terms of this Agreement and the other Loan Documents, the Collateral Agent may seek the written direction of the Administrative Agent (which written direction may be in the form of an email), and the Collateral Agent is entitled to rely (and is fully protected in so relying) upon such direction. The Collateral Agent is not liable with respect to any action taken or omitted to be taken by it in accordance with such direction. If the Collateral Agent requests such direction with respect to any action, the Collateral Agent is entitled to refrain from such action unless and until the Collateral Agent has received such direction, and the Collateral Agent does not incur liability to any Person by reason of so refraining. If the Collateral Agent so requests, it must first be indemnified to its reasonable satisfaction by the Lenders against any and all fees, losses, liabilities and expenses which may be incurred by the Collateral Agent by reason of taking or continuing to take, or omitting, any action directed by the Administrative Agent or any Lender. Any provision of this Agreement or the other Loan Documents authorizing the Collateral Agent to take any action does not obligate the Collateral Agent to take such action.
8.3.5.7.If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
8.3.5.8.Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).
8.3.5.9.Not less than four (4) Business Days (or such shorter period as may be agreed to by the Collateral Agent) prior to any payment, distribution or transfer of funds by the Collateral Agent to any Person under the Loan Documents, the payee shall provide to the Collateral Agent such documentation and information as may be reasonably requested by the Collateral Agent (unless such Person has previously provided the documentation or information, and so long as such documentation or information remain accurate and true in all material respects). The Collateral Agent shall have no duty, obligation or liability to make any payment to any Person unless it has timely received such documentation and information with respect to such Person, which documentation and information shall be reasonably satisfactory to the Collateral Agent.
8.3.5.10.The Collateral Agent shall have no responsibility for interest or income on any funds held by it under the Loan Documents and any funds so held shall be held uninvested pending distribution thereof.

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8.3.5.11.Computershare Trust Company, N.A. and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the parent entities of the Borrower and its Affiliates as though Computershare Trust Company, N.A. were not the Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Computershare Trust Company, N.A. on or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.
8.3.5.12.Notwithstanding anything else to the contrary herein or in the other Loan Documents, whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that the Collateral Agent shall be acting at the direction of the Administrative Agent and shall be fully protected in acting pursuant to such directions. In all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under the Loan Documents if it shall not have received such direction, instruction, advice or concurrence. Additionally, under no circumstances shall the Collateral Agent be liable for any delay in acting, or liability caused by such delay, while it is awaiting such direction, or if necessary, a satisfactory indemnity.
8.3.5.13.Each party agrees and acknowledges that Computershare Trust Company, N.A. is acting in separate and distinct roles and capacities under the Loan Documents. In no event shall Computershare Trust Company, N.A. in any role or capacity have any duty or liability for any other role or capacity.
8.4.Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
8.5.Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of its respective duties and exercise its respective rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents (including Affiliates) appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to

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any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall not be responsible for the action or inaction or the supervision, negligence or misconduct of any sub-agents except to the extent that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents as determined by a court of competent jurisdiction in a final and non-appealable judgment.
8.6.Resignation of Administrative Agent or the Collateral Agent.
8.6.1.The Administrative Agent or the Collateral Agent may resign as Administrative Agent or Collateral Agent upon five days’ notice to the Lenders (in the case of the Administrative Agent), the Administrative Agent (in the case of the Collateral Agent) and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and in the case of a resignation of the Collateral Agent, the Administrative Agent), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (such 30th day or earlier day, as applicable, the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent; provided that in no event shall any such successor Administrative Agent or Collateral Agent be a Defaulting Lender or an Affiliate of the Borrower. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
8.6.2.With effect from the Resignation Effective Date (i) the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent or Collateral Agent), and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged as set forth in this Section 8.06). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable.
8.6.3.The Collateral Agent may merge or convert into, or consolidate with, another Person or sell or transfer all or substantially all of its corporate trust business, and any Person into which the

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Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent under the Loan Documents without the execution or filing of any paper or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
8.7.Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
8.8.No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder or thereunder to the extent expressly provided in the Loan Documents.
8.9.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
8.9.1.to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under the Loan Documents) allowed in such judicial proceeding; and
8.9.2.to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under the Loan Documents.

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8.10.Collateral and Guaranty Matters.
8.10.1.Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent to:
8.10.1.1.release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (w) upon Payment in Full, (x) that is sold or otherwise disposed to a Person other than a Loan Party as part of or in connection with any sale or other Disposition permitted under the Loan Documents, (y) upon such owner of the property ceasing to be a Loan Party pursuant to the terms of this Agreement or (z) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders or such other number or percentage of Lenders required hereby; and
8.10.1.2.release any Guarantor from its obligations under the Guarantee and Collateral Agreement upon Payment in Full or such Guarantor ceasing to be a Loan Party pursuant to the terms of this Agreement.
In connection with any release under this Section 8.10, to the extent that any instrument, notice, document or other writing or any other action by the Administrative Agent or Collateral Agent is necessary to effect or evidence such release, the Borrower shall deliver to the Administrative Agent and the Collateral Agent:
1.1.1.1.an officer’s certificate of the Borrower (A) stating that such release of the Lien or the release of the Guarantor, as applicable, complies with and is permitted by this Agreement and the other Loan Documents and (B) requesting the Collateral Agent to release the Lien on such property or release such Guarantor and to execute and deliver instruments or authorize filings in connection therewith; and
8.10.1.3.the proposed instrument or instruments releasing such Lien or releasing such Guarantor, in each case in form reasonably satisfactory to the Administrative Agent and the Collateral Agent with respect to its rights, immunities and obligations.
In connection with any release under Section 8.10(a)(i)(x), at the request and sole expense of any Guarantor, the Administrative Agent shall instruct the Collateral Agent, in writing, (i) to promptly deliver to such Guarantor any Collateral held by the Collateral Agent pursuant to the Guarantee and Collateral Agreement and (ii) to promptly execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such release, in each case, as set forth in Section 9.15 of the Guarantee and Collateral Agreement.
Any such release of guarantee obligations or security interests shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release

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its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty and Collateral Agreement pursuant to this Section 8.10.
8.10.2.The Administrative Agent and the Collateral Agent shall not be responsible for and shall not have any obligation whatsoever to assure (i) that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it, or is cared for, protected, or insured or has been encumbered, (ii) the genuineness or value of any Collateral or the validity or sufficiency of any agreement contained therein or the validity of the title of any Loan Party to the Collateral, or (iii) that the Liens granted to the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority. Notwithstanding anything contained in the Loan Documents or otherwise to the contrary, the Collateral Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents or otherwise; (ii) take any steps to preserve rights against any Person with respect to any Collateral; (iii) insure, monitor or maintain the Collateral; (iv) pay any taxes, charges, assessments or liens upon the Collateral; or (v) take any action to protect against any diminution in value of the Collateral. The actions described in items (i) through (v) shall be the sole responsibility of the Borrower.
8.10.3.Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee and Collateral Agreement or any other Security Document, it being understood and agreed that all powers, rights and remedies under any of the Security Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon written direction from the Administrative Agent (acting upon the written direction of the Required Lenders), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.
8.10.4.In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any applicable law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver (at the expense of the Borrower). The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any Environmental Law by reason of the

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Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
8.10.5.The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral and any other property in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for the account of other customers in similar transactions. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of its rights and powers. Except for reasonable care and preservation of the Collateral in its possession (as described above) and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto. The Collateral Agent shall have no duty, liability or obligation with respect to any Credit Asset Collections, Credit Asset, Credit Asset Document Checklist, Credit Asset Documents or Credit Asset Files other than as expressly set forth in any Loan Document to which the Collateral Agent is a party.
8.11.Erroneous Payments.
8.11.1.If the Administrative Agent notifies a Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
8.11.2.Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or

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(z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
8.11.2.1.(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
8.11.2.2.such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).
Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent from such Lender or Secured Party under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
8.11.3.In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that

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receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
8.11.4.The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
8.11.5.To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
8.11.6.Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
8.12.Certain ERISA Matters.
8.12.1.Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
8.12.1.1.such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
8.12.1.2.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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8.12.1.3.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
8.12.1.4.such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
8.12.2.In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.
MISCELLANEOUS
9.1.Amendments and Waivers.
9.1.1.None of the terms or provisions of this Agreement or any other Loan Document may be waived, supplemented or otherwise modified except in accordance with the provisions of this Section 9.01. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent (or the Collateral Agent as applicable) and each Loan Party party to the relevant Loan Document may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that, in addition to such Required Lender consent (except as otherwise set forth below), no such waiver, amendment, supplement or modification shall:
9.1.1.1.forgive the principal amount or extend the final scheduled date of maturity of any Loan, postpone, extend or delay any scheduled date of any amortization payment, or reduce or waive any amortization payment in respect of any Term Loan, postpone, extend or delay any date fixed for, or reduce or waive the stated rate of, any interest, premium, fee or other amounts (other than principal) due to the Lenders and payable hereunder or under any other Loan Document

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(except that, for the avoidance of doubt, any Default and any mandatory prepayment may, in each case, be postponed, extended, delayed, reduced, waived or modified solely with the consent of the Required Lenders), or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to reduce the rate of interest due in accordance with Section 2.14(c) or to waive any obligation of the Borrower to pay interest at such default rate;
9.1.1.2.amend, modify or waive any provision of this Section 9.01 or reduce any percentage specified in the definition of “Required Lenders” or consent to the assignment or transfer by the Borrower of any its rights or obligations under the Loan Documents without the consent of all Lenders,
9.1.1.3.release or subordinate all or substantially all of the Collateral or release or subordinate all or substantially all of the Guarantee Obligations of Ultimate Parent or the Borrower or the value of the Guarantee Obligations of the other Guarantors under the Guarantee and Collateral Agreement and the other Loan Documents, in each case, without the consent of all Lenders;
9.1.1.4.subordinate the Obligations to any other Indebtedness or subordinate the Liens securing the Obligations to Liens securing any other Indebtedness (except to the extent expressly permitted pursuant to the Loan Documents), without the written consent of each Lender directly and adversely affected thereby, except following any Event of Default under Section 7.01(f) or (g) if an opportunity to participate in such other priming Indebtedness is offered to all existing Lenders hereunder on a pro rata basis;
9.1.1.5.amend, modify or waive any condition precedent to any Credit Extension under the Revolving Facility set forth in Section 4.02 (including the waiver of an existing Default or Event of Default required to be waived in order for such Credit Extension to be made) without the consent of the Required Revolving Lenders (but without the necessity of obtaining the prior written consent of the Required Lenders);
9.1.1.6.amend, modify or waive the definition of the term “Borrowing Base” or any component definition thereof (including “Eligible Credit Assets”, “Eligible First Lien Credit Assets”, “Eligible Private Assets”, “Eligible Public Equities”, “Eligible Brand Assets”, “Eligible Consumer Receivables Assets”, “Asset Value”, “Qualified Cash” and “Excess Concentration Reduction”) without the consent of Lenders having Total Credit Exposures representing more than 66 2/3% of the Total Credit Exposures of all Lenders (disregarding the Total Credit Exposure of any Defaulting Lender);
9.1.1.7.reduce the percentage specified in the definition of “Required Revolving Lenders” without the written consent of all Lenders under the Revolving Facility;
9.1.1.8.amend, modify or waive any provision of Article VIII or any other provision of any Loan Document affecting the rights, protections, immunities, duties and obligations of the Administrative Agent without the consent of the Administrative Agent;
9.1.1.9.amend, modify or waive any provision of Article VIII or any other provision of any Loan Document affecting the rights, protections, immunities, duties and obligations of the Collateral Agent without the consent of the Collateral Agent;

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9.1.1.10.amend, modify or waive the pro rata sharing provisions of Section 2.17, Section 2.21 or Section 9.07(a) without the consent of each Lender directly and adversely affected thereby; or
9.1.1.11.impose modifications or restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.06 without the consent of each Lender.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 9.01. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
9.1.2.Notwithstanding anything to the contrary contained in this Section 9.01 or any other provision of this Agreement or any other Loan Document, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is consummated in order (x) to correct or cure any ambiguities, errors, omissions, mistakes, inconsistencies or defects jointly identified by the Borrower and the Administrative Agent, (y) to effect administrative changes of a technical or immaterial nature or (z) to fix incorrect cross-references or similar inaccuracies in this Agreement or the applicable Loan Document. The Security Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and the Collateral Agent (acting at the written direction of the Administrative Agent) at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, or (ii) to cause such Security Documents or other documents to be consistent with this Agreement and the other Loan Documents.
9.2.Notices.
9.2.1.Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:

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9.2.1.1.if to Ultimate Parent or the Borrower, to B. Riley Financial, Inc. at 30870 Russell Ranch Road, Suite 250, Westlake Village, CA 91362, Attention of Phil Ahn and Gina Downs (email: pahn@brileyfin.com and gdowns@brileyfin.com; Telephone No. 818-746-9310);
9.2.1.2.if to the Administrative Agent, to Nomura Corporate Funding Americas, LLC at Worldwide Plaza, 309 West 49th Street, New York, New York, Attention of US Loan Support (email: USLoansServicing@US.Nomura.com);
9.2.1.3.if to the Collateral Agent, to Computershare Trust Company, N.A., Computershare Corporate Trust , 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Loan Agency Group – BR Financial Holdings (B. Riley) (email: !NACCTBankDebtAdministrationTeam@computershare.com);
9.2.1.4.if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 9.02(b), shall be effective as provided in Section 9.02(b).
9.2.2.Electronic Communications.
9.2.2.1.Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
9.2.2.2.Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of each of the foregoing clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
9.2.3.Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties.

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9.2.4.Platform.
9.2.4.1.The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on the Platform.
9.2.4.2.The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents nor any of their respective Related Parties warrant the accuracy, adequacy or completeness of the Platform or any Approved Electronic Communications and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent or any of their respective Related Parties in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent or any of its Related Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, whether or not based on strict liability and including (A) direct damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Platform or (B) indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Platform. In no event shall any Agent or any of its Related Parties have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Parties, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.
9.2.4.3.Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
9.2.4.4.All uses of the Platform shall be governed by and subject to, in addition to this Section 9.02, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.
9.2.4.5.Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.
9.2.4.6.The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.02 or

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otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Material Nonpublic Information shall not be posted on that portion of the Platform designated for Public Lenders. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 5.02 or otherwise contains Material Nonpublic Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Material Nonpublic Information with respect to Ultimate Parent, the Borrower, its Subsidiaries and their respective securities.
9.2.5.Public Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including the U.S. Federal and state securities Laws, to make reference to Approved Electronic Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Nonpublic Information with respect to the Borrower or its securities for purposes of the U.S. Federal or state securities Laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agents and other Lenders may have access to such information and (ii) neither the Borrower nor any Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.
9.3.No Waiver by Course of Conduct; Cumulative Remedies. None of the Agents or the Lenders shall by any act (except by a written instrument pursuant to Section 9.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Agent or Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4.Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Section 2.18, Section 2.19, Section 2.20, Section 9.05, Section 9.19, Section 9.21 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Payment in

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Full, the expiration or termination of the Commitments, the termination of this Agreement or any provision hereof or the resignation or removal of any Agent.
9.5.Payment of Expenses; Indemnity.
9.5.1.Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates in connection with the syndication of the Credit Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees, charges and disbursements of counsel and (ii) all out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and each Lender (including the fees, charges and disbursements of any counsel for any Agent or any Lender) in connection with the enforcement or protection of any rights and remedies under this Agreement and the other Loan Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including in connection with any workout, restructuring or negotiations in respect of the Credit Facilities and the Loan Documents, including the reasonable fees, charges and disbursements of counsel.
9.5.2.Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, court costs, and all fees, expenses and costs incurred by any Indemnitee in connection with any dispute, action, claim or suit brought to enforce an Indemnitee’s right to indemnification), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with or by reason of (i) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation or proceeding): (x) the execution, delivery, enforcement, performance or administration of any Loan Document or any other document delivered in connection with the transactions contemplated thereby or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the consummation of the transactions contemplated thereby (including the performance of the Collateral Agent’s obligations under the Account Control Agreements and any other control agreement, including any amounts payable by the Collateral Agent to a bank or securities intermediary under an Account Control Agreement or any other control agreement for fees, expenses or indemnification of the bank or securities intermediary) or (y) any Commitment, any Credit Extension or the use or proposed use of the proceeds thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) in the case of any Lender, result from a claim brought by the Borrower or any other Loan Party against such Lender for a material breach in bad faith of such Lender’s funding obligations hereunder, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims by or against

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the Administrative Agent or the Collateral Agent in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent, arranger or any similar role, respectively, hereunder or under any other Loan Document and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates); or (ii) any actual or alleged presence or Release of Materials of Environmental Concern at, on, under or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries (clauses (i) and (ii), collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of such Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its affiliates, its creditors or any other Person. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
9.5.3.Reimbursement by the Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.05(a) or Section 9.05(b) to be paid by it to the Administrative Agent or Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (including the performance of the Collateral Agent’s obligations under the Account Control Agreements and any other control agreement, including any amounts payable by the Collateral Agent to a bank or securities intermediary under an Account Control Agreement or any other control agreements for fees, expenses or indemnification of the bank or securities intermediary), each Lender severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or Collateral Agent (or any such sub-agent). The obligations of the Lenders under this Section 9.05(c) are several and not joint.
9.5.4.Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, Ultimate Parent, the Borrower and the other Loan Parties shall not assert (and each shall cause its Subsidiaries not to assert), and hereby waives (and agrees to cause its Subsidiaries to waive), any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any other document contemplated hereby, the transactions contemplated hereby or thereby, any Commitment or any Credit Extension, or the use of the proceeds thereof or such Indemnitee’s activities in connection therewith (whether before or after the Closing Date); provided that such waiver of special, indirect, consequential or punitive damages shall not limit the indemnification obligations of the Borrower under this Section 9.05. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.
9.5.5.Payments. All amounts due under this Section 9.05 shall be payable not later than 10 days after demand therefor. Without limiting the generality of the foregoing, if any amount shall be payable by the Collateral Agent to a bank or securities intermediary under an Account Control Agreement or any other control agreement, including any amounts for the fees, expenses or indemnities of a bank or

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securities intermediary, or if a bank or securities intermediary shall otherwise make any claim upon the Collateral Agent under such agreement, the Borrower and the Lenders, as applicable, shall be liable to pay such amount to the Collateral Agent promptly and in any event within five (5) days of demand therefor from the Collateral Agent.
9.6.Successors and Assigns; Participations and Assignments.
9.6.1.Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any such assignment without such consent shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.06(b), (ii) by way of participation in accordance with the provisions of Section 9.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(d) and, to the extent expressly contemplated hereby, Indemnitees and the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
9.6.2.Assignments by Lenders. (1)     Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Credit Facility) any such assignment shall be subject to the following conditions:
9.6.2.1.Minimum Amounts.
9.6.2.1.1.In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 9.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
9.6.2.1.2.In any case not described in Section 9.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “trade date” is specified in the Assignment and Assumption, as of such date) shall not be less than $5,000,000, in the case of any assignment in respect of any Class of Revolving Loans or Revolving Commitments, or $1,000,000, in the case of any assignment in respect of any Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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9.6.2.2.Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this Section 9.06(b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credit Facilities on a non-pro rata basis.
9.6.2.3.Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.06(b)(i)(B) and, in addition:
9.6.2.3.1.the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; provided, further, that the Borrower’s consent shall not be required during the pre- and post-closing primary syndication of the Credit Facilities by the Administrative Agent within the first 180 days following the Closing Date; and
9.6.2.3.2.the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Class of Revolving Loans or Revolving Commitments or any unfunded Commitments with respect to any Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Credit Facility, an Affiliate of any such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
9.6.2.4.Processing Fee; Administrative Questionnaire. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
9.6.2.5.No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
9.6.2.6.No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
9.6.2.7.Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding,

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with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirements of Law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(2)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.18, Section 2.19 and Section 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(d).
9.6.3.Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by (x) the Borrower and (y) any Lender solely with respect to any entry relating to such Lender’s Loans, in each case, at any reasonable time and from time to time upon reasonable prior notice.
9.6.4.Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender or the Borrower or any of its Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be

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responsible for the indemnity under Section 9.05(c) with respect to any payments made by such Lender to its Participants.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (iv), (x) and (xi) of the proviso to Section 9.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.18, Section 2.19 and Section 2.20 (subject to the requirements and limitations therein, including the requirements in Section 2.19(g) (it being understood that the documentation required under Section 2.19(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.23 as if it were an assignee under Section 9.06(b); and (B) shall not be entitled to receive any greater payment under Section 2.18 or Section 2.19 with respect to any participation than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23(a) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.07(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.07(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b)of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
9.6.5.Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
9.6.6.Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects

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not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary in this Section 9.06(f), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld. This Section 9.06(f) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
9.7.Sharing of Payments by Lenders; Set-off.
9.7.1.If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
9.7.1.1.if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
9.7.1.2.the provisions of this Section 9.07(a) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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9.7.2.Each of Ultimate Parent and the Borrower hereby irrevocably authorizes each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Ultimate Parent the Borrower, any such notice being expressly waived by each of Ultimate Parent and the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of Ultimate Parent and the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of Ultimate Parent and the Borrower to such Lender hereunder and claims of every nature and description of such Lender against Ultimate Parent and the Borrower, in any currency, whether arising hereunder, under any other Loan Document or otherwise, as such Lender may elect, whether or not any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that such Lender complies with Section 9.07(a). Each Lender exercising any right of set-off shall notify Ultimate Parent and the Borrower promptly of any such set-off and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.07 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.
9.8.Counterparts. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
9.9.Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.10.Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.11.Integration. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede any

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and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.12.Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.13.Submission to Jurisdiction; Waivers.
9.13.1.Each of Ultimate Parent and the Borrower hereby irrevocably and unconditionally:
9.13.1.1.submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive (subject to Section 9.13(a)(iii)) general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
9.13.1.2.agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Requirements of Law, in such federal court;
9.13.1.3.agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Loan Document shall affect any right that the Agents or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against it or any of its assets in the courts of any jurisdiction;
9.13.1.4.waives, to the fullest extent permitted by applicable Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.13(a) (and irrevocably waives to the fullest extent permitted by applicable Requirements of Law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
9.13.1.5.consents to service of process in the manner provided in Section 9.02 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law);
9.13.1.6.agrees that service of process as provided in Section 9.02 is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

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9.13.1.7.waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
9.13.2.Each Loan Party that is organized under the laws of a jurisdiction outside the United States of America hereby appoints the Ultimate Parent, as its agent for service of process in any matter related to this Agreement or the other Loan Documents and shall provide written evidence of acceptance of such appointment by such agent on or before the Closing Date.
9.14.Acknowledgments. Each of Ultimate Parent and the Borrower hereby acknowledges and agrees that:
9.14.1.it was represented by counsel in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof; and
9.14.2.no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Group Members, the Agents and the Lenders.
9.15.Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:
9.15.1.to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices);
9.15.2.to the extent required or requested by any regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any other similar organization) purporting to have jurisdiction over such Person or its Related Parties (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation);
9.15.3.to the extent required by applicable Requirements of Law or regulations or by any subpoena, litigation or similar legal process (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation);
9.15.4.to any other party hereto;
9.15.5.in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

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9.15.6.subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 9.15 (or as may otherwise be reasonably acceptable to the Borrower), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, credit linked note or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder;
9.15.7.on a confidential basis to (i) any rating agency in connection with rating Ultimate Parent, the Borrower or its Subsidiaries or the Credit Facilities, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities or (iii) stock exchanges; and
9.15.8.with the consent of the Borrower; or (i) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section 9.15, or (y) becomes available to any Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.
In addition, each of the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions. Notwithstanding anything herein to the contrary, the information subject to this Section 9.15 shall not include, and each of the Agents and the Lenders may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loans, the Transactions and the other transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agents or the Lenders relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such “tax treatment” or “tax structure” as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such “tax treatment” or “tax structure.”
For purposes of this Section 9.15, “Information” shall mean all information received from Ultimate Parent, the Borrower or any of its Subsidiaries relating to Ultimate Parent, the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a non-confidential basis prior to disclosure by Ultimate Parent, the Borrower or any of its Subsidiaries; provided that, in the case of information received from Ultimate Parent, the Borrower or any of its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord confidential information of other customers in similar transactions.
Notwithstanding anything to the contrary in the Loan Documents, the Loan Parties shall not and shall cause the other Group Members to not, and Loan Parties shall not be obligated to, provide the Agents or any Lender with any Material Nonpublic Information with respect to any Issuer, its Subsidiaries or its securities in any document or notice required to be delivered pursuant to this Agreement, any other Loan Document or any communication pursuant to, or directly related to, this Agreement or any other Loan Document (each a “Communication”) and in delivering, or permitting any

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other Group Member to deliver, any Communication, the Loan Parties shall be deemed to have represented that any such Communication contains no such Material Nonpublic Information. Notwithstanding anything to the contrary in the Loan Documents, the Loan Parties acknowledge and agree that if any Lender or any of such Lender’s Affiliates receives from any Loan Party or any other Group Member any Material Nonpublic Information at any time in connection with this Agreement or any other Loan Document, such Lender or such Affiliate may disclose such Material Nonpublic Information publicly, to any potential purchaser of the Public Equities or to any other Person.
For the avoidance of doubt, the Loan Parties agree that the obligations of Agents and Lenders set forth in this Section 9.15 shall not be interpreted to restrict any such Agent or Lender or any of their Affiliates from transacting in Public Equities or related securities.
9.16.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
9.17.PATRIOT Act Notice; AML Laws. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that (a) pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer information number of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification. The Borrower shall, promptly following a reasonable request by any Lender (through the Administrative Agent) or the Administrative Agent, provide all documentation and other information that such Lender or the Administrative Agent, as applicable, requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Collateral Agent is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Collateral Agent. Each party hereby agrees that it shall provide the Collateral Agent with such identifying

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information and documentation as the Collateral Agent may request from time to time in order to enable the Collateral Agent to comply with all applicable requirements of AML Law.
9.18.Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Requirements of Law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.
9.19.Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent or any Lender, or the Administrative Agent, the Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent (as applicable), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
9.20.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Ultimate Parent and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Group Members and any Agent or any other Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent or any other Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents and the other Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the other Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and

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accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Agents and the other Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person; (ii) none of the Agents and the other Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the other Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents and the other Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the other Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
9.21.Judgment Currency. In respect of any judgment or order given or made for any amount due under this Agreement or any other Loan Document that is expressed and paid in a currency (the “judgment currency”) other than Dollars, the Loan Parties will indemnify Administrative Agent and any Lender against any loss incurred by them as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange, as quoted by the Administrative Agent or by a known dealer in the judgment currency that is designated by the Administrative Agent, at which the Administrative Agent or such Lender is able to purchase Dollars with the amount of the judgment currency actually received by the Administrative Agent or such Lender. The foregoing indemnity shall constitute a separate and independent obligation of the Loan Parties and shall survive any termination of this Agreement and the other Loan Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.
9.22.Public Disclosure. Each of the Ultimate Parent and the Borrower hereby authorizes the Administrative Agent and each Lender to publish the name of each Loan Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any "tombstone", comparable advertisement or press release which the Administrative Agent or a Lender elects to submit for publication. In addition, each Loan Party agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements. With respect to any of the foregoing, the Administrative Agent and/or the applicable Lender, as applicable, shall provide the Borrower with an opportunity to review and confer with the Administrative Agent and/or the applicable Lender regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, the Administrative Agent and/or the applicable Lender, as applicable, may, from time to time, publish such information in any media form desired by the Administrative Agent and/or the applicable Lender.
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